Exhibit 10.1

Chengdu Tianqi Group Co., Ltd. and Tianqi Group HK Co., Limited

Sichuan Tianqi Lithium Industries, Inc. and Tianqi UK Limited

RT Lithium Limited

Windfield Holdings Pty Ltd

Shareholders Agreement

Allens

QV.1 Building

250 St Georges Terrace

Perth WA 6000

Tel  +61 8 9488 3700

Fax  +61 8 9488 3701

www.allens.com.au

©  Allens, Australia 2014

Allens is an independent partnership operating in alliance with Linklaters LLP.

Shareholders Agreement

Contents

1	Definitions and Interpretation	3
2	Windfield Share Capital and Adoption of Constitution	9
3	Implementation	10
4	Business and Management of Windfield	12
5	Board	14
6	Board Meetings and Resolutions of Directors	15
7	Composition of boards of other Windfield Group Entities	17
8	Deadlock	17
9	Financial Matters and Information	17
10	Distribution Policy	20
11	Shareholder Activities	20
12	Compliance Policies	20
13	Additional Funding	21
14	Non-solicitation of Windfield Group Employees	21
15	Lithium Distribution and Off-take Arrangements	21
16	Transfer of Shares and Shareholder Debt	23
17	Permitted Transfers to Certain Related Bodies Corporate	23
18	Permitted Transfer to Tianqi Listco UK	24
19	Right of First Refusal	24
20	Transfer on Event of Default	26
21	Terms and Consequences of Transfers of Shares	27
22	IPO Demand Right	30
23	Confidentiality	31
24	Mutual Representations and Warranties	33
25	Operation of Agreement	33
26	Relationship between the Shareholders	34
27	Duration and Termination	34
28	Notices	34
29	General	36
Schedule 1 — Deed of Accession		39
Schedule 2 — Deed of Cross Security		41
Schedule 3 — Special Majority Matters		42
Schedule 4 — Chemical Grade Off-take Agreement Terms		44
Schedule 5 — Technical Grade Distribution Agreement Terms		45

i

This agreement is made on 31 March 2014

Parties

1

Chengdu Tianqi Group Co., Ltd., incorporated in China, of Building 2, 10 East Gao Peng Road, Chengdu Hi-tech Zone, Chengdu 610041, China (Tianqi Parent) and Tianqi Group HK Co., Limited (HK CR No. 1778886) of Room B, 14th Floor, Wah Hen Commercial Centre, 383 Hennessy Road, Wanchai, Hong Kong, China (Tianqi HK and, together with Tianqi Parent, Tianqi Group).

2

Sichuan Tianqi Lithium Industries, Inc., incorporated in China, of No. 2 Building, 10 East Gao Peng Road, Chengdu Hi-tech Zone, Chengdu 610041, China (Tianqi Listco) and Tianqi UK Limited (UK Company No. 08960607) incorporated in England and Wales, c/- Hackwood Secretaries Limited, One Silk Street, London, EC2Y 8HQ, United Kingdom (Tianqi Listco UK and, together with Tianqi Listco, Tianqi).

3	RT Lithium Limited (UK Company No. 08785002), incorporated in England and Wales, of 400 Capability Green, Luton, Bedfordshire, England LU1 3AE, United Kingdom (Rockwood UK).

4	Windfield Holdings Pty Ltd (ACN 160 456 164) of Level 4, 37 St Georges Terrace, Perth WA 6000, Australia (Windfield).

Recitals

A	Windfield is the holding company of a corporate group that carries on a business in Western Australia of mining spodumene to produce chemical and technical grade lithium concentrates.

B

Tianqi HK is the registered holder and beneficial owner of approximately 65% of all shares in the capital of Windfield. Leader is the registered holder and beneficial owner of approximately 35% of all shares in the capital of Windfield.

C

All of the parties, except Tianqi Listco and Tianqi Listco UK, are parties to a shareholders agreement dated 29 November 2013 (the Original Shareholders Agreement). The Original Shareholders Agreement assumed the implementation of certain transaction steps contemplated by an acquisition agreement dated 29 November 2013 (the Original Acquisition Agreement) between Rockwood UK, Tianqi HK, Leader and Windfield the effect of which would be that Leader ceased to be a shareholder in Windfield, Tianqi HK reduced its shareholding in Windfield to 51% and Rockwood UK acquired a shareholding in Windfield of 49%.

D

On or about the date of this agreement, Tianqi Parent and Tianqi Listco agreed (through a variation of an earlier agreement dated 7 June 2013) that Tianqi Parent would cause Tianqi HK to sell its remaining (51%) shareholding in Windfield to Tianqi Listco or a subsidiary of Tianqi Listco and Tianqi Listco would buy or cause a subsidiary to buy that shareholding. Tianqi Listco has nominated Tianqi Listco UK for this purpose.

E

On or about the date of this agreement, the parties to the Original Acquisition Agreement agreed to amend and restate that agreement (as so amended and restated, the Acquisition Agreement) including by changing the transaction steps so that Rockwood UK would acquire a 49% shareholding in Windfield directly by acquiring shares from Leader (35%) and Tianqi HK (14%).

F	The parties have agreed to replace the Original Shareholders Agreement so as to give effect to the above developments.

G

Tianqi Listco UK and Rockwood UK wish to operate Windfield as a company, and for the Windfield Group to carry on the Business. This agreement regulates their rights and obligations as Shareholders, and imposes obligations on Windfield in relation to the Business.

H

Talison Lithium Australia will enter into the following agreements, each of which will only take effect on and from Completion:

(a)                                 the Tianqi Chemical Grade Off-take Agreement and the Tianqi Technical Grade Distribution Agreement with Tianqi Parent or, at Tianqi Parent’s election, one of Tianqi Listco or a related body corporate of Tianqi Parent or Tianqi Listco; and

(b)                                 the Rockwood Chemical Grade Off-take Agreement and the Rockwood Technical Grade Distribution Agreement with Rockwood UK (or one of its related bodies corporate).

It is agreed as follows.

1                                        Definitions and Interpretation

1.1                              Definitions

The following definitions apply unless the context requires otherwise.

Acceptance Notice has the meaning given in clause 19.3.

Acquisition Agreement has the meaning given in the recitals.

Anti-Corruption Law means each of the Bribery Act 2010 (UK), the Foreign Corrupt Practices Act 1977 (15 U.S.C. § 78dd-1, et seq.), the Australian Criminal Code Act 1995 (Cth) and any other similar laws that address corruption in other applicable jurisdictions.

Board means the board of directors of Windfield.

Break Fee means the Tianqi Break Fee or the Rockwood Break Fee.

Budget and Business Plan means, at any particular time, the budget and business plan for the Windfield Group approved in accordance with clause 9.3 and in force at that time.

Business means the business of mining spodumene in Western Australia to produce chemical and technical grade lithium concentrates.

Business Day means a day which is not a Saturday, Sunday, or a public holiday in Chengdu, Frankfurt, New York or Perth.

Buyer has the meaning given in clause 21.1.

CEO has the meaning given in clause 4.4(a)(i).

CFO has the meaning given in clause 4.4(a)(ii).

A Change of Control, in relation to a Shareholder, occurs when a person (or persons who are acting in concert in relation to the affairs of the Shareholder or a holding company of the Shareholder), who did not control the Shareholder at the time it became a Shareholder, begins to control the Shareholder except if the Change of Control is caused solely by:

(a)                                 a bona fide acquisition of shares in the capital of, or a bona fide reorganisation undertaken by, the ultimate holding company of the Shareholder;

(b)                                 the Shareholder beginning to be controlled by a subsidiary of its ultimate holding company; or

(c)                                  in the case of Tianqi Listco UK, it beginning to be controlled by Mr. Weiping Jiang, Tianqi Parent or any subsidiary of Tianqi Parent.

Chemical Grade Off-take Agreement means the Tianqi Chemical Grade Off-take Agreement or the Rockwood Chemical Grade Off-take Agreement.

Closing Date has the meaning given in clause 19.3.

Commercial Manager has the meaning given in clause 4.4(a)(iii).

Completion and Completion Date each has the meaning given in the Acquisition Agreement.

Conditions Precedent has the meaning given in the Acquisition Agreement.

Confidential Information has the meaning given in clause 23.1.

Constitution means the constitution of Windfield.

Corporations Act means the Corporations Act 2001 (Cth).

Deadlock, Deadlock Notice and Deadlock Transfer Notice each have the meaning given in clause 8.

Deed of Accession means a deed substantially in the form set out in Schedule 1 (or such other form as the Shareholders may approve).

Deed of Cross Security, in relation to:

(a)                                 each of Tianqi HK or Tianqi Listco UK (as applicable based on which of them will be a Shareholder immediately after Completion) and Rockwood UK, the deed of cross security to be entered into between them on or about the Completion Date; and

(b)                                 any other Shareholder, the deed of cross security entered into by it substantially in the form set out in Schedule 2 (or such other form as the Shareholders may approve) before it became a Shareholder.

Default Notice has the meaning given in clause 20.2.

Defaulting Shareholder has the meaning given in clause 20.1.

Director means a person appointed or elected to the office of director of Windfield in accordance with clause 5.1 and the Constitution and includes any alternate director duly appointed and acting in the place of that director.

Drag-along Assets, Drag-along Debt, Drag-along Notice and Drag-along Shares each has the meaning given in clause 19.4.

End Date has the meaning given in the Acquisition Agreement.

Event of Default has the meaning given in clause 20.1.

Fair Market Value, in relation to any Relevant Assets, means their fair market value to be determined by reference to the following assumptions and bases:

(a)                                 on the basis of an arm’s length sale between a willing seller and a willing buyer who are acting knowledgeably, prudently and without compulsion;

(b)                                 if the Windfield Group is then carrying on business as a going concern, on the assumption that it will continue to do so;

(c)                                  taking into account the Finance Debt of the Windfield Group in accordance with customary valuation principles;

(d)                                taking into account the rights and other restrictions attached to the Relevant Assets (including whether the Relevant Assets do or do not (taken as a whole) confer any right of control of Windfield); and

(e)                                 taking into account any other information the Independent Expert considers relevant.

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation. It includes indebtedness under or in respect of:

(a)                                 a guarantee of Finance Debt or a guarantee given to a financier;

(b)                                 a finance lease;

(c)                                  a swap, option, hedge, forward, futures or similar transaction;

(d)                                 an acceptance, endorsement or discounting arrangement;

(e)                                  a redeemable share or redeemable stock; or

(f)                                   the deferred purchase price (for more than 90 days) of an asset or service,

or an obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction.

Government Agency means a government or a governmental, semi-governmental or judicial entity or authority. It also includes a self-regulatory organisation established under statute or a securities exchange.

IFRS means the International Financial Reporting Standards, as amended and updated during the term of this agreement.

Independent Expert means a person of appropriate reputation, standing and relevant valuation experience in a top tier international accounting firm, who has no direct or indirect personal interest in relation to the valuation of the Relevant Assets and who otherwise satisfies any independence requirements under applicable law, appointed under clause 20.4.

Insolvency Event in relation to a Shareholder means:

(a)                                the Shareholder stopping or suspending or threatening to stop or suspend payment of all or a class of its debts;

(b)                                the Shareholder entering into or resolving to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditors or any class of them in any relevant jurisdiction;

(c)                                  the Shareholder being unable to pay its debts when they are due or being deemed under any statutory provision of any relevant jurisdiction to be insolvent;

(d)                                 a liquidator or provisional liquidator being appointed to the Shareholder or a receiver, receiver and manager, administrator, trustee or similar official being appointed over any of the assets or undertakings of the Shareholder, or an event analogous with any such event occurring in any relevant jurisdiction; or

(e)                                  an application or order being made or a resolution being passed for the winding up or dissolution of the Shareholder (except for the purposes of a bona fide reconstruction or amalgamation).

Leader means Leader Investment Corporation, incorporated in China.

Liabilities means debts, obligations, liabilities, losses, expenses, costs and damages of any kind and however arising, including penalties, fines, and interest and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable.

Material Breach, in respect of a Shareholder, means a breach of a Transaction Document by the Shareholder or a related body corporate of the Shareholder which is material with regard to all relevant circumstances, including:

(a)                                 the nature of the relationship between the Shareholders and the need for each Shareholder to maintain the confidence of the others;

(b)                                 the nature of the breach (whether intentional, negligent or otherwise); and

(c)                                  the consequences of the breach for the Windfield Group and the other Shareholders.

Non-defaulting Shareholder has the meaning given in clause 20.1.

Offeror has the meaning given in clause 19.1.

Original Acquisition Agreement has the meaning given in the recitals.

Original Shareholders Agreement has the meaning given in the recitals.

Permitted Regulatory Condition means, in respect of a proposed Transfer, a condition requiring that an approval or consent which the Offeror or the Buyer, as the case may be, requires under applicable law, or the requirements of a recognised securities exchange, in order to complete the Transfer, is obtained.

Permitted Security Interest means:

(a)                                 a charge or lien arising in favour of a Government Agency by operation of statute unless there is default in payment of money secured by that charge or lien;

(b)                                 any mechanics’, workmen’s or other like lien arising in the ordinary course of business; or

(c)                                  any retention of title arrangement undertaken on arm’s length terms and in the ordinary course of business.

PRC means the People’s Republic of China.

Related Transferor and Related Transferee each has the meaning given in clause 17.

Relevant Assets, Relevant Notice and Relevant Time each has the meaning given in clause 21.1.

Remaining Shareholder has the meaning given in clause 19.1.

Rockwood Break Fee means US$30 million.

Rockwood Chemical Grade Off-take Agreement has the meaning given in clause 15.2(b).

Rockwood Technical Grade Distribution Agreement has the meaning given in clause 15.1(b).

Sale Assets, Sale Debt and Sale Shares each has the meaning given in clause 20.2.

Security Interest means any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

(a)                                 anything which gives a creditor priority to other creditors with respect to any asset; and

(b)                                 retention of title (other than on arm’s length terms and in the ordinary course of business) and a deposit of money by way of security.

It does not include:

(c)                                  an interest of the kind referred to in section 12(3) of the Personal Property Securities Act 2009 (Cth) where the transaction concerned does not, in substance, secure payment or performance of an obligation; or

(d)                                 a Permitted Security Interest.

Selling Shareholder has the meaning given in clause 21.1.

Share means an ordinary share in the capital of Windfield.

Shareholder means each party which holds Shares.

Shareholder Debt, in relation to a Shareholder, means at any time the aggregate amount outstanding at that time in respect of all Finance Debt provided to any Windfield Group Entity by the Shareholder or any related body corporate of the Shareholder.

Simple Majority means more than 50% of the votes cast on the resolution (including any casting vote) by or on behalf of those Directors present (including those Directors not present but having their vote cast on their behalf pursuant to clause 6.4(a)(ii)) and entitled to vote on the resolution concerned.

Special Majority means more than two-thirds of the votes cast on the resolution by or on behalf of those Directors present (including those Directors not present but having their vote cast on their behalf pursuant to clause 6.4(a)(ii)) and entitled to vote on the resolution concerned.

Special Majority Matter means each of the matters set out in Schedule 3.

Specified Proportion, in relation to a Shareholder, means a fraction, the numerator of which is the total number of the Shares held by the Shareholder and the denominator of which is the total number of all the Shares (including the Shares held by that Shareholder) on issue, expressed as a percentage.

Tag-along has the meaning given in clause 19.1.

Tag-along Assets, Tag-along Debt, Tag-along Notice and Tag-along Shares each has the meaning given in clause 19.3.

Talison means Talison Lithium Pty Ltd (ACN 140 122 078), incorporated in Australia.

Talison Lithium Australia means Talison Lithium Australia Pty Ltd (ACN 139 401 308), incorporated in Australia.

Technical Grade Distribution Agreement means the Tianqi Technical Grade Distribution Agreement or the Rockwood Technical Grade Distribution Agreement.

Third Party Offer has the meaning given in clause 19.1.

Tianqi Break Fee means US$7.5 million.

Tianqi Chemical Grade Off-take Agreement has the meaning given in clause 15.2(a).

Tianqi Technical Grade Distribution Agreement has the meaning given in clause 15.1(a).

Transaction Document means:

(a)                                 this agreement;

(b)                                 the Constitution;

(c)                                  the Acquisition Agreement;

(d)                                 each Deed of Cross Security;

(e)                                  each Deed of Accession;

(f)                                   each Technical Grade Distribution Agreement; and

(g)                                  each Chemical Grade Off-take Agreement.

Transfer in relation to a Share or any Shareholder Debt means:

(a)                                 to sell, transfer, assign or otherwise dispose of or deal in;

(b)                                 to agree or offer (or grant any option which, if exercised, would enable a person) to sell, transfer, assign or otherwise dispose of or deal in;

(c)                                  to declare oneself a trustee of or part with the benefit of; or

(d)                                 to alienate any entitlement to, or legal or beneficial or equitable interest or right in, or in respect of,

the Share (or any interest in it or any part of it) or Shareholder Debt (or any interest in it or any part of it), whether done before, on or after the person attains any interest in it, but does not include to grant or create a Security Interest over or in respect of a Share.

Transfer Assets, Transfer Debt, Transfer Shares and Transferring Shareholder each has the meaning given in clause 19.1.

Transfer Date has the meaning given in clause 21.2.

Transfer Notice and Transfer Offer each has the meaning given in clause 19.2.

Windfield Group means Windfield and each of its subsidiaries from time to time, and a Windfield Group Entity means any one of them.

1.2                              Interpretation

Headings are for convenience only and do not affect interpretation.

(a)                                 Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.

(b)                                 Nothing in this agreement is to be interpreted against a party solely on the ground that the party put forward this agreement or a relevant part of it.

The following rules apply unless the context requires otherwise.

(c)                                  The singular includes the plural, and the converse also applies.

(d)                                 A gender includes all genders.

(e)                                  If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(f)                                   A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.

(g)                                  A reference to a recital, clause or Schedule is a reference to a recital to, clause of or Schedule to this agreement.

(h)                                A reference to an agreement or document (including a reference to this agreement) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this agreement or that other agreement or document.

(i)                                    A reference to writing includes any method of representing or reproducing words, figures, drawings or symbols in a visible and tangible form.

(j)                                    A reference to a party to this agreement or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(k)                                 A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(l)                                     A reference to an agreement includes any undertaking, deed, agreement and legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing and any certificate, notice, instrument and document of any kind.

(m)                             A reference to a right or obligation of Tianqi Group, Tianqi Parent or Tianqi HK confers that right, or imposes that obligation, as the case may be, on each of Tianqi Parent and Tianqi HK jointly and severally, and an approval or consent of either of them is a consent or approval of both of them.

(n)                                 A reference to a right or obligation of Tianqi, Tianqi Listco or Tianqi Listco UK confers that right, or imposes that obligation, as the case may be, on each of Tianqi Listco and Tianqi Listco UK jointly and severally, and an approval or consent of either of them is a consent or approval of both of them.

(o)                                 A reference to time is to Perth time.

(p)                                 A reference to commercially sensitive information of a person is to any confidential information in the possession or control of the person that the person believes (acting reasonably):

(i)                                    is or is likely to be of a commercially sensitive nature; or

(ii)                                 the disclosure of which is prohibited by law or is likely to be damaging to its legal interests (including the loss of any legal privilege attaching to the information).

1.3                              Related bodies corporate

(a)                                 Subject to paragraph (c), an entity is a related body corporate of a person if it is a holding company, a subsidiary or another subsidiary of a holding company of that person.

(b)                                 Subject to paragraph (c), an entity is a subsidiary of another person (its holding company) if that person, whether directly or indirectly through one or more other subsidiaries:

(i)                                    holds a majority of the voting rights in it;

(ii)                                 is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)                              is a member or shareholder of it and controls alone, or pursuant to an agreement with other members or shareholders, a majority of the voting rights in it; or

(iv)                             has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors or other officers are obliged to comply.

(c)                                  In respect of the use of the terms related body corporate, holding company and subsidiary in this agreement only, no Windfield Group Entity is a related body corporate of a Shareholder and vice versa, such that no Shareholder is a holding company of a Windfield Group Entity and no Windfield Group Entity is a subsidiary of a Shareholder.

1.4                              Consents or approvals

If the doing of any act, matter or thing under this agreement is dependent on the consent or approval of a party or is within the discretion of a party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the party in its absolute discretion unless expressly provided otherwise.

2                                        Windfield Share Capital and Adoption of Constitution

2.1                              Windfield share capital

Immediately following Completion, Shareholdings in Windfield will be as follows:

(a)                                 such number of shares in the capital of Windfield as at that time represent 51% of all issued shares will be held by Tianqi HK or Tianqi Listco UK; and

(b)                                 such number of shares in the capital of Windfield as at that time represent 49% of all issued shares will be held by Rockwood UK.

2.2                              Status of Tianqi HK or Tianqi Listco UK as Shareholder

(a)                                 The parties have negotiated this agreement on the assumption that Tianqi HK and Tianqi Listco UK will complete the sale and purchase of the 51% shareholding in Windfield before Completion such that, immediately following Completion, Tianqi Listco UK and Rockwood UK will be the only Shareholders.

(b)                                 If, contrary to the parties’ assumption, Tianqi HK is a Shareholder immediately following Completion instead of Tianqi Listco UK, then:

(i)                                    all of the obligations of Tianqi Listco, Tianqi Listco UK and Tianqi under this agreement (except those under clauses 3.2, 23, 24 and 29) will instead be obligations of Tianqi Parent, Tianqi HK and Tianqi Group, respectively; and

(ii)                                 neither Tianqi Listco nor Tianqi Listco UK will be subject to such obligations,

until such time as Tianqi Listco UK becomes a Shareholder.

2.3                              Elimination of non-voting shares

Immediately following Completion, the Shareholders will make such variations to the rights attached to all non-voting shares in the capital of Windfield as are necessary to cause those shares to become Shares which rank pari passu with all other Shares. The Shareholders agree that any such variation(s) to the rights attaching to such shares will not affect the position that immediately following such variation(s):

(a)                                 Rockwood UK will hold and be able to exercise voting rights in respect of 49% of the issued share capital of Windfield; and

(b)                                 Tianqi HK or Tianqi Listco UK will hold and be able to exercise voting rights in respect of 51% of the issued share capital of Windfield.

2.4                              Adoption of Constitution

Immediately following Completion, the Shareholders will adopt a constitution consistent with the terms of this agreement in replacement of the then existing constitution of Windfield.

3                                        Implementation

3.1                              Original Shareholders Agreement

Tianqi Parent, Tianqi HK, Rockwood UK and Windfield terminate the Original Shareholders Agreement with effect from the date of this agreement on the basis that the termination does not affect any accrued rights or remedies of a party which remain unsatisfied.

3.2                              Conditions Precedent

(a)                                 Each party must co-operate with each other party and do all things reasonably necessary to procure that the Conditions Precedent are fulfilled as soon as reasonably possible, and in any event on or before the End Date.

(b)                                 Without limiting the generality of paragraph (a), each party must:

(i)                                    make all necessary and appropriate applications and supply all necessary and appropriate information for the purpose of enabling the Condition Precedents to be fulfilled;

(ii)                                 not withdraw or procure the withdrawal of any application made or information supplied under paragraph (i) without the consent of each/the other Shareholder;

(iii)                              not take any action that would or would be likely to prevent or hinder the fulfilment of any Condition Precedent;

(iv)                             keep each/the other Shareholder informed of the status of any discussions or negotiations with any Government Agency in connection with any Condition Precedent, including by giving each/the other Shareholder copies (or, in the case of oral communications, details) of any material communication received from the Government Agency and notifying each/the other Shareholder on becoming aware of the fulfilment of the Condition Precedent or of it becoming incapable of being fulfilled; and

(v)                                give each/the other Shareholder drafts of any application or other material communication it intends to send to a Government Agency in connection with any Condition Precedent, afford the (other) Shareholder a reasonable opportunity to comment on the draft and give the (other) Shareholder a final draft of the communication before it is sent.

(c)                                 Windfield must not terminate the Acquisition Agreement on account of a failure to fulfil a Condition Precedent unless each Shareholder approves the termination.

(d)                                Windfield must ensure that no Windfield Group Entity accepts any condition or gives any undertaking in connection with a Condition Precedent unless each Shareholder approves the terms of the condition or undertaking (acting reasonably).

(e)                                  If a Shareholder is requested to provide any commercially sensitive information in connection with any Condition Precedent, it may require reasonable arrangements to be implemented to protect the information including by:

(i)                                    redacting commercially sensitive information from any document it gives to another Shareholder or to a Windfield Group Entity;

(ii)                                 giving commercially sensitive information to a Government Agency directly; or

(iii)                              limiting disclosure of commercially sensitive information to a person’s professional advisors only.

(f)                                   A Shareholder is not required to take any action under this clause 3.2 in connection with a Condition Precedent (including to accept any condition or give any undertaking or approve a Windfield Group Entity accepting any condition or giving any undertaking) if it considers (acting reasonably) that it is against its commercial interests to do so. Each Shareholder acknowledges that it is not against its commercial interests to approve the giving by any Windfield Group Entity of undertakings to the Treasurer of the Commonwealth of Australia which are in substance similar to those given by Tianqi Parent on 22 November 2012, or to itself give an undertaking to the Treasurer that it will refrain from taking any action the purpose of which is to cause that Windfield Group Entity to breach any such undertakings.

3.3                              Break Fees

(a)                                 Rockwood UK must pay the Rockwood Break Fee to Tianqi Parent if:

(i)                                  all Conditions Precedent have been fulfilled or waived (other than those which have not been fulfilled as a result of a breach by Rockwood UK of its obligations under clause 3.2); and

(ii)                                 (A)                             Rockwood UK fails to pay any amount when due in accordance with the Acquisition Agreement; or

(B)                             Tianqi Group or Tianqi terminates this agreement before Completion for a Material Breach by Rockwood UK or the occurrence of a Rockwood Insolvency Event.

(b)                                 Tianqi Group must pay the Tianqi Break Fee to Rockwood UK if:

(i)                                    all Conditions Precedent have been fulfilled or waived (other than those which have not been fulfilled as a result of a breach by Tianqi Group or Tianqi of its obligations under clause 3.2); and

(ii)                                 Rockwood UK terminates this agreement before Completion for a Material Breach by Tianqi Group or Tianqi or the occurrence of a Tianqi Insolvency Event.

(c)                                  If a Break Fee becomes payable, it must be paid in clear funds, without set-off or withholding, within five Business Days of demand by the party who is entitled to receive it. A Break Fee is only payable once. The purpose of each Break Fee is to compensate a party for its costs arising out of, and management time it has devoted to, the negotiation, preparation and execution of the Transaction Documents and the opportunity costs it has incurred in pursuing the transactions contemplated by the Transaction Documents over other alternative transactions.

(d)                                 The payment of a Break Fee to a party does not limit that party’s right to claim reimbursement of losses in excess of the Break Fee in respect of any breach of a Transaction Document, including for any costs referred to in paragraph (c).

3.4                              Operation prior to Completion

Only clauses 1, 15.1(c) and (d), 15.2(c), 23, 24, 27 (except paragraph (a)(i)), 28 and 29 bind the parties prior to Completion.

4                                        Business and Management of Windfield

4.1                              Scope of business

Unless the Shareholders otherwise agree, the business of the Windfield Group will, following Completion, be limited to the conduct, maintenance, improvement and extension of the Business.

4.2                              Conduct of business

Each Shareholder (in so far as it lawfully can do so) must exercise its powers in relation to Windfield to ensure that each Windfield Group Entity carries on and conducts the Business and its affairs generally:

(a)                                in a proper and efficient manner;

(b)                                in compliance with all applicable laws;

(c)                                  in accordance with the Transaction Documents and sound business practice; and

(d)                                 so as to give effect to the Budget and Business Plan.

4.3                              General policy determined by the Board

(a)                                 The Board is responsible for the overall direction and control of the management of the Windfield Group, and the formulation of the policies to be applied in the conduct of the Business.

(b)                                 The Board may delegate, on such conditions as it thinks fit, such day-to-day management powers to Windfield Group executives as it determines is appropriate from time to time.

4.4                              Executive management

(a)                                 Following Completion, the executive management of the Windfield Group shall include:

(i)                                    a chief executive officer (the CEO), who will report to the Board and, subject to clause 4.3, have such duties as are normally carried out by the chief executive officer of an Australian mining group;

(ii)                                 a chief financial officer nominated by Tianqi (the CFO), who will report to the Chief Executive Officer and, subject to clause 4.3, have such duties as are normally carried out by the chief financial officer of an Australian mining group; and

(iii)                              a commercial manager nominated by Rockwood UK (the Commercial Manager), who will report to the CEO and, subject to clause 4.3, be responsible for:

(A)                              the preparation of the market strategy for the Business (including market analysis, competitor analysis, product portfolio management, pricing and volume) for inclusion, following approval by the CEO, in each draft Budget and Business Plan to be prepared and submitted to the Board under clause 9.3(a)(ii);

(B)                              (1)                                execution of the market strategy for the Business included in the Budget and Business Plan; and

(2)                                marketing and promotion of the brands and products of the Business, negotiation of sales contracts with third parties and organisation of the order fulfilment process, in each case, subject always to the Budget and Business Plan and relevant Board policies and delegations.

(b)                                 The appointment and any material change to the terms of employment (including termination) of the CEO will be by decision of the Board, provided that a Shareholder with a Specified Proportion of 25% or more may veto any decision by the Board to appoint a person as the CEO by giving a notice to Windfield within five Business Days of the decision, but only in circumstances where that Shareholder has formed the view, acting reasonably, that:

(i)                                    the appointment of that person as CEO is likely to cause harm to the Windfield Group; or

(ii)                                 that person is not appropriately qualified, is not of good character or has a material personal conflict of interest.

(c)                                  The Shareholders agree to ensure that, if he continues to be the chief executive officer of Talison at Completion, the first CEO will be Lorry Mignacca.

(d)                                 Windfield Group executives shall be employed by Talison Services Pty Ltd (ACN 125 608 684) or such other Windfield Group Entity as the Board may approve from time to time. All compensation and other benefits payable to Windfield Group executives will be paid by members of the Windfield Group.

(e)                                  The CEO shall have the power to dismiss the CFO or the Commercial Manager for cause subject to first consulting with the Shareholder who nominated him. Otherwise:

(i)                                    the CFO may only be dismissed if Tianqi approves; and

(ii)                                 the Commercial Manager may only be dismissed if Rockwood UK approves.

(f)                                   Tianqi (in the case of the CFO) and Rockwood UK (in the case of the Commercial Manager) may require the dismissal of the CFO or the Commercial Manager (as applicable) and the employment of a new person nominated by it. In this case, Tianqi or Rockwood UK (as applicable) must indemnify Windfield for all Liabilities incurred by a Windfield Group Entity in connection with that dismissal other than the payment of accrued leave entitlements.

5                                        Board

5.1                              Directors

(a)                                 The Board shall comprise four Directors of which:

(i)                                    a Shareholder with a Specified Proportion of more than 40% is entitled to appoint and replace from time to time two Directors;

(ii)                                 a Shareholder with a Specified Proportion of between 25% and 40% (inclusive) is entitled to appoint and replace from time to time one Director; and

(iii)                              any remaining vacancies are to be filled by the Board.

A Shareholder with a Specified Proportion of less than 25% is not entitled to appoint any Directors.

(b)                                 While a Shareholder has a Specified Proportion of more than 50%, it may designate that one of the Directors appointed by it is the Chairman of the Board. Otherwise, the Chairman of the Board may be any Director elected by the Board.

(c)                                  Subject to the approval of the Shareholder who appointed him, a Director may appoint an alternate with all the powers and rights of the Director.

(d)                                 Every appointment of a Director under this clause 5.1 will take effect when a notice of appointment is given by the appointing Shareholder and a consent to act is given by the appointee to Windfield and every removal of such a Director will take effect when a notice of removal is given by the appointing Shareholder to Windfield.

(e)                                 If the Specified Proportion of a Shareholder changes such that the entitlement of that Shareholder to appoint Directors under this clause 5.1 is reduced or lost, the Shareholders must do all things necessary, including causing the resignation or removal of Directors (as the case may be) to ensure that, at all times, the number of Directors reflects the entitlement of the Shareholder to appoint Directors.

(f)                                  A Shareholder may by notice to Windfield confer some or all of its Specified Proportion on another Shareholder for the purpose of this clause 5.1 and clause 6.2, in which case the other Shareholder’s Specified Proportion will be taken to include the amount conferred by the Shareholder until such time as the Shareholder gives notice to Windfield revoking the conferral.

5.2                              Nominee Directors

(a)                                 A Director appointed by a Shareholder may take into account the interests of the Shareholder and may act on its wishes in performing any of his duties or exercising any power, right or discretion as a Director, except in any particular case where no honest and reasonable director could have formed the view that, in so doing, the Director was acting in good faith in the best interests of Windfield as a whole.

(b)                                 In giving instructions to a Director that it has appointed, a Shareholder is not required to take into account the interests of Windfield, the Windfield Group or any other Shareholder.

5.3                              Director’s fees

Unless otherwise determined by a Special Majority, no director’s fees shall be paid by Windfield and a Shareholder must bear all travelling and other expenses incurred by a Director appointed by it in attending and returning from any Board meetings and performing his duties as a Director.

5.4                              D&O Policy

(a)                                 In respect of each Director, Windfield must:

(i)                                    to the extent permitted by applicable law;

(ii)                                 so far as is appropriate for a reasonably prudent company in Windfield’s circumstances; and

(iii)                              consistent with generally accepted insurance industry practices including as to applicable exclusions and conditions,

take out and maintain an insurance policy insuring against Liabilities incurred by the Director in, or arising out of the conduct of the Business or any act or omission in his capacity as an officer of a Windfield Group Entity while he remains such an officer and for seven years after he ceases to be such an officer.

(b)                                 A party must not do or permit to be done anything which prejudices, and immediately rectify anything which might prejudice, cover under any insurance policy taken out by Windfield pursuant to paragraph (a).

6                                        Board Meetings and Resolutions of Directors

6.1                              Board meetings

(a)                                 The Board shall meet at least quarterly.

(b)                                 The Chairman of the Board or any two other Directors may call a Board meeting.

(c)                                  Reasonable notice shall be given to each Director of all Board meetings. Each notice of meeting shall contain, among other things, an agenda specifying in reasonable detail the matters to be discussed at the relevant meeting and must be accompanied by any relevant papers for discussion at that meeting. Unless otherwise agreed by each Director, a Board meeting may only resolve matters specifically described in the agenda.

(d)                                 All Board meetings shall be held in Perth unless otherwise agreed by each Director.

(e)                                  Windfield must use all its reasonable endeavours to provide video, teleconference or such other communication facilities so as to enable Directors to attend and participate in a Board meeting remotely.

6.2                              Quorum

(a)                                 Subject to paragraph (c), a quorum for a Board meeting is constituted by the attendance (in person, remotely or by alternate) of at least two Directors who must include at least one Director appointed by each Shareholder (if any) who has a Specified Proportion of more than 40%.

(b)                                 No business is to be transacted at a Board meeting unless a quorum is present.

(c)                                  If a quorum is not present within 30 minutes of the time specified in the notice of meeting, the meeting will stand adjourned to the same day in the following week at the same time and place. If within 30 minutes after the time appointed for the adjourned meeting a quorum is not constituted, those Directors present at the adjourned meeting will constitute quorum for the meeting.

6.3                              Chairman

(a)                                 The Chairman of the Board is entitled to preside at all Board meetings.

(b)                                 If the Chairman is not present at a Board meeting, a Director appointed by the same Shareholder as the Chairman is entitled to preside at the meeting, failing which those Directors present may appoint one of their number to preside at the meeting.

6.4                              Voting entitlements

(a)                                 Each Director who is entitled to vote on a resolution:

(i)                                    has one vote on that resolution;

(ii)                                 if that Director is present at a Board meeting, an additional vote for any other Director who is appointed by the same Shareholder who:

(A)                              is unable to vote on one or more resolutions or who is not present at the Board meeting; and

(B)                              is either not represented by an alternate Director or is represented by an alternate Director who is present, but that alternate Director is unable to vote on one or more resolutions; and

(iii)                              if that Director is present at a Board meeting, an additional vote for any vacant Directorship who the same Shareholder is entitled to fill by appointment.

(b)                                 In the case of an equality of votes, the Chairman of the Board (or any Director presiding at a Board meeting in his place) has an additional casting vote.

(c)                                  Subject only to any applicable law to the contrary, a Director is entitled to vote on any resolution or matter coming before the Board.

6.5                              Voting thresholds; Special Majority Matters

(a)                                A decision by the Board in respect of any matter (other than a Special Majority Matter) requires the approval of a Simple Majority of the votes cast on the matter.

(b)                                A decision by the Board in respect of a Special Majority Matter requires the approval of a Special Majority of the votes cast on the matter.

(c)                                  A Special Majority Matter may not be implemented without Board approval. Where a Special Majority Matter requires shareholder approval under applicable law in order to be implemented, that matter must not be submitted to Shareholders for approval unless it has first been approved by the Board.

6.6                              Circular resolutions

Provided that notice has been given to all Directors, a written resolution signed (including in counterparts) by such number of Directors who are entitled to vote on the resolution as would together constitute:

(a)                                 quorum for a Board meeting;

(b)                                 in respect of any matter (other than a Special Majority Matter), a Simple Majority of a Board meeting at which all Directors are present; and

(c)                                  in respect of a Special Majority Matter, a Special Majority of a Board meeting at which all Directors are present,

shall be as effective as a resolution passed at a Board meeting.

7                                        Composition of boards of other Windfield Group Entities

The composition of the boards of directors of Windfield Group Entities (other than Windfield) after Completion shall:

(a)                                 be determined by Special Majority; or

(b)                                 if no decision is made prior to the date for notification of directors under the Acquisition Agreement, comprise the Directors,

and, except to the extent determined by Special Majority, clauses 5 and 6 shall otherwise apply in respect of the affairs of each Windfield Group Entity (other than Windfield) as if all references to ‘Board’ were to the board directors of such Windfield Group Entity and all references to ‘Windfield’ were to such Windfield Group Entity.

8                                       Deadlock

(a)                                 A Deadlock will occur if a Board resolution to approve a Special Majority Matter is voted on by Directors but not adopted, and Shareholders who appointed the Directors who voted to approve the proposal give notice (a Deadlock Notice) within one month of that vote being held that they wish to invoke the Deadlock procedures in this clause 8.

(b)                                 If the Deadlock procedures are invoked, the Shareholders must consult in good faith for one month from the date the Deadlock Notice is given with a view to reaching agreement on whether the proposal that was the subject of the Board resolution should be implemented.

(c)                                  If the Deadlock procedures are invoked at the end of the one month period after the Deadlock Notice has been given, a Board resolution:

(i)                                    to adopt the proposal (whether in its original form or as modified); or

(ii)                                 confirming that the proposal should not be adopted,

has not been passed by a Special Majority, any Shareholder may give a notice (a Deadlock Transfer Notice) to each other Shareholder, with a copy to Windfield, in which it offers to sell all of its Shares and Shareholder Debt for Fair Market Value. The procedures which apply in respect of a Deadlock Transfer Notice shall be the same as those which apply to a Transfer Notice under clauses 19.2 and 19.3 except that the Deadlock Transfer Notice will not contain details of any Third Party Offer or trigger a Tag-along and the Transfer Assets will comprise all of the Shareholder’s Shares and Shareholder Debt.

If acceptances are not received in respect of all of the Shares and Shareholder Debt the subject of the Deadlock Transfer Notice, then the Shareholder who gave the Deadlock Transfer Notice may, within one month after the expiry of the notice period applying to the Deadlock Transfer Notice, give a notice to the other Shareholders requiring that Windfield be wound up, following which the Shareholders must take all necessary steps to wind up Windfield promptly (the costs for which shall be borne by the Shareholders in their Specified Proportions).

9                                        Financial Matters and Information

9.1                              Financial year

(a)                                 Each financial year of Windfield (other than its first financial year which commenced on the date of its incorporation and ended on 31 December 2013) shall commence on 1 January and end on 31 December.

(b)                                 Windfield must use all its reasonable endeavours to cause each other Windfield Group Entity to adopt a 31 December financial year-end (to the extent it has not already done so).

9.2                              Accounting principles

Windfield must:

(a)                                 cause written financial records to be kept that correctly record and explain the transactions and financial position and performance of the Windfield Group;

(b)                                 ensure that each financial statement provided under clause 9.4(b):

(i)                                    complies with:

(A)                              IFRS, except to the extent disclosed in them; and

(B)                              all applicable laws; and

(ii)                                 gives a true and fair view of the consolidated financial position and performance of Windfield, at the date, and for the period ending on the date, to which that statement is prepared.

9.3                              Budget and Business Plan

(a)                                 From Completion:

(i)                                    in respect of the then current financial year, the then current budget and business plan of the Windfield Group will apply as the Budget and Business Plan, subject to any modifications recommended by the CEO and approved by the Board; and

(ii)                                 in respect of each financial year thereafter, following timely consultation in good faith with each Shareholder, the CEO shall cause a draft Budget and Business Plan, which conforms with good corporate practice expected of an equivalent-sized Australian mining group, to be prepared and submit it to the Board with his recommendation that it be approved, in sufficient time so that it may be approved at least one month before the commencement of that financial year.

(b)                                 Each Budget and Business Plan must:

(i)                                    accommodate the performance by each relevant Windfield Group Entity of its obligations under the Transaction Documents; and

(ii)                                 provide for Windfield Group employee and contractor compensation, benefits and bonuses that are consistent with the performance of the Business and market rates.

(c)                                  Subject to paragraph (e), the Board may approve a draft Budget and Business Plan with or without amendment. Approval of a Budget and Business Plan constitutes authority for the CEO to undertake all relevant action and incur all approved expenditure contemplated by it, subject to compliance with any condition of that approval.  Nothing in the Budget or Business Plan will limit the operation of clause 4.3.

(d)                                 Board approval is required for each of the following:

(i)                                    approval of a Budget and Business Plan, or any material change to it;

(ii)                                 capital expenditure by a Windfield Group Entity in any financial year if at the time aggregate capital expenditure by all Windfield Group Entities in that year, not contemplated by the Budget and Business Plan, has exceeded 10% of aggregate capital expenditure contemplated by the Budget and Business Plan for that year (exclusive of GST); and

(iii)                              operational expenditure by a Windfield Group Entity in any financial year if at the time aggregate operational expenditure by all Windfield Group Entities in that year, not contemplated by the Budget and Business Plan, has exceeded 10% of aggregate operational expenditure contemplated by the Budget and Business Plan for that year (exclusive of GST).

(e)                                  A Shareholder with a Specified Proportion of 25% or more may veto any decision by the Board to approve any of the matters referred to in paragraph (d) by giving a notice to each other Shareholder, copied to Windfield, within five Business Days of the decision, but only in circumstances where that Shareholder has formed the view, acting reasonably, that implementation of the decision will or is likely to bring about a fundamental change in the nature, operations or gearing of the Business, or commencement of a new business, or if capital or operating expenditure is significantly greater than that required in the ordinary course of the Business. The veto may be applied in full or in part. If the veto is applied in part, those aspects that are not vetoed may be implemented.

(f)                                   If in respect of any financial year, a Budget and Business Plan is not approved, the Budget and Business Plan that was last approved, adjusted for inflation, shall apply until a new Budget and Business Plan is approved.

9.4                              Information

Windfield must provide to each Shareholder as soon as practicable:

(a)                                 after it is approved by the Board, each Budget and Business Plan and any material modifications to it;

(b)                                 and in any event not later than four months after the end of each financial year, the audited consolidated accounts of Windfield in respect of that financial year;

(c)                                  and in any event not later than one month after the end of each quarter of a financial year, unaudited management accounts of the Windfield Group which must include detailed statements of financial performance, financial position and cash-flow, details of any variances from the Budget and Business Plan and such other financial information as the Board may determine from time to time;

(d)                                 copies of all information and reports provided by any Windfield Group Entity to:

(i)                                    its debt financiers (or prospective debt financiers) or any securities exchange on which it listed; or

(ii)                                 any Government Agency, other than information and reports of a routine nature incidental the Business;

(e)                                 any additional financial information the Shareholder may reasonably request for the purpose of enabling the Shareholder to reconcile any financial information of the Windfield Group to the accounting principles and practices to which it is subject, but on the basis that no Windfield Group Entity will be required to give any representations concerning the accuracy of any such reconciliation; and

(f)                                  any other information the Shareholder may reasonably require from time to time (subject to there being no unreasonable prejudice to the day-to-day business operations of the Windfield Group in providing such information).

9.5                              Shareholder financial audit

(a)                                 Windfield must, subject to a Shareholder giving reasonable notice to Windfield, give that Shareholder and its employees, auditors and advisers such access to the financial records and premises of any member of the Windfield Group as the Shareholder reasonably requires for the purpose of the Shareholder satisfying its financial or other reporting or compliance requirements under any law applicable to the Shareholder, or satisfying the requirement of any Governmental Agency in respect of such Shareholder.

(b)                                 A Shareholder may also (at its cost) employ a person to assist it with its reporting and compliance requirements in respect of its investment in the Windfield group, and such person will be allowed such access on Business Days to the financial records and premises of the members of the Windfield Group as the Shareholder reasonably requires for the purpose referred to in paragraph (a) above, and will be provided with office accommodation and reasonable administrative assistance by the Windfield Group.

9.6                              US tax election

The Windfield Group Entities must make any elections regarding entity status under United States Treasury Regulation section 301.7701-3 and any other United States federal, state and local income tax elections as directed by Rockwood UK.

10                                 Distribution Policy

Subject to:

(a)                                 any applicable law;

(b)                                 any contrary agreement between the Shareholders;

(i)                                    any restrictions imposed by any external financing arrangements entered into by a Windfield Group Entity; and

(ii)                                 the appropriation of reasonable reserves for the working capital requirements of the Windfield Group,

Windfield must distribute all available cash and cash equivalents of the Windfield Group either in the form of dividends or the pro rata repayment of outstanding Shareholder Debt at least annually and in the most reasonably practicable tax efficient manner.

11                                 Shareholder Activities

Subject to any express restrictions in the Transaction Documents, each Shareholder acknowledges that each other Shareholder and its related bodies corporate may engage directly or indirectly in activities which are or may be competitive with the business of the Windfield Group.

12                                 Compliance Policies

12.1                       Anti-corruption and sanctions

(a)                                 Windfield must ensure that no Windfield Group Entity and no person who performs services for or on behalf of a Windfield Group Entity engages in any activity or conduct that has or will result in a violation of:

(i)                                    any Anti-Corruption Laws; or

(ii)                                 any applicable laws relating to economic or trade sanctions.

(b)                                 Windfield must adopt and maintain adequate procedures for the Windfield Group to ensure compliance with its obligations under paragraph (a), including the prevention of bribery within the meaning of section 7(3) of the Bribery Act 2010 (UK) and any equivalent provision of any other Anti-Corruption Law by any person who performs services for or on behalf of any Windfield Group Entity.

(c)                                  The procedures referred to in paragraph (b) shall be in accordance with any official guidance published from time to time pursuant to any Anti-Corruption Law or applicable laws relating to economic or trade sanctions.

12.2                       Other compliance policies

If a Shareholder or the holding company of a Shareholder is required by its applicable law (including applicable securities laws and regulations), or the requirements of any recognised securities exchange which apply to it, to ensure that Windfield establishes any internal regulatory and compliance policies and procedures in addition to those referred to in clause 12.1(b), Windfield must take all reasonable steps to establish such policies and procedures as are requested by that Shareholder.

13                                 Additional Funding

(a)                                 Unless otherwise agreed by it, a Shareholder has no obligation to provide any capital to Windfield or to give any guarantee or indemnity in respect of the liabilities of any Windfield Group Entity.

(b)                                 Windfield’s ongoing funding requirements shall be determined by the Board from time to time, provided that:

(i)                                    each Shareholder will be given a reasonable opportunity to participate in any further debt or equity fundraising in proportion to its Specified Proportion; and

(ii)                                 such further fundraisings will, insofar as is reasonably practicable, be structured to be tax effective for each Shareholder.

(c)                                  Each Shareholder acknowledges that it may have its Specified Proportion reduced if it does not participate in any proposed equity fundraising (or any debt fundraising involving the issue of securities convertible into equity).

14                                 Non-solicitation of Windfield Group Employees

A Shareholder must not (and must ensure that none of its related bodies corporate) agree to employ any person (or enter into any other arrangement which is materially similar to an employment relationship):

(a)                                 while he is employed by any Windfield Group Entity; and

(b)                                 for up to one year after he ceases to be employed by any Windfield Group Entity,

without the approval of the Board.

15                                 Lithium Distribution and Off-take Arrangements

15.1                       Technical grade lithium

(a)                                 Tianqi Parent must or, at its election, must cause one of Tianqi Listco or a related body corporate of Tianqi Parent or Tianqi Listco to enter into, and the parties must procure that Talison Lithium Australia enters into, a distribution agreement substantially in the form set out in Schedule 5 for the exclusive supply and distribution of technical-grade lithium concentrates within the PRC, Hong Kong and Taiwan with effect from Completion (the Tianqi Technical Grade Distribution Agreement).

(b)                                 Rockwood UK must or, at its election, must cause one of its related bodies corporate to enter into, and the parties must procure that Talison Lithium Australia enters into, a distribution agreement substantially in the form set out in Schedule 5 for the exclusive supply and distribution of technical-grade lithium concentrates outside the PRC, Hong

Kong and Taiwan with effect from Completion (Rockwood Technical Grade Distribution Agreement).

(c)                                  During the period between execution of this Agreement and Completion, Tianqi Listco UK and Rockwood UK:

(i)                                    acknowledge that the distribution arrangements for technical grade products between Talison Lithium Australia and Tianqi Parent, Tianqi Listco and/or any of their related bodies corporate or third parties shall continue in full force and effect; and

(ii)                                 agree that:

(A)                              such replacement distribution arrangements for technical grade products as may be required may be entered into between Talison Lithium Australia and Tianqi Parent, Tianqi Listco and/or any of their related bodies corporate or third parties on the same material terms and conditions as currently exist between Talison Lithium Australia and such entities, but not for a period of more than 6 months, unless otherwise agreed between Tianqi Listco UK and Rockwood UK;

(B)                              Talison Lithium Australia must not enter into any new distribution agreements for technical grade products; and

(C)                              Talison Lithium Australia may enter into new sales contracts, new short term orders or delivery arrangements for technical grade products, provided that the aggregate volume of such products does not exceed the budgeted volume by more than 10% for the first half of 2014.

(d)                                 During the period between execution of this Agreement and Completion, Tianqi Group and Rockwood UK will use all reasonable endeavours to transition any customer relationships in respect of technical grade products.

(e)                                  On Completion, Tianqi Listco UK and Rockwood UK must procure that Talison Lithium Australia, and Tianqi Listco UK must (and must procure that Tianqi Parent, Tianqi Listco and their related bodies corporate), terminate any arrangements contemplated by paragraph (c) that are between Talison Lithium Australia and Tianqi Parent, Tianqi Listco or any of their related bodies corporate. Any arrangements between Talison Lithium Australia and third parties contemplated under paragraph (c) shall continue in effect and expire in accordance with their terms.

15.2                       Chemical-grade lithium

(a)                                 Tianqi Parent must or, at its election, must cause one of Tianqi Listco or a related body corporate of Tianqi Parent or Tianqi Listco to enter into, and the parties must procure that Talison Lithium Australia enters into, an agreement substantially in the form set out in Schedule 4 for the supply of chemical-grade lithium concentrates with effect from Completion (the Tianqi Chemical Grade Off-take Agreement).

(b)                                 Rockwood UK (or one of its related bodies corporate) must enter into, and the parties must procure that Talison Lithium Australia enters into, an agreement substantially in the form set out in Schedule 4 for the supply of chemical-grade lithium concentrates with effect from Completion (Rockwood Chemical Grade Off-take Agreement).

(c)                                  During the period between execution of this Agreement and Completion, Tianqi Listco UK and Rockwood UK:

(i)                                    acknowledge that any sales contracts entered into between Talison Lithium Australia and Tianqi Parent, Tianqi Listco and/or any of their related bodies corporate) or third parties shall continue in full force and effect; and

(ii)                                 agree that Talison Lithium Australia shall be entitled to enter into sales contracts in respect of any chemical grade lithium concentrates with Tianqi Parent, Tianqi Listco and/or their related bodies corporate or third parties on the same material terms and conditions as currently exist between Talison Lithium Australia and such purchasing entities, but for no longer than terms of six months unless otherwise agreed between Tianqi Listco UK and Rockwood UK.

(d)                                 On Completion, Tianqi Listco UK and Rockwood UK must procure that Talison Lithium Australia, and Tianqi Listco UK must (and must procure that Tianqi Parent, Tianqi Listco and their related bodies corporate), terminate any arrangements contemplated by this paragraph (c) that are between Talison Lithium Australia and Tianqi Parent, Tianqi Listco or any of their related bodies corporate. Any arrangements between Talison Lithium Australia and third parties shall continue in effect and expire in accordance with their term.

16                                 Transfer of Shares and Shareholder Debt

16.1                       Restriction on Transfer

After Completion, a Shareholder must not Transfer any Shares or Shareholder Debt unless the Transfer is:

(a)                                to a wholly-owned subsidiary of its ultimate holding company in accordance with clause 17;

(b)                                in the case of Tianqi HK (notwithstanding the assumption in clause 2.2(a)), to Tianqi Listco UK or another wholly-owned subsidiary of Tianqi Listco in accordance with clause 18;

(c)                                  to a Remaining Shareholder or Offeror in accordance with clause 19;

(d)                                 required in connection with a Change of Control, Material Breach or Insolvency Event of a Shareholder in accordance with clause 20; or

(e)                                  to another Shareholder in accordance with clause 8(c) a result of acceptance by that Shareholder of an offer in a Deadlock Transfer Notice,

but in each case subject to any applicable requirements in clause 21 (including the requirement in clause 21.6 that the Transferee, unless they are an existing Shareholder, enters into a Deed of Accession and a Deed of Cross Security).

16.2                       Prohibition on Transfers to third parties in first 12 months

Despite clause 16.1(c), a Shareholder must not Transfer any Shares or Shareholder Debt in reliance on that clause 16.1(c) until the first anniversary of the date Completion occurs.

17                                 Permitted Transfers to Certain Related Bodies Corporate

(a)                                 A Shareholder (the Related Transferor) may Transfer any of its Shares and any Shareholder Debt to a wholly-owned subsidiary of its ultimate holding company (the Related Transferee).

(b)                                 Notwithstanding clause 27(a)(i), the Related Transferor (but not a Related Transferor in any subsequent transfer pursuant to this clause 17) shall remain a party with joint and several liability for the obligations of the Related Transferee (and any subsequent Related Transferee) until such time as all Related Transferees have ceased to be a party.

18                                 Permitted Transfer to Tianqi Listco UK

(a)                                Tianqi HK may Transfer any of its Shares and any Shareholder Debt to Tianqi Listco UK or another wholly-owned subsidiary of Tianqi Listco (Tianqi Listco Sub).

(b)                                If Tianqi HK Transfers all of its Shares to Tianqi Listco UK then, subject to Tianqi Listco UK entering into a Deed of Cross Security, Tianqi Listco is substituted for Tianqi Parent and Tianqi Listco UK is substituted for Tianqi HK under this agreement.

(c)                                  If Tianqi HK Transfers all of its Shares to a Tianqi Listco Sub then, subject to Tianqi Listco and the Tianqi Listco Sub entering into a Deed of Accession and the Tianqi Listco Sub entering into a Deed of Cross Security, Tianqi Listco is substituted for Tianqi Parent and the Tianqi Listco Sub is substituted for Tianqi HK under this agreement.

19                                 Right of First Refusal

19.1                       Third Party Offer

Where a Shareholder (the Transferring Shareholder) has received a bona fide arm’s-length offer from a third party (the Offeror) for any of its Shares (the Transfer Shares) and any Shareholder Debt (the Transfer Debt and, together with the Transfer Shares, the Transfer Assets), and that offer (the Third Party Offer):

(a)                                 is irrevocable and unconditional except for any Permitted Regulatory Condition;

(b)                                 states a cash price for the Transfer Assets;

(c)                                  contains all material terms and conditions (including the price, intended completion date and Permitted Regulatory Conditions); and

(d)                                 if the Specified Proportion of the Offeror following the Transfer to it of all Shares which are then the subject of outstanding Third Party Offers by it would exceed 75% or if the Transfer Shares alone represent a Specified Proportion of 25% or more, includes an offer to acquire all the Shares and any Shareholder Debt of the other Shareholder (the Remaining Shareholder) at the same price as and on no less favourable terms than those which apply in respect of the Transfer Assets (a Tag-along), the Transferring Shareholder may accept that Third Party Offer, but only after complying with the requirements of this clause 19.

19.2                       Issue of Transfer Notice to the Remaining Shareholders

If the Transferring Shareholder determines that it wishes to accept the Third Party Offer, it must give a notice (the Transfer Notice) to each Remaining Shareholder, copied to Windfield, containing details of the Third Party Offer (including the name of the Offeror, the cash price offered for the Transfer Assets and all material terms and conditions) and upon giving the Transfer Notice, the Transferring Shareholder is deemed to:

(a)                                 make an offer to sell the Transfer Assets to each Remaining Shareholder (the Transfer Offer) at the same cash price as and on no less favourable terms than those set out in the Third Party Offer; and

(b)                                 provide confirmation that:

(i)                                    Windfield is the agent of the Transferring Shareholder for the sale of the Transfer Assets; and

(ii)                                 the Remaining Shareholders may elect to proceed in accordance with one of the options in clause 19.3.

19.3                       Choices open to the Remaining Shareholders

A Remaining Shareholder who is given a Transfer Notice may do one of the following.

(a)                                 Accept the Transfer Offer

(i)                                    If a Remaining Shareholder wishes to accept the Transfer Offer, it must give a notice (an Acceptance Notice) to the Transferring Shareholder within 20 Business Days after the date the Transfer Notice is given (the Closing Date), copied to Windfield, confirming its acceptance of the Transfer Offer.

(ii)                                 A Remaining Shareholder may only accept a Transfer Offer in respect of all of the Transfer Assets. If there is more than one Remaining Shareholder who has given an Acceptance Notice in respect of a Transfer Offer, each such Remaining Shareholder will be deemed to have accepted the Transfer Offer in respect of that proportion of the Transfer Assets which the number of Shares for the time being held by that Remaining Shareholder bears to the total number of Shares held by the Remaining Shareholders who have given an Acceptance Notice.

(iii)                              If a Remaining Shareholder does not wish to accept the Transfer Offer, it may either give a notice to the Transferring Shareholder, copied to Windfield, by the Closing Date declining the Transfer Offer or do nothing in which case it will, on the Closing Date, be deemed to have declined the Transfer Offer.

(iv)                             Within three Business Days after the Closing Date, the Transferring Shareholder must notify Windfield of the names and addresses of the Remaining Shareholders which have agreed to buy Transfer Assets and the amount of Transfer Assets each Remaining Shareholder has agreed to buy and notify each Remaining Shareholder of the amount of Transfer Assets it has agreed to buy.

(v)                                If no Acceptance Notices are given to the Transferring Shareholder, then no earlier than five Business Days after the Closing Date the Transferring Shareholder is, subject to clause 19.4, free to accept the Third Party Offer and sell all the Transfer Assets to the Offeror at the same price as and on no more favourable terms than those set out in the Third Party Offer, provided that such sale must be completed within three months after the Closing Date (or such longer period which is necessary to satisfy any Permitted Regulatory Condition to which such sale is subject, but in any event no later than six months after the Closing Date).

(b)                                 Tag-along

(i)                                    If the Third Party Offer includes a Tag-along and the Remaining Shareholder wishes to accept the Tag-along it may give a notice (the Tag-along Notice) to the Transferring Shareholder by the Closing Date, copied to Windfield, electing to sell all of its Shares (the Tag-along Shares) and any Shareholder Debt (the Tag-along Debt and together with the Tag-along Shares, the Tag-along Assets) to the Offeror, at the same cash price as and on no less favourable terms than those contained in the Third Party Offer.

(ii)                                 The Transferring Shareholder is then prohibited from selling the Transfer Assets to the Offeror unless the Offeror agrees to purchase the Tag-along Assets at the same time, at the same cash price as and on no less favourable terms than those contained in the Third Party Offer.

19.4                       Drag-along

Subject to the right of the Remaining Shareholder to exercise their right of first refusal under clause 19.3(a), if the Specified Proportion of the Offeror following the Transfer to it of all Shares which are then the subject of outstanding Third Party Offers by it would exceed 75%, then within three Business Days of the date on which the Transferring Shareholder accepts the Third Party Offer, the Transferring Shareholder may give a notice (the Drag-along Notice) to the Remaining Shareholder requiring it to sell to the Offeror on the terms of the Third Party Offer all (but not some only) of their Shares (the Drag-along Shares) and any Shareholder Debt (the Drag-along Debt and together with the Drag-along Shares the Drag-along Assets).

20                                 Transfer on Event of Default

20.1                       Event of Default

If:

(a)                                 a Change of Control occurs in respect of a Shareholder without the prior consent of the other Shareholders;

(b)                                 a Shareholder commits a Material Breach that remains unremedied one month after Windfield or another Shareholder gives it notice of the breach; or

(c)                                  an Insolvency Event occurs in respect of a Shareholder,

the relevant Shareholder (the Defaulting Shareholder) has committed an Event of Default and must notify the other Shareholders (the Non-defaulting Shareholders) immediately.

20.2                       Default Notice

(a)                                 Following an Event of Default, any Non-defaulting Shareholder may give notice (a Default Notice) within one month of it becoming aware of the Event of Default, in which case the Defaulting Shareholder will be deemed to have offered to sell all of the Defaulting Shareholder’s Shares (the Sale Shares) and any Shareholder Debt (the Sale Debt and together with the Sale Shares, the Sale Assets) to each Non-defaulting Shareholder, at the price referred to in clause 20.3 and subject to the satisfaction or waiver of any Permitted Regulatory Condition set out in the Default Notice.

(b)                                 If a Non-defaulting Shareholder wishes to accept the offer, it must give a notice to all other Shareholders within one month after the date the Default Notice is given, copied to Windfield, confirming its acceptance of the offer.

(c)                                  A Non-defaulting Shareholder may only accept the offer in respect of all of the Sale Assets. If there is more than one Non-defaulting Shareholder who has accepted the offer, each such Non-defaulting Shareholder will be deemed to have accepted the offer in respect of that proportion of the Sale Assets which the number of Shares for the time being held by that Non-defaulting Shareholder bears to the total number of Shares held by the Non-defaulting Shareholders who have accepted the offer.

(d)                                 The sale and purchase of any Sale Assets shall be made on the terms set out in clause 21.

20.3                       Price

The price at which a Non-defaulting Shareholder is entitled to buy Sale Assets is:

(a)                                 in the case of a Material Breach, an amount equal to 90% of their Fair Market Value; and

(b)                                 in all other cases, an amount equal to their Fair Market Value,

as determined in accordance with clause 20.4, less reasonable external fees and expenses incurred by the Non-defaulting Shareholder in enforcing its rights under this clause 21.

20.4                       Determination of Fair Market Value

(a)                                 The Shareholders shall have one month from the date of the Default Notice to come to an agreement on the Fair Market Value of the Sale Assets. If the Shareholders are unable to reach an agreement within that time (or such other period as the Shareholders may agree), Windfield must appoint an Independent Expert to value the Sale Assets.

(b)                                 The Independent Expert will be selected by agreement between the Shareholders or, failing agreement between them within five Business Days after they commence to discuss the selection of that Independent Expert, by the President of The Institute of Arbitrators & Mediators Australia.

(c)                                  Windfield must instruct the Independent Expert to determine the Fair Market Value of the Sale Assets within one month of his appointment.

(d)                                 The parties must supply the Independent Expert with any information, assistance and co-operation which he may reasonably request in connection with his determination, subject to such confidentiality obligations as a disclosing party may consider appropriate.

(e)                                  The fees and expenses of the Independent Expert will be borne by the Defaulting Shareholder.

(f)                                   The Independent Expert will act as an expert and not as an arbitrator and his decision will, in the absence of manifest error, be final and binding on the Shareholders and not subject to review.

21                                Terms and Consequences of Transfers of Shares

21.1                       Definitions

In this clause 21:

(a)                                 Buyer means in the case of:

(i)                                    clause 8, if one or more Acceptance Notices are given, each Remaining Shareholder buying Transfer Assets; or

(ii)                                 clause 19:

(A)                              if one or more Acceptance Notices are given, each Remaining Shareholder buying Transfer Assets; or

(B)                              if a Tag-along Notice or a Drag-along Notice is given, the Offeror; and

(iii)                              clause 20, a Non-defaulting Shareholder electing to buy Sale Assets;

(b)                                 Relevant Assets means in the case of:

(i)                                    clause 8, all the Shares and any Shareholder Debt of the Shareholder who gave the Deadlock Transfer Notice;

(ii)                                 clause 19, the Transfer Assets, the Drag-along Assets or the Tag-along Assets; and

(iii)                              clause 20, the Sale Assets;

(c)                                 Relevant Notice means in the case of:

(i)                                    clause 8, the Deadlock Transfer Notice;

(ii)                                 clause 19, the Transfer Notice; and

(iii)                              clause 20, the Default Notice;

(d)                                Relevant Time means in the case of:

(i)                                    clause 8, the date the Fair Market Value is determined in accordance with clause 20.4;

(ii)                                 clause 19, the date the last Acceptance Notice is given or, in the case of Drag-along Assets, the date the Drag-along Notice is given or, in the case of Tag-along Assets, the date the Tag-along Notice is given; and

(iii)                              clause 20, the date the Fair Market Value is determined in accordance with clause 20.4; and

(e)                                  Selling Shareholder means in the case of:

(i)                                    clause 8, the Shareholder who gave the Deadlock Transfer Notice;

(ii)                                 clause 19, the Transferring Shareholder and, if a Tag-along Notice or Drag-along Notice is given, the Remaining Shareholder; and

(iii)                              clause 20, the Defaulting Shareholder.

21.2                       Completion of certain Transfers

(a)                                 Any Transfer of Relevant Assets made under the provisions of clauses 8, 19 and 20 shall be made in accordance with this clause 21.2 and, in the case of a Transfer by a Transferring Shareholder or a Remaining Shareholder to an Offeror, on terms agreed with the Offeror to the extent those terms are not inconsistent with this clause 21.2.

(b)                                 The Selling Shareholder and the Buyer may request the addition of any necessary Permitted Regulatory Conditions or adjustments to existing Permitted Regulatory Conditions, but only to the extent necessary to be able to complete the transfer of the Relevant Assets. Each of the Selling Shareholder and the Buyer must use all its reasonable endeavours to ensure the satisfaction of any Permitted Regulatory Condition applying to it as soon as possible.

(c)                                  If any Permitted Regulatory Condition is not satisfied or waived within six months after the Relevant Notice is given, then the Relevant Notice lapses. If the Relevant Notice is a Transfer Notice, then the Transfer Assets may be Transferred to the Offeror.

(d)                                 Completion of the transfer of the Relevant Assets shall take place 10 Business Days after the Relevant Time or the date of satisfaction or waiver of all Permitted Regulatory Conditions (whichever is the later) (the Transfer Date) and at such reasonable time and place as the Selling Shareholder and the Buyer agree or, failing agreement, at 11am (Perth time) at the registered office of Windfield.

(e)                                  On or before the Transfer Date, the Selling Shareholder must deliver to the Buyer in respect of the Relevant Assets:

(i)                                    duly executed instruments for transfer of the Relevant Assets;

(ii)                                 any relevant share certificates (or provide an express indemnity in a form satisfactory to the Buyer in the case of any certificate found to be missing); and

(iii)                              a power of attorney in such form and in favour of such person as the Buyer may nominate to enable the Buyer to exercise all rights of ownership including voting rights.

(f)                                   Against delivery of the documents referred to in paragraph (e), the Buyer shall pay the total consideration due for the Relevant Assets to the Selling Shareholder on the Transfer Date.

(g)                                  In the case of a Transfer of Relevant Assets following an Event of Default under clause 21.1, upon performing its obligations under paragraph (e), Tianqi will be discharged from all its obligations under this agreement (including all accrued obligations) other than clause 23.

21.3                       Failure to Transfer

If a Selling Shareholder fails or refuses to comply with its obligations to transfer Relevant Assets on or before the Transfer Date for a reason other than a failure to satisfy a Permitted Regulatory Condition:

(a)                                 Windfield may receive the purchase money in trust for such Selling Shareholder (without any obligation to pay interest) and cause a Buyer to be registered as the holder of the Relevant Assets being sold (once any appropriate stamp duty has been paid). The receipt by Windfield of the purchase money shall be a good discharge to a Buyer (who shall not be bound to see to the application of those moneys). After a Buyer has been registered as holder of the Relevant Assets being sold in exercise of these powers:

(i)                                    the validity of the transfer shall not be questioned by any person; and

(ii)                                 the Selling Shareholder shall surrender its share certificates (or an express indemnity in a form satisfactory to the Buyer in the case of any certificate found to be missing) for the Relevant Assets to Windfield and, on surrender, be entitled to the purchase money for the Relevant Assets; and

(b)                                 the Selling Shareholder must not exercise any of its powers or rights in relation to management of, and participation in the profits of, Windfield under this Agreement, the Constitution or otherwise.

21.4                       Transfer terms

Any Transfer of Relevant Assets under this clause 21 shall be on terms that those Relevant Assets:

(a)                                 are transferred free from all Security Interests (other than those created under this agreement and the Constitution); and

(b)                                 are transferred with the benefit of all rights attaching to them as at the date of the relevant transfer,

and, if requested by the Buyer, on customary warranties by the Selling Shareholder as to its capacity to Transfer, and its title to, the Relevant Assets.

21.5                       Registration

Windfield must not approve a Transfer of Shares for registration unless this agreement and the Constitution have been complied with. Any Transfer of Shares which does not comply with this agreement and the Constitution is invalid.

21.6                       Deed of Accession and Deed of Cross Security

The parties shall procure that no person other than an existing party acquires (whether by transfer or subscription) any Shares unless it enters into a Deed of Accession and a Deed of Cross Security. The parties agree that in entering into a Deed of Accession and a Deed of Cross Security a person shall have the benefit of the terms of, and shall be a party to, this agreement and such other Transaction Documents as may be specified in the Deed of Accession.

21.7                       Removal of appointees

If a Shareholder ceases to be a Shareholder it must, and it must ensure that all its appointees to the board of directors of any Windfield Group Entity, do all things and sign all documents as may otherwise be necessary to ensure the resignation or dismissal of the appointees from such appointments in a timely manner.

21.8                       Power of Attorney

Each Shareholder irrevocably appoints Windfield as its attorney to execute, deliver and/or issue:

(a)                                 any necessary document required to be executed by it under clauses 19 and 20 and this clause 21, including any instrument of transfer or other document which may be necessary to Transfer the Relevant Assets; and

(b)                                 any Deed of Accession or Deed of Cross Security entered into by any person pursuant to clause 21.6.

21.9                       Shareholder Debts and other obligations

Unless the other Shareholders otherwise agree, a Shareholder may not Transfer any of its Shares except on the condition that prior to registration of the Transfer:

(a)                                 other than Shareholder Debt (which is dealt with under paragraph (b)), the Shareholder pays to each other Shareholder and to each Windfield Group Entity all outstanding amounts which is payable by it to any of them under the Transaction Documents or, if the Shareholder is not transferring all its Shares, then that proportion of all outstanding amounts as is the same proportion as the number of Shares being transferred bears to the total number of Shares held by the Shareholder immediately before registration of the Transfer; and

(b)                                 the Shareholder assigns or procures the assignment to the transferee (or a related body corporate of the transferee) its rights to the benefit of its Shareholder Debt or, if the Shareholder is not transferring all its Shares, that proportion of Shareholder Debt as is the same proportion as the number of Shares being transferred bears to the total number of Shares held by the Shareholder immediately before registration of the Transfer.

22                                 IPO Demand Right

A Shareholder who holds, or group of Shareholders who in aggregate hold, a Specified Proportion of more than 75% may, at any time after the fourth anniversary of Completion, give notice to all other Shareholders that they wish for Windfield to seek admission to and quotation of the Shares on a recognised securities exchange (with or without an initial public offering) in which case each party must use all its reasonable endeavours to co-operate for the purposes of effecting such admission and quotation, including by submitting to any escrow requirements that are customarily imposed as a condition of listing or quotation.

23                                 Confidentiality

23.1                       Confidentiality

Subject to clause 23.2, a party must not disclose, or use for a purpose other than contemplated by this agreement, any Confidential Information.

Confidential Information means:

(a)                                 the existence of and terms of any Transaction Document; or

(b)                                 any unpublished information or documents disclosed to the party by another party in connection with this agreement (including information and documents supplied before the date of this agreement) or by a Windfield Group Entity, but excludes information or documents which:

(c)                                  at the time it was first disclosed to the party, was already in the lawful possession of the party; or

(d)                                 becomes available to the party lawfully through sources other than another party or a Windfield Group Entity.

23.2                      Permitted disclosure

(a)                                 A party may disclose any Confidential Information:

(i)                                    on a need to know basis and under corresponding obligations of confidence as imposed by this clause 23, to its officers, employees, professional advisors, related bodies corporate, or the officers, employees or professional advisors of its related bodies corporate;

(ii)                                 in enforcing this agreement or in a judicial or arbitral proceeding arising out of or in connection with this agreement;

(iii)                              to the extent required by law or the rules of any financial market regulator or securities exchange on which any securities of the party or a related body corporate of the party are quoted;

(iv)                             to the extent required or permitted by this agreement; or

(v)                                with the prior consent of the party which originally supplied that Confidential Information (the disclosing party) in connection with this agreement.

(b)                                 A party may disclose the existence or the terms of this Agreement or the Confidential Information of the Windfield Group:

(i)                                    to the extent necessary in connection with a capital raising by the party or a related body corporate of the party;

(ii)                                 on a need to know basis and under corresponding obligations of confidence as imposed by this clause 23, to:

(A)                              a bona fide proposed or prospective purchaser of any Shares from the party;

(B)                              a bona fide current, proposed or prospective financier of the party or a related body corporate of the party; or

(C)                              officers, employees or professional advisors of such purchaser or financier.

23.3                       Prior advice and related obligations

In the case of any disclosure of Confidential Information pursuant to clause 23.2(a)(iii), the party must:

(a)                                 notify the disclosing party before or, if this is not practical, as soon as the disclosure is made; and

(b)                                 use reasonable endeavours to (and assist the disclosing party at the disclosing party’s expense to) restrict distribution of the Confidential Information and otherwise take all reasonable steps to preserve its confidentiality.

23.4                       Return or destruction

If a Shareholder ceases to be a Shareholder, the Shareholder on receipt of a written demand from the other Shareholders or Windfield must, subject to clause 23.5, promptly:

(a)                                 return or destroy all written Confidential Information in its or any of its related bodies corporate’s possession or control;

(b)                                 destroy all analyses, compilations, notes, studies, memoranda or other documents in its or any of its related bodies corporate’s possession or control to the extent they have been produced or derived from Confidential Information of another Shareholder or the Windfield Group; and

(c)                                  give the other Shareholders and Windfield a certificate signed by any of its directors confirming that, to the best of his knowledge, information and belief, having made all proper enquiries, the requirements of this clause 23.4 have been fully complied with.

23.5                       Exceptions to return or destruction

Clause 23.4 does not apply:

(a)                                 to documents that the party or any of its related bodies corporate are required by law to retain, for so long as they are required to be retained;

(b)                                 in respect of a party’s or any of its related body corporate’s board papers and minutes of meetings of its board of directors or any committee of its board of directors to the extent such papers or minutes contain a level of detail that is consistent with the normal practices of the party or related body corporate; or

(c)                                  documents produced or derived by any professional advisor to a party or any of its related bodies corporate, if the documents are required to be held for the purposes of any relevant professional standards, practices, codes or insurance policies applicable to the professional advisor.

23.6                       Damages not an adequate remedy

Each party acknowledges that:

(a)                                 damages will not be an adequate remedy for any breach of this clause 23; and

(b)                                 specific performance and injunctive relief are appropriate remedies for any threatened or actual breach (without the need to give an undertaking as to damages), in addition to any other remedies available at law or in equity under or independently of this agreement.

23.7                       Survival of obligation

This clause 23 survives and continues to bind:

(a)                                 the parties for two years following termination of this agreement; and

(b)                                 a party for two years after it ceases to be a party.

24                                 Mutual Representations and Warranties

Each party represents and warrants to each other party that (except as expressly disclosed in this agreement or consented to by the other party) each of the following statements is true and correct.

(a)                                 (status)  It is a corporation duly incorporated and validly existing under the laws of the place of its incorporation.

(b)                                 (power)  It has the power to enter into and perform its obligations under each Transaction Document to which it is a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

(c)                                  (corporate authorisations)  It has taken all necessary corporate action to authorise the entry into and performance of each Transaction Document to which it is a party and to carry out the transactions contemplated by those documents.

(d)                                 (documents binding) Its obligations under each Transaction Document to which it is a party are valid and binding obligations on it enforceable in accordance with their terms, subject to any necessary stamping and registration.

(e)                                  (transactions permitted)  The execution and performance by it of each Transaction Document to which it is a party did not and will not violate in any respect a provision of:

(i)                                    a law or treaty or a judgment, ruling, order or decree of a government agency binding on it;

(ii)                                 its constituent documents; or

(iii)                              any other document or agreement which is binding on it or its assets.

25                                 Operation of Agreement

25.1                       General

This agreement and the Constitution regulate the respective rights and obligations of the Shareholders in relation to the Windfield Group and the Business. The Shareholders agree to comply with the provisions of this agreement and the Constitution which relate to them.

25.2                       Agreement to override the Constitution

(a)                                 If there is any inconsistency between the provisions of this agreement and the Constitution, the provisions of this agreement prevail to the extent of the inconsistency.

(b)                                 If it is necessary to amend the Constitution to ensure that a provision of this agreement is effective in accordance with its terms, the necessary amendment must be made.

25.3                       Shareholders to observe and implement the Transaction Documents

Each Shareholder undertakes with each other Shareholder and Windfield to:

(a)                                 exercise all its votes, powers and rights under the Constitution so as to give full force and effect to the provisions and intentions of the Transaction Documents;

(b)                                 observe and comply fully and promptly with the provisions of the Constitution so that each provision of the Constitution is enforceable by the parties among themselves and in whatever capacity; and

(c)                                  exercise all its votes, powers and rights in relation to Windfield so as to ensure that Windfield fully and promptly observes, complies with and gives effect to the requirements and intentions of the Transaction Documents.

The obligations in this clause 25.3 include an obligation to exercise its powers both as a Shareholder and (where applicable and to the extent permitted by law) through any Director appointed by it and (to the extent permitted by law to ensure that any Director appointed by it (whether alone or jointly with any other person) obtains that matter or thing.

25.4                       Windfield to observe and implement the Transaction Documents

Windfield must do all things necessary or desirable to give effect to the provisions and intentions of each Transaction Document in accordance with its terms and is bound by all provisions of this agreement which expressly or by implication apply to it.

26                                 Relationship between the Shareholders

(a)                                 Neither this agreement nor the Constitution is to be interpreted as constituting:

(i)                                    the relationship between the Shareholders as a partnership, quasi-partnership, association or any other relationship in which one or more of the Shareholders may (except as specifically provided for in this agreement) be liable generally for the acts or omissions of any other Shareholder; or

(ii)                                 any Shareholder as the general agent or representative of any other Shareholder or of any Windfield Group Entity with the exception of any powers of attorney specifically granted or contemplated by this agreement.

(b)                                 No Shareholder has the authority to incur any obligation or make any representation or warranty on behalf of, or to pledge the credit of, any other Shareholder.

27                                 Duration and Termination

(a)                                 Subject to paragraph (b), this agreement:

(i)                                    ceases to apply to a party who is a Shareholder (and to any other party with which it has joint and several liability) which has transferred all its Shares as permitted by this agreement and the Constitution;

(ii)                                 terminates automatically if, before Completion, the Acquisition Agreement is terminated in accordance with its terms; and

(iii)                              otherwise continues in full force and effect until terminated by written agreement between the parties or any Shareholder holds all Shares.

(b)                                 The termination of this agreement however caused and the transfer by any Shareholder of all its Shares:

(i)                                    does not affect any accrued rights or remedies of a party which remain unsatisfied; and

(ii)                                 does not affect any provision of this agreement which is expressed to come into effect on, or to survive, that termination or cessation.

28                                 Notices

Any notice, demand, consent or other communication (a Notice) given or made under this agreement:

(a)                                 must be in writing in English and signed by the sender or a person duly authorised by the sender (or in the case of email, set out the full name and position or title of the sender or person duly authorised by the sender);

(b)                                 must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand, fax or email to the address, fax number or email address below or the address, fax number or email address last notified by the intended recipient to the sender:

(i) to Tianqi Group:

Address: Chengdu Tianqi Industry Co., Ltd., Building 2,
10 East Gao Peng Road, Chengdu Hi-tech Zone, Chengdu 610041, China

Fax No: +86 28 8518 3501

Email: vivianwu@tianqilithium.com

Attention: Vivian Wu

and

Address: Tianqi Group HK Co., Limited, Room B,
14th Floor, Wah Hen Commercial Centre, 383 Hennessy Road,
Wanchai, Hong Kong, China

Fax No: +86 28 8518 3501

Email: vivianwu@tianqilithium.com

Attention: Vivian Wu;

(ii) to Tianqi

Address: Sichuan Tianqi Lithium Industries, Inc., Building 2,
10 East Gao Peng Road, Chengdu Hi-tech Zone, Chengdu 610041, China

Fax No: +86 28 8518 3501

Email: vivianwu@talisonlithium.com

Attention: Vivian Wu

and

Address: Tianqi UK Limited, c/- Hackwood Secretaries Limited, One Silk Street, London, EC2Y 8HQ, United Kingdom

Fax No: +86 28 8518 3501

Email: vivianwu@talisonlithium.com

Attention: Vivian Wu;

(iii) to Rockwood UK:	Address: Denbigh Road, Bletchley, Milton Keynes, Buckinghamshire MK1 1PB, United Kingdom Fax No: +1 609 514 8722 Email: triordan@rocksp.com Attention: Thomas J. Riordan;

(iv) to Windfield:	Address: Level 4, 37 St Georges Terrace, Perth WA 6000, Australia Fax No: +61 8 9202 1144 Email: lorry.mignacca@talisonlithium.com Attention: Lorry Mignacca;

(v) any other party:	as specified in its Deed of Accession; and

(c)                                  will be conclusively taken to be duly given or made:

(i)                                    in the case of delivery in person, when delivered;

(ii)                                 in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii)                              in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error; and

(iv)                             in the case of email, the earlier of:

(A)                              the time that the sender receives an automated message from the intended recipient’s information system confirming delivery of the email; and

(B)                              the time that the intended recipient, or an employee or officer of the intended recipient acknowledges receipt,

but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place specified by the intended recipient as its postal address under paragraph (b), it will be conclusively taken to have been duly given or made at the start of business on the next business day in that place.

29                                 General

29.1                       Amendment

This agreement may be amended only by another agreement executed by all the parties affected by the amendment.

29.2                       Assignment

A party must not assign any of its rights under this agreement, or attempt or purport to do so, otherwise than in connection with a transfer of Shares in accordance with this agreement and the Constitution.

29.3                       Costs and duty

Unless otherwise agreed between them, each party must bear its own costs arising out of the negotiation, preparation and execution of this agreement. All duty (including stamp duty and any fines, penalties and interest) payable on or in connection with this agreement and any instrument executed under or any transaction evidenced by this agreement must be borne by Windfield. For the avoidance of doubt, any stamp duty payable in respect of, or arising from, the acquisition by Tianqi Listco UK of 51% of the issued share capital of Windfield must be borne by Tianqi Listco UK.

29.4                       Counterparts

This agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

29.5                       Entire agreement

This agreement contains the entire agreement between the parties as at the date of this agreement with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.

29.6                       Further assurances

At the reasonable request of another party, each party must do anything necessary (including executing agreements and documents) to give full effect to this agreement and the transactions contemplated by it.

29.7                       Governing law and jurisdiction

This agreement and related non contractual matters are governed by the laws of Western Australia. Each party irrevocably submits to the non-exclusive jurisdiction of the courts with jurisdiction in Western Australia, and waives any right to object to the venue on any ground.

29.8                       Moratorium legislation

To the full extent permitted by law, all legislation that at any time directly or indirectly:

(a)                                 lessens, varies or affects in favour of a party any obligation under this agreement; or

(b)                                 delays, prevents or prejudicially affects the exercise by a party of any right, power or remedy conferred by this agreement,

is excluded from this agreement.

29.9                       No merger

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this agreement. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

29.10                No waiver

A failure to exercise or a delay in exercising any right, power or remedy under this agreement does not operate as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

29.11                Process agents

Each Shareholder:

(a)                                 irrevocably appoints each of the following entities as its agent to accept service of process and other documents in any action or proceedings arising out of or in any way related to this agreement or its subject matter in the jurisdictions specified below with respect to that entity:

(i)                                    Tianqi Group: Allens Corporate Services Pty Ltd of Level 37, QV.1, 250 St Georges Terrace, Perth WA 6000, Australia;

(ii)                                 Tianqi: Allens Corporate Services Pty Ltd of Level 37, QV.1, 250 St Georges Terrace, Perth WA 6000, Australia;

(iii)                              Rockwood UK: Clifford Chance of Level 7, 190 Georges Terrace, Perth WA 6000, Australia (Attention: Office Managing Partner); and

(iv)                             any other Shareholder: as specified in its Deed of Accession;

(b)                                 must ensure that at all times in each relevant jurisdiction, the relevant agent or a replacement acceptable to the other Shareholder remains present and authorised to accept service of process and other documents on its behalf and, if there is a replacement, it must immediately notify each other party and provide it with satisfactory evidence of the replacement’s acceptance of its appointment; and

(c)                                  agrees that service of any process or documents on the agent (or any replacement) will be sufficient service on it.

29.12                Remedies cumulative

The rights, powers and remedies provided to a party in this agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or by any agreement.

29.13                Severability of provisions

Any provision of this agreement that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

Schedule 1 — Deed of Accession

This deed poll is made on [*]

By

[*], incorporated in [*] of [*] (New Shareholder).

in favour of

each party to the Shareholders Agreement from time to time, including any person who becomes a party to the Shareholders Agreement after the date of this deed poll.

Recitals

A                                      New Shareholder has agreed to acquire Sale Shares.

B                                      Clause 21.6 of the Shareholders Agreement requires the parties to procure, among other things, that New Shareholder enter into a Deed of Accession substantially in the form of this deed poll before it acquires any Shares.

It is declared as follows.

1                                        Definitions and Interpretation

1.1                              Definitions

The following definitions and the definitions in the Shareholders Agreement apply unless the context requires otherwise.

Applicable Transaction Document means the Shareholders Agreement[ or[*]].

Continuing Parties means each party to the Shareholders Agreement as at the Effective Date[ other than Transferor].

Effective Date means the date on which New Shareholder is registered as a shareholder of Windfield in respect of the Sale Shares.

Sale Shares means the [*] Shares to be acquired by New Shareholder[ from Transferor].

Shareholders Agreement means the shareholders agreement dated [*] between [*].

[Transferor means [*].]

1.2                              Interpretation

Clauses 1.2, 1.3 and 1.4 of the Shareholders Agreement form part of this deed poll as if set out at length in it (but as if the words ‘this agreement’ were substituted for the words ‘this deed poll’ whenever appearing in those clauses.

2                                        Shareholders Agreement

New Shareholder acknowledges that it has received a copy of the Shareholders Agreement.

3                                        Assumption of Obligations

From the Effective Date, New Shareholder agrees in favour of each Continuing Party to observe, perform and be bound by all the obligations [of Transferor/a Shareholder] under each Applicable Transaction Document which are required to be performed on or after the Effective Date as if it had been named as a party in that document.

4                                        Representations and Warranties

New Shareholder acknowledges and agrees that each of the Continuing Parties is entitled to rely upon the representations and warranties given by New Shareholder under clause 24 of the Shareholders Agreement.

5                                        Notices

For the purposes of receiving any notice, demand, consent or other communication given or made under each Applicable Transaction Document, the address, fax number and email address of New Shareholder (until substituted by notification in accordance with the terms of the Applicable Transaction Document) is:

Address:                                                [*]

Fax No:                                                   [*]

Email:                                                           [*]

Attention:                                        [*]

6                                        Process Agent

For the purpose of any appointment of an agent to accept service of process and other documents in any action or proceedings arising out of or in any way related to each Applicable Transaction Document which provides for the appointment of such an agent, New Shareholder irrevocably appoints [*] of [*] as such agent.

7                                        Governing Law and Jurisdiction

This deed poll and related non-contractual matters are governed by the laws of Western Australia. New Shareholder irrevocably submits to the non-exclusive jurisdiction of courts with jurisdiction in Western Australia, and waives any right to object to the venue on any ground.

Executed and delivered as a Deed Poll in [*].

[Insert appropriate execution clause]

Schedule 2 — Deed of Cross Security

Deed of Cross Security

Tianqi UK Limited

RT Lithium Limited

TABLE OF CONTENTS

Particulars		1

Recitals		1

1	Definitions and interpretation	1

1.1	Definitions	1
1.2	Interpretation	3
1.3	Supremacy of interpretation	3

2	Limited Recourse	4

2.1	Limit and release	4
2.2	Exceptions (Fraud and negligence)	4
2.3	Unrestricted remedies	4
2.4	Restricted remedies	4

3	Security	5

3.1	Shareholder must perform the Secured Obligations	5
3.2	Grant of Security	5
3.3	Variations and Replacements	5
3.4	Registration	5

4	Nature of Security	5

4.1	Priority	5
4.2	Dealing with Secured Property	6
4.3	Subsequent Securities	6
4.4	Continuing security	6
4.5	Preference	6
4.6	Discharge	6

5	Enforcement	6

5.1	Enforcement by Non-Defaulter	6
5.2	Enforcement Administrator	7
5.3	Powers	7
5.4	Sale of Secured Property	7
5.5	Saving of power to appoint Enforcement Administrator	8
5.6	Withdrawal	8

6	Shares, loans and other interests	8

6.1	Non-Defaulter to retain all rights and dividends	8
6.2	Cessation of Defaulter rights	8

7	Protection of third parties	9

7.1	Dealings with Enforcer or Enforcement Administrator	9
7.2	Validity of receipt of Enforcer or Enforcement Administrator	9

8	Assignment	9

8.1	Assignment only as permitted by SHA	9
8.2	Release and replacement of Security on assignment	9

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9	Liability for loss and indemnity	9

9.1	Persons not liable to account	9
9.2	Persons not liable for entry into possession	9
9.3	Indemnity	10

10	Warranties and further assurance	10

10.1	Warranties	10
10.2	Further assurance	10
10.3	Power of Attorney	10

11	Application of PPSA to this deed	10

11.1	Enforcement	10
11.2	Confidentiality	11
11.3	Notices	11
11.4	Waiver of certain notices by Shareholder	11
11.5	Registration	11

12	Goods and services tax	11

13	Moratorium legislation	11

14	Notice not normally required	11

15	Notices	12

15.1	Form of Notice	12
15.2	When Notices are taken to have been given and received	12

16	Ancillary provisions	12

16.1	Entire agreement	12
16.2	Severability	12
16.3	Successors and permitted assigns	12
16.4	Exercise of rights	13
16.5	Waiver	13
16.6	Confidentiality	13
16.7	Remedies cumulative	13
16.8	Amendment	13
16.9	Counterparts	13
16.10	Applicable law	13
16.11	Costs	13

Schedule 1 - Pro Forma Financing Statement		14

Signing page		15

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Particulars

Dated as of		2014

Shareholder 1	Name	Tianqi UK Limited

	Registration No:	08960607

	Address	c/o Hackwood Secretaries Limited, One Silk Street, London, EC2Y 8HQ, United Kingdom

	Fax	+86 28 8518 3501

	Email	vivianwu@tianqilithium.com

	Authorised Officer	Vivian Wu

Shareholder 2	Name	RT Lithium Limited

	Registration No:	incorporated in England and Wales, Company No. 8785002

	Address	400 Capability Green, Luton, Bedfordshire, England LU1 3AE

	Fax	Bob Zatta +1 609 514 8721 Tom Riordan +1 609 514 8722

	Email	RZatta@rocksp.com/ TRiordan@rocksp.com

	Authorised Officer	Bob Zatta and Tom Riordan

Recitals	A. The parties to this deed are also parties to the Shareholders Agreement (SHA).

B. The parties have agreed to enter into this deed to secure performance of certain of their obligations to each other under the SHA.

The parties agree:

in consideration of, among other things, the mutual promises contained in this deed:

1                               Definitions and interpretation

1.1                     Definitions

Unless set out below or the context otherwise requires, the definition of each defined expression in this deed (including the Recitals) is the same as is defined in the SHA, and in addition:

Authorised Officer means the person nominated by a party in its Particulars, or any person replacing the nominated person as its authorised officer by notice given in accordance with this deed.

Authority is any government department, local government council, government or statutory authority or any other party under a Law which has a right to impose a requirement or whose consent is required with respect to the SHA.

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Company means Windfield Holdings Pty Ltd (ACN 160 456 164), incorporated in Australia.

Completion has the meaning given in the Shareholders Agreement.

Default means the failure by a Shareholder to perform, when due, any Secured Obligations.

Defaulter means a Shareholder which has committed a Default.

Enforcement Administrator means, in relation to an Enforcer, the Enforcer, any receiver, receiver and manager, administrator or attorney appointed under this deed or any agent of the Enforcer which has entered into possession of the whole or part of the Secured Property.

Enforcement Expenses means all costs, charges and expenses of the Enforcer and the Enforcement Administrator (including its remuneration) incurred in or incidental to the exercise or performance of any Power under this deed.

Enforcer means a party to this deed which has commenced enforcement proceedings under this deed.

Financing Statement means a financing statement registerable under the PPSA substantially in the form of the Pro Forma Financing Statement set out in Schedule 1.

Law means legislation including regulations, by laws, and other subordinate legislation, the requirements and guidelines of any Authority, including any applicable listing rules, with which a party is legally required to comply, and common law and equity.

Non-Defaulter means a Shareholder that is not a Defaulter.

Particulars mean the particulars of a party given on page 1 of this deed, as amended by notice given in accordance with this deed.

Personal Property means all of the Secured Property that is personal property (as defined in the PPSA) and to which the PPSA applies.

Power means any power, right, authority, discretion or remedy conferred on any Shareholder or an Enforcement Administrator by this deed or by Law in relation to this deed.

PPSA means the Personal Property Securities Act 2009 (Cth).

Prescribed Order means the order prescribed under this deed for the application of all moneys received by an Enforcer or an Enforcement Administrator under or by virtue of this deed, subject to any Law and notwithstanding agreement to the contrary.

Proceeds means, in relation to any Secured Property, all proceeds realised as a result of a Shareholder or its Enforcement Administrator taking possession of, or exercising any of its Powers in relation to, the relevant Secured Property.

Secured Obligations means, in relation to each Shareholder, its obligations to transfer shares in the Company and the benefit of any Shareholder Debt of the Shareholder to the other Shareholder in accordance with clause 20 (Transfer on Event of Default) of the SHA, clause 21 (Terms and Consequences of Transfers of Shares) of the SHA and clause 19.4 (Drag-along) of the SHA, including payment of liquidated or unliquidated damages under or in connection with those obligations, or as a result of a breach of or default in performance of those obligations under the SHA. It includes all such obligations that a Shareholder would have been liable to perform but for its liquidation or some other reason.

Secured Property means, in relation to a Shareholder, all its present and future interest in the following:

(a)                       all shares in the capital of, and any other securities of, the Company held by the Shareholder;

(b)                       the benefit of any Shareholder Debt of the Shareholder; and

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(c)                        all proceeds derived or arising from any of the above.

Security means the Security Interests constituted or created by this deed.

Security Interest:

(a)                       in relation to any Personal Property, has the same meaning as in the PPSA; and

(b)                       in relation to property other than Personal Property, means any security for the payment of money or performance of obligations including any security or preferential interest or arrangement of any kind, or any other right of or arrangement with any creditor to have its claims satisfied prior to other creditors with, or from the Proceeds of, any asset including, without limitation, retention of title other than in the ordinary course of business and any deposit of money by way of security.

Shareholder means each of Shareholder 1 and Shareholder 2.

Shareholders Agreement or SHA means the shareholders agreement dated 31 March 2014 between Chengdu Tianqi Group Co., Ltd, Sichuan Tianqi Lithium Industries, Inc., Tianqi Group HK Co., Limited, Shareholder 1, Shareholder 2 and the Company.

Shareholder Debt has the meaning given in the Shareholders Agreement.

1.2                     Interpretation

In this deed, unless the context otherwise requires:

(a)                       the singular includes the plural and vice-versa;

(b)                       headings do not affect the interpretation of this deed;

(c)                        a reference to a party means a party to this deed as listed on page 1 of this deed and includes that party’s executors, administrators, substitutes, successors and permitted assigns;

(d)                       references to a part, clause, schedule, exhibit and annexure refers to a part, clause, schedule, exhibit or annexure of, in or to this deed;

(e)                        a reference to this deed includes all schedules, exhibits and annexures to this deed;

(f)                         a reference to an agreement, deed, instrument or other document includes the same as amended, novated, supplemented, varied or replaced from time to time;

(g)                        a reference to a court is to an Australian court;

(h)                       a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinated legislation issued under, that legislation or legislative provision;

(i)                           a reference to a day, month or year is relevantly to a calendar day, calendar month or calendar year;

(j)                          a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise; and

(k)                       no rule of construction is to apply to the disadvantage of a party on the basis that that party drafted the whole or any part of this deed.

1.3                     Supremacy of interpretation

If there is any conflict between a provision of this deed and a provision of the SHA, this deed shall prevail.

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2                               Limited Recourse

2.1                     Limit and release

(a)                       Subject to clause 2.2 but despite any other provision of this deed, the liability of a Shareholder under or in connection with this deed is limited to the total amount available to the other Shareholder as a result of a realisation of the Secured Property in accordance with this deed (after payment of Enforcement Expenses).

(b)                       Each Shareholder waives all claims (including in respect of deceptive and misleading conduct) it may have against the other Shareholder under or in connection with this deed in respect of which that other Shareholder is not liable under paragraph (a).

2.2                                Exceptions (Fraud and negligence)

(a)                       Nothing in clause 2.1 limits the liability of the Shareholder in respect of any loss, cost or expense suffered or incurred by the other Shareholder arising from that Shareholder’s fraud or gross negligence under or in connection with this deed.

(b)                       Failure by a Shareholder to pay all or any part of any amount due under or in connection with this deed does not of itself constitute fraud or gross negligence on its part.

2.3                     Unrestricted remedies

(a)                       Subject to sub-paragraph (b), nothing in clause 2.1 limits the other Shareholder in:

(i)                          exercising its rights or powers under this deed in relation to the Secured Property;

(ii)                       obtaining an injunction or other order to restrain any breach of this deed by any party; or

(iii)                    obtaining declaratory relief.

(b)                       In exercising any right, power or remedy under this deed, neither the other Shareholder nor any Enforcement Administrator shall incur, or have the authority to incur, any liability on behalf of or for the account of the Shareholder except a liability which is itself subject to the limitation in clause 2.1.

2.4                     Restricted remedies

Except as provided in clause 2.3, the other Shareholder shall not, in relation to any liability for which the Shareholder is not liable under clause 2.1:

(a)                       obtain a judgment for the payment of money or damages by the Shareholder;

(b)                       issue any demand under s459E(1) of the Corporations Act 2001 (Cth) (or any analogous provision under any other law) against the Shareholder;

(c)                        apply for the winding up of the Shareholder;

(d)                       levy or enforce any distress or other execution to, on or against any asset of the Shareholder;

(e)                        apply for the appointment by a court of a receiver to any of the assets of the Shareholder; and

(f)                         exercise or seek to exercise any set-off or counterclaim against the Shareholder,

or take proceedings for any of the above and the other Shareholder waives its rights in respect of those applications and proceedings.

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3                               Security

3.1                     Shareholder must perform the Secured Obligations

Each Shareholder agrees to perform the Secured Obligations in accordance with the terms of the SHA and any other agreement in writing to do so.

3.2                     Grant of Security

For the purpose of securing its obligations to perform the Secured Obligations , each Shareholder charges all its present and future Secured Property by:

(a)                       granting a Security Interest in the Personal Property; and

(b)                       charging by way of fixed charge Secured Property that is not Personal Property, in favour of the other Shareholder.

3.3                     Variations and Replacements

(a)                       Each Shareholder acknowledges that the SHA may be varied or replaced from time to time in accordance with its terms.

(b)                       Each Shareholder confirms that the Secured Obligations include those obligations under the Shareholder Agreement as varied or replaced and that this applies regardless of:

(i)                          how the Shareholder Agreement or this deed is varied or replaced; or

(ii)                       the reasons for the variation or replacement; or

(iii)                    whether the Secured Obligations are decreased or increased or whether the Shareholder Agreement is otherwise more or less onerous as a result of the variation or replacement.

3.4                     Registration

Each Shareholder must:

(a)                       co-operate with each other Shareholder to register Financing Statements under the PPSA in respect of each Security Interest granted under this deed. Unless otherwise agreed by all Shareholders:

(i)                          the details to be included in each Financing Statement must be substantially as set out in Schedule 1; and

(ii)                       no Shareholder is required to assist another Shareholder to perfect its Security Interest under the PPSA by any means other than registration of such Financing Statements; and

(b)                       co-operate with each other Shareholder to cause this deed to be registered with Companies House in the United Kingdom.

4                               Nature of Security

4.1                     Priority

(a)                       The Security takes priority over all other mortgages, pledges, liens, charges or other forms of Security Interest.

(b)                       The Security Interests in favour of each Shareholder rank equally irrespective of the date the Security Interests were registered or the date on which respective Secured Obligations became due.

(c)                        Where an item of the Secured Property is held or owned by a Shareholder at the date of this deed, the Security has immediate effect over it.

5

(d)                       Where an item of Secured Property is acquired by a Shareholder after the date of this deed, the Security has effect over it from the time it is acquired by the Shareholder.

4.2                     Dealing with Secured Property

(a)                       Each Shareholder warrants to and covenants with each other Shareholder that:

(i)                          as at the date of this deed there subsists no Security affecting any of the Secured Property; and

(ii)                       it will not create or allow to exist any Security Interest, over the whole or part of its Secured Property ranking in priority to, equally with or after this security, except as permitted by the SHA.

(b)                       Except as permitted under the SHA and this deed:

(i)                          a Shareholder must not assign, or agree or attempt to assign, or take any step towards assigning, or otherwise dealing with any Secured Property; and

(ii)                       a Defaulting Shareholder must not assign, agree or attempt to assign, or take any step towards assigning, or otherwise dealing with any Secured Property.

4.3                     Subsequent Securities

Each Shareholder covenants with each other Shareholder that any other Security Interest granted, entered into or incurred by it over the whole or any part of the Secured Property, will acknowledge and provide for the priority of and be subject to this Security.

4.4                     Continuing security

This Security is a continuing security notwithstanding any settlement of account, intervening payment or any other matter or thing whatsoever and remains in full force until a final discharge has been executed by all Shareholders.

4.5                     Preference

If a claim that any payment, transaction, conveyance or transfer during the currency of the Security affecting or relating in any way to the Secured Obligations is void or voidable under any Law relating to bankruptcy or winding up or the protection of creditors is upheld, conceded or comprised (Preference):

(a)                       the Non-Defaulters will forthwith become entitled against the Defaulter to all rights in respect of the Secured Obligations and the Secured Property as they would have had if the Preference had not been made; and

(b)                       the Defaulter must forthwith take all such steps and sign all such documents as required by each Non-Defaulter as being necessary or convenient to restore to the Non-Defaulter any Security Interest held by it immediately prior to such Preference.

4.6                     Discharge

At the written request of either Shareholder, the other Shareholder must discharge the Security if the relevant Shareholder has fully observed and performed its respective Secured Obligations and the SHA has been terminated under clause 27(a)(ii) or 27(a)(iii) (Duration and Termination) of the SHA.

5                               Enforcement

5.1                     Enforcement by Non-Defaulter

Without limiting the remedies available to any Shareholder under the SHA or otherwise, on the occurrence of a Default in respect of a Shareholder, the other Non-Defaulter may exercise any or all Powers provided in this deed to enforce the Security granted by the Defaulter and use

6

and apply any moneys realised from the exercise of any such power or remedy as provided in this deed.

5.2                     Enforcement Administrator

(a)                       The Enforcer may at any time after its entitlement to enforce arises:

(i)                          appoint any person or two or more persons jointly and/or severally to be an Enforcement Administrator of all or any of the Secured Property of the Defaulter;

(ii)                       remove any Enforcement Administrator and in the case of the removal, retirement or death of any Enforcement Administrator may appoint another in his place; and

(iii)                    fix the remuneration of any Enforcement Administrator.

(b)                       An Enforcement Administrator appointed under this clause is deemed to be the agent of the Defaulter which is solely responsible for his or her acts and defaults and for his or her remuneration.

(c)                        Except as otherwise provided in this deed, the Non-Defaulter is not under any liability to the Enforcement Administrator for Enforcement Expenses or otherwise.

5.3                     Powers

(a)                       Subject always to the SHA (other than the provisions regulating transfer or assignment) and to any restriction in the terms of their appointment, and in addition to any powers granted by Law, every Enforcer or Enforcement Administrator has power without the need for any consent on the part of a Defaulter to do anything in respect of the relevant Secured Property which that Defaulter could do, including (without limitation, unless the terms of appointment restrict an Enforcement Administrator’s powers):

(i)                          perform the Secured Obligations that the Defaulter has failed to perform;

(ii)                       improve the Secured Property;

(iii)                    sell, transfer or otherwise dispose of the Secured Property or any interest in it;

(iv)                   lease or licence the Secured Property or any interest in it, or deal with any existing lease or licence (including allowing a surrender or variation);

(v)                      take or give up possession of the Secured Property as often as it chooses;

(vi)                   sever, remove and sell fixtures attached to the Secured Property; or

(vii)                do anything else the Law allows as owner or an Enforcement Administrator of the Secured Property to do.

Each of the above paragraphs must be construed independently. No one paragraph limits the generality of any other paragraph.

(b)                       All provisions of any Law are deemed to be negatived or varied in so far as they are inconsistent with the terms and provisions expressed in this deed.

(c)                        Any dealing under any such power may be on such terms and conditions as the Enforcer or Enforcement Administrator thinks fit.

5.4                     Sale of Secured Property

(a)                       The Enforcer or Enforcement Administrator may sell or concur in selling any of the Secured Property in accordance with the following provisions of this clause and subject to the SHA.

7

(b)                       The Enforcer or Enforcement Administrator may sell or concur in selling any of the Secured Property such sale to be made:

(i)                          by public auction or private treaty or by tender for cash or on credit;

(ii)                       in one lot or in parcels;

(iii)                    either with or without special conditions or stipulations as to title or time or mode of payment of purchase money or otherwise;

(iv)                   with power to allow the whole or any part of the purchase money to be deferred (whether with or without security);

(v)                      whether or not in conjunction with the sale of any property by any person; and

(vi)                   upon such other terms and conditions as the Enforcer or Enforcement Administrator may consider expedient.

(c)                        The Enforcer or Enforcement Administrator must give to each Non-Defaulter not less than 30 days’ written notice of the Enforcer’s or Enforcement Administrator’s intention to sell or offer for sale the Secured Property of the Defaulter.

5.5                     Saving of power to appoint Enforcement Administrator

The power to appoint an Enforcement Administrator under this clause may be exercised notwithstanding that at the time when such an appointment is made an order has been made or a resolution passed for the winding up of, or the appointment of an administrator to, the Defaulter, in which case the Enforcer or Enforcement Administrator may not be able to act as the agent of the Defaulter.

5.6                     Withdrawal

The Enforcer or Enforcement Administrator may at any time give up possession of the Defaulter’s Secured Property and may at any time withdraw from any receivership or administration under this deed.

6                               Shares, loans and other interests

6.1                     Non-Defaulter to retain all rights and dividends

Until a Non-Defaulter becomes entitled to enforce its rights under this deed:

(a)                       a Shareholder is entitled to exercise all rights and retain all dividends, interest and other returns in respect of shares, loans and other interests forming part of the Secured Property;

(b)                       the Shareholder may exercise any voting power in respect of such shares, loans and other interests as it sees fit; and

(c)                        an Enforcer or Enforcement Administrator may not exercise any voting power in respect of such shares, loans and other interests without the Shareholder’s consent.

6.2                     Cessation of Defaulter rights

Upon an Enforcer becoming entitled to enforce its rights under this deed, all rights of the Defaulter under this clause cease and:

(a)                       the Defaulter must procure that all dividends, interest and other returns in respect of shares, loans and other interests forming part of the Secured Property are paid directly to the Enforcer or Enforcement Administrator; and

(b)                       the Enforcer or Enforcement Administrator becomes entitled to exercise all rights attaching to such shares, loans and other interests.

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7                               Protection of third parties

7.1                     Dealings with Enforcer or Enforcement Administrator

Any person dealing with an Enforcer or Enforcement Administrator:

(a)                       need not enquire whether any event has occurred to authorise the Enforcer or Enforcement Administrator to act;

(b)                       is not affected by express notice that any such dealing is unnecessary or improper, and

(c)                        may accept the receipt of the Enforcer or the Enforcement Administrator for any money as a discharge from any obligation of being concerned to see to the application or being liable or accountable for any loss or misapplication of that money

7.2                     Validity of receipt of Enforcer or Enforcement Administrator

The receipt of the Enforcer or Enforcement Administrator is deemed to be authorised and valid for the purpose of protecting any party to a dealing with an Enforcer or Enforcement Administrator, notwithstanding any irregularity or impropriety in any such dealing.

8                               Assignment

8.1                     Assignment only as permitted by SHA

A party must not assign or otherwise dispose of its rights and obligations under this deed otherwise than to a person to which it is permitted to assign its Shareholder interest under the SHA. Subject to that requirement, this deed is binding upon and inures to the benefit of the parties to this deed and their respective successors and permitted assigns.

8.2                     Release and replacement of Security on assignment

If a Shareholder which is not in breach of this deed or in default under the SHA:

(a)                       completes an assignment or other disposition of all or part of its Secured Property (the Assigned Secured Property) in accordance with the SHA;

(b)                       provides to the other Shareholder an instrument evidencing the grant of a Security Interest by the incoming assignee of the Assigned Secured Property in the form contemplated by the SHA; and

(c)                        undertakes at the cost of the incoming assignee to register, file or record such Security Interest,

then the other Shareholder must release and discharge the Security in respect of the Assigned Secured Property.

9                               Liability for loss and indemnity

9.1                     Persons not liable to account

Neither a Non-Defaulter nor an Enforcement Administrator is answerable or accountable for any loss of any kind whatever which may happen in or about the exercise or attempted exercise of any of the Powers except where the Non-Defaulter or an Enforcement Administrator has not conducted itself in good faith or has committed fraud or gross negligence or wilful misconduct.

9.2                     Persons not liable for entry into possession

Neither an Enforcer nor an Enforcement Administrator is by reason of entering into possession of any part of the Secured Property liable:

(a)                       to account as mortgagee in possession or for anything except actual receipts; or

9

(b)                       for any loss upon realisation or for any default or omission for which a mortgagee in possession might be liable.

9.3                     Indemnity

(a)                       A Defaulter must, on demand, indemnify and keep indemnified all Enforcers and Enforcement Administrators from and against all Enforcement Expenses incurred in any way in enforcing the Security or in the exercise or attempted exercise of any Power in relation to that Defaulter or its Secured Property.

(b)                       An Enforcer or Enforcement Administrator may obtain and pay out of any Proceeds in its, his or her hands all sums necessary to effect such indemnity.

(c)                        Each indemnity in this deed is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this deed. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this deed.

10                        Warranties and further assurance

10.1              Warranties

Each Shareholder warrants to each other Shareholder that it has, by its constitution, adequate corporate powers and authority to enter into this deed and to fulfil its obligations hereunder and that all necessary resolutions have been passed, and all necessary other corporate action has been taken in order to render this deed valid and binding on it.

10.2              Further assurance

Each Shareholder must from time to time do or cause to be done anything reasonably requested by any other Shareholder:

(a)                       to ensure this deed and each Security Interest created under it is fully effective, enforceable and perfected with the stated priority;

(b)                       for more satisfactorily mortgaging, assuring or securing the relevant Secured Property to the other Shareholders; or

(c)                        for aiding in the execution or exercise of any Power,

including, without limitation, the obtaining of any consent, authorisation, approval or exemption from any government or governmental agency or authority, the execution of any other document or agreement or the delivery of documents or evidence of title not inconsistent with this deed.

10.3              Power of Attorney

Each Shareholder for valuable consideration and by way of security irrevocably appoints each other Shareholder (other than a Defaulter) and each of their respective directors and secretaries severally its attorney to do all things which that Shareholder is obliged to do (but does not do) under or in relation to this deed and in relation to the performance of the Secured Obligations.

11                       Application of PPSA to this deed

11.1              Enforcement

The Shareholders agree that each of the provisions of the PPSA which section 115 of the PPSA permits parties to contract out of, other than sections 117 and 118 (relationship with land laws) and 134(1) and 135 (retention of collateral), do not apply to the enforcement of this Security or any Security Interest under this deed.

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11.2              Confidentiality

To the extent permitted by section 275 of the PPSA, the parties agree to keep all information of the kind mentioned in section 275(1) of the PPSA confidential and to not disclose that information to any other person, except where disclosure is otherwise permitted or authorised under the SHA.

11.3              Notices

Notwithstanding anything in this deed, notices or documents required or permitted to be given under this deed for the purposes of the PPSA must be given in accordance with the PPSA.

11.4              Waiver of certain notices by Shareholder

Each Shareholder waives the right to receive any notice under the PPSA (including notice of a verification statement) unless the notice is required by the PPSA and cannot be excluded. However, upon request by a Shareholder, each Shareholder agrees to provide to that first Shareholder copies of any verification statements concerning registrations made by the second Shareholder against that first Shareholder in the last 5 years preceding the request (or such lesser period as is specified).

11.5              Registration

Each Shareholder consents to each other Shareholder effecting a registration of a Financing Statement on the Personal Property Securities Register established under the PPSA.

12                        Goods and services tax

If all or any part of any payment by a Shareholder under this deed is the consideration for a taxable supply for GST purposes then, subject to the payee first providing a tax invoice to that Shareholder, when making the payment the Shareholder must pay to the payee an additional amount equal to that payment multiplied by the appropriate rate of GST.

13                        Moratorium legislation

The provisions of any Law existing now or in the future which operate directly or indirectly:

(a)                       to lessen, modify or vary in favour of a party its obligations under this deed; or

(b)                       to delay, postpone, fetter or otherwise prevent or prejudicially affect the exercise by a party to this deed of any of the Powers conferred on it are negatived and excluded from this deed, to the fullest extent that each party may lawfully do so.

14                        Notice not normally required

(a)                       No Enforcer or Enforcement Administrator need give the Defaulter any notice or demand or allow time to elapse before exercising a right under this deed or conferred by Law (including a right to sell) unless the notice, demand or lapse of time is required by Law and cannot be excluded.

(b)                       If the Law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right under this deed or conferred by law may be exercised, then:

(i)                          when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must occur or be permitted by the Enforcer; and

(ii)                       when the law provides that a period of notice or lapse of time may be stipulated or fixed by this deed, one day is stipulated and fixed as that period of notice or lapse of time including, if applicable, as the period of notice or lapse of time during which:

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A.                          a Default must continue before a notice is given or requirement otherwise made for performance of the Secured Obligations or the observance of other obligations under this deed; and

B.                          a notice or request for performance of the Secured Obligations or the observance of other obligations under this deed must remain not complied with before the Enforcer may exercise rights.

15                        Notices

15.1              Form of Notice

Unless expressly stated otherwise in this deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this deed (Notices) must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Particulars or, if the recipient has notified otherwise, then marked for attention in the last way notified.

15.2              When Notices are taken to have been given and received

(a)                       A Notice is regarded as given and received:

(i)                          if delivered by hand, when left at the address given in the Particulars;

(ii)                       if sent by pre-paid post, on the 3rd day following the date of postage;

(iii)                    if given by fax, on production of a transmission report by the machine from which the fax was sent which indicates that the fax was sent in its entirety to the recipient’s fax number, unless the recipient informs the sender that the Notice is illegible or incomplete within 4 hours of it being transmitted; and

(iv)                   if sent by email, at the time shown in the delivery confirmation report generated by the sender’s email system.

(b)                       A Notice delivered or received other than on a day on which trading banks are open for business in Chengdu, Frankfurt, New York and Perth (Business Day) or after 5.00pm (recipient’s time and city) is regarded as received at 9.00am on the following Business Day. A Notice delivered or received before 9.00am (recipient’s time and city) is regarded as received at 9.00am.

16                        Ancillary provisions

16.1              Entire agreement

This deed contains everything the parties have agreed in relation to this deed. No party can rely on an earlier written document or anything said or done by another party, or by a director, officer, agent or employee of that party, before this deed was executed, save as permitted by law.

16.2              Severability

If any of the provisions of this deed are held to be invalid or unenforceable, the severance provisions of the SHA apply to such invalidity or unenforceability.

16.3              Successors and permitted assigns

The provisions of this deed enure for the benefit of and are binding upon each Shareholder and their respective successors and permitted assigns.

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16.4              Exercise of rights

Subject to any contrary express provision of this deed:

(a)                       an Enforcer or Enforcement Administrator may exercise a Power at its discretion, and separately or concurrently with another Power;

(b)                       a single or partial exercise of a Power by the person does not prevent a further exercise of that or an exercise of any other Power; and

(c)                        failure by the person to exercise or delay in exercising a Power does not prevent its exercise or operate as a waiver.

16.5              Waiver

A waiver of any right, power or remedy under this agreement must be in writing signed by the party granting it. A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

16.6              Confidentiality

The provisions of the SHA relating to confidentiality apply to information provided under this deed by one party to another as if set out in this deed.

16.7              Remedies cumulative

The rights and remedies provided in this deed are cumulative and not exclusive of any rights or remedies provided by Law.

16.8              Amendment

No modification, variation or amendment of this deed is of any force unless it is in writing and has been signed by each of the parties.

16.9              Counterparts

This deed may be executed in any number of counterparts and by different parties in separate counterparts. Each counterpart when so executed is deemed an original but all of which together constitute one and the same instrument.

16.10       Applicable law

(a)                       This deed is governed by and must be construed in accordance with the laws of Western Australia.

(b)                       Without limiting sub-clause (a), to the extent permitted by law the Security is governed by the laws of Western Australia.

(c)                        The parties submit irrevocably to the non-exclusive jurisdiction of the Courts of Western Australia and all Courts competent to hear appeals from those Courts.

16.11       Costs

Each party must pay its own costs of reviewing and executing this deed and any other document provided for or contemplated by this deed.

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Schedule 1 - Pro Forma Financing Statement

Details for Financing Statement (Clause 3.4(a)):

Registration details

Collateral type:	commercial

Registration transitional:	no

secured party group number:	[insert relevant number]

earlier registration number:	N/A

Collateral Class

General property (all present and after acquired property):	With exceptions

Additional details

purchase money security interest applies:	N/A

Collateral description

Collateral is Grantor’s interest in shares, securities, loans and related assets, and all other property described in any security agreement with Secured Party. It excludes all other property and property expressly released. May be subject to control. Grantor breaches a security agreement if, without Secured Party’s consent or agreement, it disposes of collateral, including disposal in the ordinary course of business in certain cases.

Proceeds

Yes: ‘all present and after acquired property.’

Duration of registration

No stated end time

Grantor

[insert relevant details]

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Executed as a deed

Signing page

SIGNED, SEALED and DELIVERED by	)

Tianqi UK Limited )

Signature of Director

Name of Director

in the presence of:

Signature of witness

Name of witness

Address of witness

SIGNED, SEALED and DELIVERED by	)

RT Lithium Limited )

Signature of Director

Name of Director

in the presence of:

Signature of witness

Name of witness

Address of witness

Schedule 3 — Special Majority Matters

1                                        Acquisitions and Disposals; Material Changes in the Business

Any of the following actions by a Windfield Group Entity, except to the extent contemplated by the annual Budget and Business Plan.

(a)                                 Acquiring (whether by subscription, transfer or otherwise) shares in any entity (other than a Windfield Group Entity), acquiring interests in any trust or becoming a partner in any partnership.

(b)                                 Agreeing to any limitation on its freedom to engage in any type of business or activity, including in competition with any person or in any area.

(c)                                  Effecting any material change in the nature of the Business or the commencement of any new business.

(d)                                 Merging or amalgamating with any entity (other than another Windfield Group Entity).

(e)                                  Agreeing to pay a person remuneration calculated by reference to a Windfield Group Entity’s income or profits.

(f)                                   The acquisition or disposal (whether by sale, lease or the grant of a Security Interest) of any asset or related assets, other than the acquisition of Business inputs or the disposal of Business products on arm’s length terms and in the ordinary course of business, for a price that exceeds:

(i)                                    A$10 million for any single transaction (or related series of transactions); or

(ii)                                 A$50 million in aggregate for all transactions in any five-year period during the term of this agreement, other than those which have been approved by a Special Majority.

(g)                                  Providing financial accommodation (including by way of guarantee) of more than A$2 million, except to:

(i)                                    Windfield or a wholly-owned subsidiary of Windfield; or

(ii)                                 a trade creditor on arm’s length terms and in the ordinary course of business.

2                                        Related Party Transactions

Entry into, termination or variation of any agreement between a Windfield Group Entity and a Shareholder or a related body corporate of a Shareholder, except:

(a)                                 an agreement contemplated by the then current annual Budget and Business Plan;

(b)                                 the entry into or termination of a Chemical Grade Off-take Agreement or a Technical Grade Distribution Agreement, or the entry into, termination or variation of any agreement contemplated by any of them; or

(c)                                  an agreement (or related series of agreements) which involve aggregate expenditure by all Windfield Group Entities of less than A$500,000 in any financial year.

3                                        Arrangements Affecting Capital

(a)                                 Any reduction of share capital (including through a share buy-back) by Windfield or any other Windfield Group Entity that is not a wholly-owned subsidiary of Windfield.

(b)                                 Any issue of shares, or securities convertible into shares, by a Windfield Group Entity except an issue of securities by:

(i)                                    Windfield offered to Shareholders pro-rata to their Specified Proportions; or

(ii)                                 a Windfield Group Entity to another Windfield Group Entity.

4                                        Finance Debt

(a)                                 Incurrence of Finance Debt by a Windfield Group Entity (other than any Shareholder Debt incurred pursuant to clause 13) if at the time the aggregate outstanding consolidated Finance Debt of Windfield exceeds A$10 million or such higher amount as may be approved by the Board from time to time.

(b)                                 Approval of any higher amount under paragraph (a).

5                                        Accounting Matters

(a)                                 Appointment or removal of Windfield’s auditors.

(b)                                 Change in Windfield’s financial year.

(c)                                  Change in Windfield’s accounting policies except to the extent mandated by IFRS.

6                                        Constitution

Any change to the Constitution.

7                                        Winding Up

Any Windfield Group Entity applying, commencing any proceedings or taking any other steps to wind up or dissolve, appoint an administrator or enter into an arrangement, compromise or composition with or assignment for the benefit of its creditors or shareholders, a class of them or any of them.

8                                        Minerals Conversion Plant

Any decision to undertake development of a minerals conversion plant, beyond completion of Windfield’s current feasibility study.

Schedule 4 — Chemical Grade Off-take Agreement Terms

CLIFFORD CHANCE

EXECUTION VERSION

TALISON LITHIUM AUSTRALIA PTY LTD

ROCKWOOD LITHIUM GmbH

OFF-TAKE AGREEMENT

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15.1	Interpretation	19
15.2	Consideration is GST Exclusive	19
15.3	Gross Up of Consideration	19
15.4	Reimbursements (Net Down)	20
15.5	Requirements for Tax Invoices	20

16.	VIENNA CONVENTION	20

17.	FAIRNESS	20

18.	OBLIGATIONS OF PRODUCER	20

19.	CONFIDENTIALITY	21
19.1	Confidentiality Restrictions	21
19.2	Permitted Disclosure	21
19.3	Prior Advice and Related Obligations	22
19.4	Damages Not an Adequate Remedy	22
19.5	Survival of Obligation	22

20.	GOVERNING LAW	22

21.	NOTICES	22

22.	MISCELLANEOUS	23
22.1	Assignment	23
22.2	Variation	24
22.3	Waiver	24
22.4	Costs	24
22.5	Further Assurance	24
22.6	Severance	24
22.7	Entire Agreement	24
22.8	Counterparts	24

SCHEDULE 1 — CONCENTRATE SPECIFICATIONS		25

SIGNING PAGE		26

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DETAILS

Parties	Producer and Buyer

Producer	Name	Talison Lithium Australia Pty Ltd

	ABN	39 139 401 308

	Address	Level 4, 37 St Georges Terrace, Perth, Western Australia, 6000

	Fax	+61 8 9202 1144

	Email	Lorry.Mignacca@talisonlithium.com and Emma.Hall@talisonlithium.com

	Attention	CEO and Commercial Manager

Buyer	Name	Rockwood Lithium GmbH

	Incorporated in	Germany

	Address	Industriepark Höchst, Gebaude G 879, D-65926, Frankfurt am

	Fax	+49 69 401 26-7 26 01

	Email	Marcus.Brune@rockwoodlithium.com

	Attention	Chief Financial Officer

Recitals	A

The Producer and the Buyer have agreed to enter into this off-take agreement in relation to the sale by the Producer and the purchase by the Buyer of a percentage of production of Concentrate from the Mining Operations owned by the Producer.

	B	The Buyer shall have the right to take in each Contract Year during the Term a percentage of production of Concentrate up to the Maximum Offtake.

Date	See Signing page

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GENERAL TERMS

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Agreement:

“Acquisition Agreement” means the agreement entered into on 29 November 2013 between RT Lithium Limited, Tianqi Group HK Co., Limited, Leader Investment Corporation and Windfield, as amended and restated on 31 March 2014.

“Agreed Offtake Amount” has the meaning set out in clause 3.2(a).

“Agreement” means this agreement and its schedules.

“Affected Party” has the meaning set out in clause 12(a).

“Bank Account” means the bank account nominated by the Producer to the Buyer in writing from time to time into which payments to the Producer under this Agreement are to be made.

“Business Day” means a day which is not a Saturday, Sunday, or a public holiday in Chengdu, Frankfurt or Perth.

“Care and Maintenance Suspension” has the meaning set out in clause 9(a).

“Commencement Date” means the date on which Completion occurs.

“Completion” means completion as defined in the Acquisition Agreement.

“Concentrate” means chemical-grade concentrate or other grade lithium concentrate produced by the Producer from its Mining Operations that meets the Specifications and used to convert to lithium carbonate, lithium hydroxide or other lithium chemicals.

“Confidential Information” means:

(a)                                the existence of and terms of this Agreement; or

(b)                                any unpublished information or documents disclosed to a Party by the other Party in connection with this Agreement (including information and documents supplied before the date of this Agreement), but excludes information or documents which:

(c)                                 at the time it was first disclosed to the Party, was already in the lawful possession of the Party; or

(d)                                becomes available to the Party lawfully through sources other than the other Party or its related bodies corporate.

“Confirmed Production” has the meaning set out in clause 3.1(b).

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“Consequential Loss” means any loss or damage suffered by a party which is indirect or consequential loss or damage within the meaning of the common law including loss of profits, loss of goodwill or credit and loss of opportunity, however arising.

“Contract Year” means:

(a)                                for the first year, the period between the Commencement Date and 31 December of that year;

(b)                                subject to paragraph (c), for every year thereafter, the period between 1 January and 31 December inclusive; and

(c)                                 for the final year, the period between 1 January of that year and the date on which this Agreement expires or is earlier terminated.

“Corporations Law” means the Corporations Act 2001 (Cth).

“Deliver” means the Producer delivering Concentrate to the Buyer at the Loading Port in accordance with the terms of this Agreement, including in accordance with an Indicative Delivery Schedule.

“Discharge Port” means the destination port for a vessel carrying Concentrate.

“Dispute” has the meaning set out in clause 11(a).

“End of Life of the Mining Operations” means the date on which the Producer ceases to extract lithium ore from the Mining Operations, on the basis that it has decided, in good faith and on reasonable grounds, that the ore reserve at the Mining Operations has been depleted to such a level that it would be no longer economically feasible to continue to extract lithium ore.

“Estimated Production” has the meaning set out in clause 3.1(a).

“FOB” means “Free on Board” as that term is defined or described in Incoterms® 2010.

“Force Majeure Event” has the meaning set out in clause 12(a).

“Independent Expert” has the meaning set out in clause 11(b).

“Indicative Delivery Schedule” has the meaning set out in clause 4.1(a), as such Indicative Delivery Schedule may be amended pursuant to clause 4.1(b) from time to time.

“Interest Rate” means the rate per annum being the sum of the Reference Rate on which the payment was due, plus a margin of 5%, calculated daily, where the Reference Rate is the arithmetic mean of the rates displayed at or about 10.30am (Perth time) on the Reuters screen LIBOR page for USD for a 3 month term and, if there is none, the Reference Rate will be the rate selected by the Producer as equivalent.

“IMO” means the International Maritime Organisation.

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“Loading Port” means the Port of Bunbury or the Port of Fremantle or such other port nominated by the Producer for loading of Concentrate for delivery by the Producer.

“Maximum Offtake” means a quantity of Concentrate that equals the Offtake Percentage of the Confirmed Production attributable to the relevant Contract Year and that is not contracted to be sold to a third party under a contract entered into before the Commencement Date.

“Mining Operations” means the Producer’s lithium operation known as the Talison Greenbushes Lithium Operations located at Greenbushes, Western Australia, including the mine site and processing plants.

“Offtake Estimate” has the meaning set out in clause 3.1(c)(ii).

“Offtake Nomination” has the meaning set out in clause 3.1(c)(i).

“Offtake Percentage” means:

(a)                                for so long as the Buyer or a related body corporate of the Buyer is a holder of shares in Windfield, 50% of the Producer’s actual production of Concentrate from the Mining Operations; or

(b)                                if the Buyer or a related body corporate of the Buyer ceases to be a holder of shares in Windfield, the lesser of:

(i)                                  the quantity of the Producer’s actual production of Concentrate from the Mining Operations taken by the Buyer during the two Supply Periods immediately prior to the Buyer or a related body corporate of the Buyer ceasing to be a holder of shares in Windfield; and

(ii)                               50% of the Estimated Production for the Contract Year in which the Buyer or a related body corporate of the Buyer ceases to be a holder of shares in Windfield,

provided that the quantity of Concentrate determined in accordance with paragraph (b)(i) or (b)(ii) must not be more than 50% of the Estimated Production in any Contract Year after the Buyer or a related body corporate of the Buyer ceases to be a holder of shares in Windfield.

“Other Buyer” means Tianqi Group HK Co., Limited.

“Other Offtake Agreement” means the offtake agreement, on substantially the same terms as this Agreement, entered into by the Other Buyer and the Producer on the date of this Agreement.

“Party” means either the Producer or the Buyer and “Parties” means both Producer and Buyer.

“Payment Date” means the due date for payment as shown in an invoice issued by the Producer under this Agreement.

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“Penalties” has the meaning set out in clause 6.2(a).

“Price” has the meaning set out in clause 6.1(a).

“Production Percentage” has the meaning set out in clause 3.3(a).

“Shareholders Agreement” means the shareholders agreement entered into on 31 March 2014 between Chengdu Tianqi Group Co., Ltd., Tianqi Group HK Co., Limited, Sichuan Tianqi Lithium Industries, Inc., Tianqi UK Limited, RT Lithium Limited and Windfield.

“Specifications” has the meaning given in clause 8(a).

“Supply Period” means, for the first Supply Period, the period between the Commencement Date and 30 June 2014 and, thereafter, the periods between 1 July and 31 December inclusive and 1 January and 30 June inclusive.

“Telegraphic Transfer” means the electronic transfer of money affected by a sending bank and a receiving bank from one bank account to another bank account.

“Term” has the meaning set out in clause 2(a).

“Windfield” means Windfield Holdings Pty Ltd (ACN 160 456 164).

“Windfield Group” means Windfield and each of its subsidiaries from time to time and “Windfield Group Entity” means any one of them.

1.2                              Related Bodies Corporate

(a)                                Subject to paragraph (c), an entity is a related body corporate of a person if it is a holding company, a subsidiary or another subsidiary of a holding company of that person.

(b)                                Subject to paragraph (c), an entity is a subsidiary of another person (its holding company) if that person, whether directly or indirectly through one or more other subsidiaries:

(i)                                  holds a majority of the voting rights in it;

(ii)                               is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)                            is a member or shareholder of it and controls alone, or pursuant to an agreement with other members or shareholders, a majority of the voting rights in it; or

(iv)                           has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors or other officers are obliged to comply.

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(c)                                 In respect of the use of the terms related body corporate, holding company and subsidiary in this agreement, no Windfield Group Entity is a related body corporate of the Buyer and vice versa, such that the Buyer is not a holding company of a Windfield Group Entity and no Windfield Group Entity is a subsidiary of the Buyer.

1.3                              Interpretation

The following rules apply to the interpretation of this Agreement:

(a)                                the singular includes the plural and vice versa, and a gender includes other genders;

(b)                                another grammatical form of a defined word or expression has a corresponding meaning;

(c)                                 a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(d)                                a reference to USD is to the currency of the United States of America;

(e)                                 a reference to AUD is to the currency of Australia;

(f)                                  a reference to a party is to a Party to this Agreement, and a reference to a party to a document includes the party’s officers, employees, executors, administrators, successors and permitted assigns and substitutes;

(g)                                 a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)                                a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(i)                                    the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(j)                                   any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(k)                                any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(l)                                    a rule of construction does not apply to the disadvantage of a Party because the Party was responsible for the preparation of this Agreement or any part of it;

(m)                            if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

6

(n)                                headings are for ease of reference only and do not affect interpretation; and

(o)                                a Party is to be taken to discharge an obligation under this Agreement or to exercise any right under this Agreement if the obligation is discharged or the right is exercised by a related body corporate of that Party.

2.                                     TERM

(a)                                Subject to early termination under clauses 2(b) or 13, the term of this Agreement shall be the period commencing on the Commencement Date and ending on the later of:

(i)                                     the date which is 20 years after the Commencement Date; and

(ii)                                  the end of the term of the Shareholders Agreement,

(Term).

(b)                                This Agreement shall automatically terminate on the End of Life of the Mining Operations.

(c)                                 If the Buyer (or its related body corporate) ceases to be the holder of shares in Windfield, then the Parties will negotiate in good faith to make such amendments as are necessarily required to ensure compliance with applicable laws (including competition laws).

3.                                     QUANTITY

3.1                              Production and Offtake Nominations

(a)                                In conjunction with the preparation of the draft Budget and Business Plan to be prepared in accordance with the Shareholders Agreement and, in any event by not later than 4 months prior to the commencement of each Contract Year (and within 3 months after the Commencement Date in the case of the first Contract Year), the Producer and the Buyer must consult in good faith to determine the quantity of Concentrate that the Producer estimates will be produced in that Contract Year and the following Contract Year (Estimated Production).  Upon making such determination, the Producer must provide notice to the Buyer setting out the amount of the Estimated Production so determined, with such notice to provide a breakdown of the Estimated Production for each calendar quarter during the applicable Contract Years.

(b)                                By not later than 30 September of each Contract Year (or within 4 months after the Commencement Date in the case of the first Contract Year), the Producer must provide notice to the Buyer of the confirmed production volumes for Concentrate in the following Contract Year (Confirmed Production), with such notice to provide a breakdown of the estimated production for each calendar quarter during the applicable Contract Year.

(c)                                 By not later than 30 October and 30 April of each Contract Year (and within 5 months after the Commencement Date in the case of the first Contract Year), the Buyer must:

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(i)                                  notify the Producer of the quantity of Concentrate that the Buyer proposes to purchase in the next Supply Period, expressed on a quarterly basis (Offtake Nomination); and

(ii)                               provide the Producer with an estimate of the quantity of Concentrate that the Buyer is likely to purchase in the period following the Supply Period for which the relevant Offtake Nomination is made (Offtake Estimate).

The Buyer must not make an Offtake Nomination for a quantity of Concentrate that would exceed the total amount of Confirmed Production for the relevant Supply Period.

(d)                                The Buyer must only make an Offtake Nomination for a quantity of Concentrate that it (or its related bodies corporate) requires for manufacture into lithium carbonate or lithium hydroxide or other lithium chemicals.  In order to ensure that the Producer can independently sell and market Concentrate to third parties as contemplated by paragraph 3.1(g) below, where the Buyer and Other Buyer do not collectively elect to acquire 100% of Confirmed Production, the Buyer agrees that any Concentrate purchased under this Agreement must be used for the manufacture of lithium carbonate or lithium hydroxide or other lithium chemicals or for resale to one or more related bodies corporate on the condition that they only use the Concentrate for manufacture into lithium carbonate or lithium hydroxide or other lithium chemicals and for no other purpose.

(e)                                 Subject to any other provision of this Agreement to the contrary, the Producer must treat the Buyer on the same basis as the Other Buyer in relation to the sale and purchase of Concentrate provided for in this Agreement.

(f)                                  If:

(i)                                  the Other Buyer does not contract with the Producer to take its maximum offtake of Concentrate for a Supply Period under the Other Offtake Agreement; and

(ii)                               the Buyer has made an Offtake Nomination for a quantity that exceeds the Maximum Offtake under this Agreement for that same Supply Period,

then the Buyer will be obliged to purchase an amount of the Other Buyer’s uncontracted quantity that is equal to the difference between the Other Buyer’s offtake nomination and its maximum offtake during the applicable Supply Period, provided however that the Buyer will not be required to purchase more than its Offtake Nomination.

(g)                                 If:

(i)                                  the Buyer makes an Offtake Nomination that is less than the Maximum Offtake under this Agreement for a Supply Period; and

8

(ii)                               the Other Buyer has not made an offtake nomination under the Other Offtake Agreement which would oblige it to purchase any uncontracted quantity under this Agreement,

the Producer may sell such uncontracted quantity to third parties for the purposes of conversion to lithium carbonate or lithium hydroxide or other lithium chemicals only and for no other purpose. The sale to the third party may be upon whatever terms the Producer (acting reasonably) thinks fit, having regard to the market price at that time and provided that the price paid by the third party is not less than the price payable under this Agreement.  The Producer must use reasonable endeavours to include a provision in any contracts entered into with third parties that reflects the intention that the Concentrate sold be used for the purposes of conversion to lithium carbonate or lithium hydroxide or other lithium chemicals only.

3.2                              Obligation to Take and Deliver

(a)                                The Producer must sell to the Buyer, and the Buyer must purchase from the Producer, the quantity of Concentrate that the Buyer notifies as its Offtake Nomination for each Supply Period or such other amount as may be determined in accordance with clause 3.1(f) (in either case, Agreed Offtake Amount).

(b)                                If the Buyer does not wish to take any amount of Concentrate that it is obliged to purchase during a Supply Period pursuant to paragraph (a), then the Buyer must provide notice to the Producer with sufficient time to enable the Producer to sell that amount of Concentrate to a third party.  If the Buyer provides notice pursuant to this paragraph (b), then:

(i)                                  the Producer must use reasonable endeavours to sell such amount of Concentrate to third parties.  The sale to the third party may be on whatever terms the Producer (acting reasonably) thinks fit, having regard to the market price at that time and provided that the price paid by the third party is not less than the price payable under this Agreement.  Quantities of Concentrate sold by the Producer pursuant to this paragraph (b)(i) will be deemed to have been delivered to the Buyer for the purpose of determining whether the Producer has fulfilled its obligations to Deliver Concentrate to the Buyer under this Agreement; and

(ii)                               if, notwithstanding this paragraph (b), the Producer is unable to sell any amount of Concentrate to which this paragraph (b) applies, then the Buyer must purchase that amount of Concentrate on the terms and conditions of this Agreement.

3.3                              Under and Over Production

(a)                                If the forecast production of Concentrate from the Mining Operations is less than the Confirmed Production for the relevant Contract Year, any quantity of Concentrate that may have been available for sale to third parties under clause 3.1(g) is, if agreed by the Buyer and the Other Buyer, to be made

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available to the Buyer (and the Other Buyer) under this clause and the quantity of Concentrate that the Producer is obliged to Deliver to the Buyer will then be determined by multiplying the Agreed Offtake Amount by the Production Percentage, where the Production Percentage (expressed as a percentage) is calculated as follows:

Production Percentage	=	Forecast Production for relevant Contract Year	x 100
Confirmed Production for relevant Contract Year

(b)                                If the forecast production of Concentrate from the Mining Operations is more than the Confirmed Production for the relevant Contract Year, the Producer must notify the Buyer (and the Other Buyer) as soon as reasonably practicable of the over production and the Buyer may elect to increase the quantity of Concentrate to be Delivered by the Producer. The increased quantity of Concentrate nominated by the Buyer must not, unless otherwise agreed between the Parties, exceed the amount determined by multiplying the Agreed Offtake Amount by the Production Percentage.  No amount of the excess of the actual production of Concentrate above the Confirmed Production for the relevant Contract Year will be available for sale to third parties until the Buyer (and the Other Buyer) has either elected to increase the quantity of Concentrate to be delivered or has notified the Producer that it does not wish to increase the quantity of Concentrate.

(c)                                 In order to determine whether the Producer has delivered the Agreed Offtake Amount, the Producer must, upon request, provide reasonable evidence and records to the Buyer at the end of each Contract Year in relation to the total quantity of Concentrate produced in that Contract Year.

4.                                     DELIVERY AND SHIPPING

4.1                              Delivery

(a)                                The Producer and the Buyer must consult in good faith to determine an indicative delivery schedule for each Supply Period (Indicative Delivery Schedule) in conjunction with the Offtake Nomination to be made in respect of that Supply Period.  The Indicative Delivery Schedule must specify the quantity of Concentrate anticipated to be Delivered each month during the relevant Supply Period.

(b)                                Subject to clause 3.3, the Producer will use all reasonable endeavours to Deliver Concentrate to the Buyer in accordance with the Indicative Delivery Schedule. Each Party must inform the other Party as soon as practicable after it becomes aware of any circumstances that may have a material impact on the Indicative Delivery Schedule and the Parties agree to negotiate in good faith to agree mutually acceptable amendments to the Indicative Delivery Schedule.

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(c)                                 Prior to each calendar quarter (commencing 1 January, 1 April, 1 July and 1 October), the Producer must provide the Buyer with a forecast of its anticipated production for the succeeding quarter, and propose any necessary adjustment to the Indicative Delivery Schedule arising from any difference in the then anticipated production compared with the Confirmed Production provided under clause 3.1(b).

(d)                                Unless otherwise agreed by the Parties (acting reasonably), Concentrate must be Delivered to the Buyer by the Producer on an FOB basis to the Loading Port nominated in the Indicative Delivery Schedule.

(e)                                 All packaging of Concentrate for Delivery must be in bulk.  Delivery of Concentrate in smaller quantities will be to the Buyer’s cost.

4.2                              Deliveries of Out of Specification Concentrate

(a)                                If at any time prior to the loading of a vessel or truck for Delivery to the Buyer, the Producer determines that any delivery of Concentrate will not meet the Specifications, the Producer must provide notice of this to the Buyer as soon as practicable.

(b)                                Upon receipt of a notice pursuant to paragraph (a), the Producer and the Buyer will meet to discuss in good faith the most appropriate steps to be taken having regard to the interests of both Parties.  If the Parties are unable to agree the most appropriate steps to be taken within 30 days of the notice being given under paragraph (a), then the Buyer may elect to reject the Concentrate the subject of the proposed delivery.

(c)                                 If the Buyer rejects any delivery of Concentrate pursuant to paragraph (b):

(i)                                  the Producer must first offer to sell that Delivery of Concentrate to the Other Buyer; or

(ii)                               if the Other Buyer does not elect to take that Delivery of Concentrate, the Producer may offer to sell that Concentrate to a third party,

in either case, and notwithstanding any other provision of this Agreement, at such price as the Producer may determine in its sole discretion.

4.3                              Transport and Shipping

(a)                                The Producer will organise:

(i)                                  the transportation of Concentrate for Delivery from the Mining Operations to the Loading Port, the cost of which will be borne by the Producer; and

(ii)                               such other transportation, shipping and logistics services from the Loading Port to the place of destination as may be required by the Buyer, including arranging for vessels to transport Concentrate, scheduling and notification of arrival of vessels, freight, packaging, handling and storing of Concentrate and such other transportation and

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shipping logistics services from the Loading Port to the place of destination as may be required by the Buyer on a full cost recovery basis.

(b)                                Subject to paragraph (c), if the Producer enters into any arrangements with third parties for the provision of transportation, shipping and logistics services from the Loading Port to the place of destination for the purposes of any shipment of Concentrate to be delivered to the Buyer pursuant to paragraph (a)(ii), then all risks relating to, and any liabilities associated with, such arrangements shall be borne by the Buyer.

(c)                                 Where any such transportation, shipping and logistics services arrangements entered into with third parties are not used solely for the purposes of Concentrate to be delivered to the Buyer, any risks and liabilities to be borne by the Buyer under paragraph (b) shall be determined based on the proportion that the amount of Concentrate to be delivered to the Buyer bears to the aggregate of all amounts of Concentrate in respect of which the applicable services are being used.

4.4                              FOB Loading Terms at Loading Port

The Producer is responsible for loading the Concentrate on to the carrying vessel at the Loading Port at its own risk and expense.

4.5                              Insurance

The Producer must maintain with reputable insurance companies such insurances as to cover the Mining Operations against such risks and perils and in such amounts customary in the case of similar operations, including:

(a)                                public (third party) liability and property damage to a limit of not less than AUD20,000,000 per event and in the aggregate; and

(b)                                road transport and loading cargo insurance for all Deliveries on an FOB basis to cover all cargo against loss, damage and theft.

5.                                     WEIGHING AND SAMPLING

5.1                              Loading Port

At the Loading Port, the Producer (at the Producer’s expense) must, in accordance with the Producer’s standard practice, weigh, sample and determine the assay of the Concentrate loaded on to each carrying vessel for Delivery to the Buyer.

5.2                              Documentation for Buyer

As soon as practicable after the loading of each carrying vessel for Delivery to the Buyer, the Producer must provide to the Buyer:

(a)                                a certificate setting out details of the weight, sample and assay of the Concentrate as determined by the Producer in accordance with clause 5.1, such certificate to include analysis by reference to the Specifications; and

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(b)                                a complete set of three original FOB bills of lading.

The certificate provided by the Producer under paragraph (a) will be final and binding in the absence of manifest error.

5.3                              Discharge Port

At the Discharge Port, the Buyer (at the Buyer’s expense) may conduct its own weighing, sampling and determination of the assay of the Concentrate discharged from each carrying vessel for delivery to the Buyer.  Such weighing, sampling and determination of the assay of the Concentrate by the Buyer will not impact upon the Producer’s determination of those matters in accordance with clause 5.1.

6.                                     PRICE

6.1                              Price

(a)                                The Parties will negotiate in good faith to agree, by not later than 30 October and 30 April of each Contract Year, the price payable for Concentrate to be sold and purchased under this Agreement for the following Supply Period.  Such price must be an FOB price that is:

(i)                                  if there are sales to any person that is not the Buyer or the Other Buyer (or their respective related bodies corporate), based on the prevailing market price payable for Concentrate by third parties; or

(ii)                               if there are no sales to third parties, based on the last third party price paid for Concentrate produced by the Producer as adjusted to reflect increases or decreases in the global lithium carbonate price from time to time,

(in either case, the Price).

(b)                                If the Parties are unable to agree the Price for a Supply Period within the time period specified in paragraph (a), then:

(i)                                  either Party has the right to request that an Independent Expert provides a determination in accordance with the applicable provisions of clause 11 that the information being discussed by the Parties for the purposes of agreeing the Price is correct and accurate in all material respects; and

(ii)                               until such time as the Parties are able to agree a Price, the Price in the previous Supply Period will apply.

(c)                                 The Price for Concentrate purchased by the Buyer under this Agreement will be the same as the price on an FOB basis paid by the Other Buyer pursuant to the Other Offtake Agreement for Concentrate of the same Specifications.

(d)                                Any sales of Concentrate to third parties must be for a price that is not less than the price payable under this Agreement.

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6.2                              Penalties

(a)                                The Producer and the Buyer must enter into good faith discussions to determine the penalties that will apply if the Concentrate Delivered by the Producer does not meet the Specifications (Penalties).  For the purposes of this paragraph (a), each Party agrees that it will not adopt positions during any good faith discussions that are intended to create an economic advantage for that Party.

(b)                                No Penalty can apply to any Delivery of Concentrate which meets the Specifications.

7.                                     PAYMENT

7.1                              Payment

(a)                              The Producer will issue an invoice for each Delivery of Concentrate.  The amount of the invoice will be calculated on the basis of the information stated in the certificate provided by the Producer in accordance with clause 5.2 and the applicable Price.

(b)                              The Buyer must pay each invoice by Telegraphic Transfer to the Bank Account in immediately available funds on or before the Payment Date shown in the invoice (being no less than 60 days after the relevant bill of lading).

7.2                              Disputed Amounts

If a Party disputes an amount payable by it under this clause 7, that Party shall pay any undisputed amount in accordance with this clause 7.

7.3                              Evidence of Basis of Calculations

Upon request by the Buyer, the Producer shall provide the Buyer with all documents or other information reasonably necessary to support the amount of any invoice issued by the Producer.

7.4                              Interest

If the Buyer does not pay an amount payable by it under this Agreement by the Payment Date for the relevant amount, then interest accrues on any unpaid amount at the Interest Rate from the Payment Date until that amount is paid in full. The right of the Producer to require payment of interest under this clause is without prejudice to any other rights it may have against the Buyer at law or in equity.

8.                                     SPECIFICATIONS

(a)                                Subject to paragraph (b), Concentrate delivered by the Producer to the Buyer must meet the specifications set out in Schedule 1, as such specifications may be adjusted in accordance with paragraph (c) (Specifications).

(b)                                At all times, the Producer must ensure that the moisture content of the Concentrate is at a level which ensures that the Concentrate is capable of bulk

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shipment by vessel in accordance with IMO regulations, is free flowing and is suitable for grab discharge and conveyor handling.

(c)                                 If, as a consequence of changes in the ore body at the Mining Operations, Concentrate to be Delivered by the Producer to the Buyer under this Agreement may not meet the Specifications, the Parties agree to negotiate in good faith with a view to agreeing amendments to the specifications set out in Schedule 1. Such negotiations are to be conducted in a timely manner in order to ensure that the Parties can continue to perform their obligations under this Agreement.

9.                                     TEMPORARY CLOSURE — CARE AND MAINTENANCE

(a)                                If the Producer, acting in good faith and on reasonable grounds, determines that it is not economically feasible to operate the Mining Operations, the Producer may temporarily suspend operations and is relieved of its obligations to sell and deliver Concentrate under this Agreement (Care and Maintenance Suspension) but only after providing the Buyer with no less than 12 months prior written notice of its intention to suspend operations for such period.

(b)                                If the Producer proposes to recommence production at the Mining Operations following a Care and Maintenance Suspension then:

(i)                                  the Producer must, as soon as practicable, notify the Buyer in writing that it intends to recommence production at the Mining Operations;

(ii)                               if the period of the Care and Maintenance Suspension is greater than 3 months, the Buyer may, purchase Concentrate from other sources until the Care and Maintenance Suspension longer applies; and

(iii)                            unless the Buyer terminates this Agreement, the Producer is no longer relieved from its obligations to sell and deliver Concentrate under this Agreement.

10.                              TITLE AND RISK

10.1                       Risk

All risk of loss or destruction of the Concentrate or damage to the Concentrate in connection with each Delivery of Concentrate shall pass from the Producer to the Buyer at the moment the Concentrate in that Delivery is fully loaded onto the carrying vessel at the Loading Port.

10.2                       Title

Title to the Concentrate in each Delivery shall pass from the Producer to the Buyer upon the Concentrate in that Delivery being fully loaded onto the carrying vessel at the Loading Port.

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11.                              DISPUTE RESOLUTION

(a)                                If there is a dispute between the Parties relating to the Agreement that is stated to be resolved by reference to an Independent Expert (Dispute), senior representatives from each Party must first meet promptly and use all reasonable endeavours acting in good faith to resolve the Dispute by joint discussions.

(b)                                If the Parties are unable to resolve a Dispute in accordance with paragraph (a), the Parties agree to resolve the Dispute by referring the Dispute to an independent expert (Independent Expert).

(c)                                 The Independent Expert must be:

(i)                                  a person, agreed to by the Buyer and the Producer, who is of good repute with expertise and extensive experience in the lithium concentrate industry which expertise and extensive experience must be relevant to the matters to be decided (and that person must have no direct or indirect personal interest in the outcome of the dispute); or

(ii)                               if the Buyer and the Producer cannot agree within 10 Business Days of either Party sending a notice to the other of a Dispute, a person nominated by the Chairman of the Institute of Arbitrators & Mediators Australia (Western Australian Chapter) or his or her nominee.

(d)                                Upon the appointment of an Independent Expert, the Buyer and the Producer must each submit to the Independent Expert in writing their positions in relation to the Dispute setting out in adequate detail the reasons why their position is appropriate.

(e)                                 The Independent Expert must then promptly determine the Dispute and provide the Parties with a written determination with reasons.

(f)                                  In making his or her determination, the Independent Expert is entitled to:

(i)                                  seek the assistance of an accountant, lawyer, barrister or other expert where the Dispute involves a matter or question which the Independent Expert is not qualified to consider;

(ii)                               make inquiries and receive further information from the Parties as he or she may require for the purposes of the determination, provided that both Parties must be copied on any such inquiry; and

(iii)                            set a timeline and procedure to which the Parties must adhere during the course of the Dispute process, including confidentiality obligations, preparation of submissions and answers to questions.

(g)                                 The Parties agree to cooperate fully in the expeditious conduct of the Independent Expert’s determination and provide the Independent Expert with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner.

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(h)                                The Independent Expert shall have no ex parte communications with any of the Parties concerning his or her determination.

(i)                                    A decision of the Independent Expert is final and binding on the Buyer and the Producer, except in the case of manifest error.

(j)                                   Unless the Independent Expert, in his or her absolute discretion, determines that the conduct of any Party is such that it should bear all or a greater proportion, the costs and fees of the Independent Expert will be shared equally by the Buyer and the Producer.

12.                              FORCE MAJEURE

(a)                                If a Party is prevented in whole or in part from carrying out its obligations under this Agreement (other than an obligation to pay money) as a result of any strike, act of God, war, lockout, interference of trade unions, act of government or government appointed agents, suspension of labour, fire, earthquake, flood, storm, tempest, accident, interruption to power or water supply, lack of freight facilities or delays on route, refusal of any necessary import or export licence or any other cause (a “Force Majeure Event”) beyond the reasonable control of the Party so prevented (the “Affected Party”), then, subject to paragraph (b), and provided the Affected Party:

(i)                                     gives prompt written notice to the other Party of the occurrence of the nature and expected duration of the Force Majeure Event; and

(ii)                                  has taken all proper precautions, due care and reasonable alternative measures with the object of avoiding and mitigating the effects of the Force Majeure Event and of carrying out its obligations, the obligations of the Affected Party which cannot be performed (other than an obligation to pay money) shall be suspended during the period in which the Force Majeure Event continues, provided that should a shipment be suspended for more than 1 month after the giving of the notice referred to in sub-paragraph (a)(i) either the Buyer or the Producer may at its option cancel the shipment or delivery.

(b)                                The Affected Party agrees to use its reasonable efforts to remedy any Force Majeure Event to the extent that it is reasonably possible to do so, it being understood that it is not required under paragraph (a) to settle any labour dispute against its will or to test the validity or refrain from testing the validity of any law, order or regulation.  Once any Force Majeure Event has been cured, the Producer will recommence supply to the Buyer and the Other Buyer in priority to any other customers and in proportion to their relevant unfulfilled supply obligations.

(c)                                 Subject to paragraph (d), where the Producer has declared a Force Majeure Event and such Force Majeure Event has prevented it from Delivering Concentrate under this Agreement, it shall be entitled to deduct the amount of Concentrate which it was prevented from Delivering from the quantity to which its obligation under clause 3.2(a) of this Agreement applies.

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(d)                                If the Force Majeure Event has prevented Delivery of Concentrate but not prevented ore being mined from the Mining Operations, the Producer shall not be entitled to deduct amount of Concentrate as contemplated by paragraph (c).

(e)                                 If the Buyer is the Affected Party and the Force Majeure Event prevents it from taking Delivery at the Loading Port, the Producer will be entitled to sell Concentrate to third parties upon whatever terms the Producer (acting reasonably) thinks fit, having regard to the relevant Price.  Quantities of Concentrate sold in accordance with this paragraph are deemed to have been delivered to the Buyer for the purpose of determining whether the Producer has fulfilled its obligations to deliver Concentrate to the Buyer under this Agreement.

(f)                                  If, despite reasonable efforts on the part of the Affected Party to avoid or mitigate the effects of an Event of Force Majeure, the circumstances described in paragraph (a) continue substantially unabated for a period of 6 months from the date of the notice given under that paragraph:

(i)                                   the Parties must negotiate in good faith to find a resolution of the circumstances; and

(ii)                                if they are unable to agree upon a resolution within 90 days after the expiry of the period of 6 months, either Party may terminate this Agreement upon 30 days notice in writing without prejudice to any other rights of the Parties accrued prior to the date of termination.

13.                              TERMINATION

(a)                                Either Party may terminate this Agreement immediately by notice to the other Party if the other Party commits a material breach of this Agreement, unless:

(i)                                   the breach is capable of remedy, in which case a Party may terminate this Agreement immediately by notice to the other Party if the other Party fails to remedy the breach within 30 days after being required in writing to do so; or

(ii)                                the breach relates to payment in respect of which there is a bona fide dispute outstanding between the Parties as to the quantum of a payment to be made.

(b)                                Each party’s further rights and obligations cease immediately on termination of this Agreement but termination does not affect:

(i)                                   a party’s accrued rights and obligations at the date of termination; and

(ii)                                the continued existence and validity of the rights and obligations of the parties under those clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement.

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(c)                                 The termination of this Agreement does not of itself give rise to any liability on the part of the Producer to pay any compensation to the Buyer, including but not limited to, for loss of profits or goodwill.

(d)                                The Producer is entitled to cancel all orders placed by the Buyer prior to the date of termination which have been accepted by the Producer without any liability of whatsoever nature to the Buyer.

14.                              LIMIT OF LIABILITY

(a)                                Despite any other provision in this Agreement and to the maximum extent permitted by law, neither Party will have any liability to the other for any Consequential Loss howsoever arising (including as a result of negligence or breach of any statutory duty).

(b)                                Subject to paragraph (a), the Parties are entitled to all remedies available to them (including damages) for breach of any term of this Agreement.

15.                              GOODS AND SERVICES TAX

15.1                       Interpretation

Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or in the A New Tax System (Goods and Services Tax) Regulations 1999 (Cth) have the same meaning in this clause.

15.2                       Consideration is GST Exclusive

Any consideration to be paid or provided to a Party for a supply made by that Party under or in connection with this Agreement is stated exclusive of GST.

15.3                       Gross Up of Consideration

Despite any other provision in this Agreement, if a Party (Supplying Party) makes a taxable supply under or in connection with this Agreement on which GST is imposed:

(a)                                the consideration payable or to be provided for that supply under this Agreement but for the application of this clause (GST exclusive consideration) is increased by, and the recipient of the supply (Receiving Party) must also pay to the Supplying Party, an amount equal to the GST exclusive consideration multiplied by the rate of GST applicable to the supply; and

(b)                                subject to the Supplying Party giving the Receiving Party a Tax Invoice in relation to that supply, the amount by which the GST exclusive consideration is increased must be paid to the Supplying Party by the Receiving Party without set off, deduction or requirement for demand, on or before the Payment Date shown on the tax invoice.

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15.4                       Reimbursements (Net Down)

If a payment to a Party under this Agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that Party, then the payment will be reduced by the amount of any input tax credit to which that Party is entitled for that loss, cost or expense.

15.5                       Requirements for Tax Invoices

Where the Producer is required to provide a Tax Invoice to the Buyer, the Tax Invoice must comply with the requirements of the GST Law (as a Tax Invoice) and must, unless inconsistent with the GST Law, specify:

(a)                                the Producer’s Australian Business Number;

(b)                                the Price due to Producer and the basis of its calculation;

(c)                                 the amount of any GST paid or payable by the Producer with respect to the Price;

(d)                                the date of Delivery of the Concentrate to which the Tax Invoice relates;

(e)                                 a description (including quantity) of the Concentrate delivered;

(f)                                  if a discount is applicable, the discounted Price; and

(g)                                 the Producer’s address for payment.

16.                              VIENNA CONVENTION

The Parties exclude any application of the United Nations Convention on Contracts for the International Sale of Goods adopted at Vienna, Australia on 11 April 1980, as given effect by the Sale of Goods (Vienna Convention) Act 1986 (WA) or any accession to or adoption of that convention at any time hereafter by the country in which the place of business of the Buyer is situated, to the sale and purchase of Concentrate under this Agreement.

17.                              FAIRNESS

If there are changes in circumstances which the parties could not foresee at the time of entering into this Agreement, the Party concerned must contact the other Party and they will in good faith use their best endeavours to find an agreeable solution.  However, failure to find an agreeable solution will not result in a termination of this Agreement or relieve a Party from its obligations under this Agreement.

18.                              OBLIGATIONS OF PRODUCER

(a)                                The Producer must not transfer legal ownership of the Mining Operations (directly or indirectly) to another party unless that party assumes all the rights and obligations under this Agreement by means of a deed of novation or similar instrument on terms reasonably acceptable to the Buyer.

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(b)                                The Producer shall use all reasonable endeavours to conduct its operations in relation to its Mining Operations in a good, workmanlike and commercially reasonable manner, in accordance with suitable engineering, mining and processing methods and practices with a view to:

(i)                                  maximising its profitability;

(ii)                               ensuring that the Buyer receives its Offtake Percentage in each Supply Period; and

(iii)                            continuing to develop the Mining Operations in a prudent commercial manner to maximise the value from the ore body taking into account the Buyer’s long term view of the lithium market and taking into account the current reserves statement, and the Producer acknowledges that, if it undertakes further mining developments or operations in the vicinity of the Mining Operations, any Concentrate produced from ore recovered as a result of such further mining developments or operations will be subject to the terms of this Agreement.

19.                              CONFIDENTIALITY

19.1                       Confidentiality Restrictions

Subject to clause 19.2, a Party must not disclose, or use for a purpose other than contemplated by this agreement, any Confidential Information.

19.2                       Permitted Disclosure

(a)                                A Party may disclose any Confidential Information:

(i)                                   on a need to know basis and under corresponding obligations of confidence as imposed by this clause 19, to its officers, employees, professional advisors, related bodies corporate, or the officers, employees or professional advisors of its related bodies corporate;

(ii)                                in enforcing this Agreement or in a judicial or arbitral proceeding arising out of or in connection with this Agreement;

(iii)                             to the extent required by law or the rules of any securities exchange on which any securities of the Party or a related body corporate of the Party are quoted;

(iv)                            to the extent required or permitted by this Agreement; or

(v)                               with the prior consent of the Party which originally supplied that Confidential Information (the disclosing Party) in connection with this agreement.

(b)                                A Party may disclose Confidential Information:

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(i)                                  to the extent necessary in connection with a capital raising by the Party or a related body corporate of the Party;

(ii)                               on a need to know basis and under corresponding obligations of confidence as imposed by this clause 19, to:

(A)                             a bona fide proposed or prospective purchaser of any shares from the Party;

(B)                             a bona fide current, proposed or prospective financier of the Party or a related body corporate of the Party; or

(C)                             officers, employees or professional advisors of such purchaser or financier.

19.3                       Prior Advice and Related Obligations

In the case of any disclosure of Confidential Information pursuant to clause 19.2(a)(iii), the Party must:

(a)                                notify the disclosing Party before or, if this is not practical, as soon as the disclosure is made; and

(b)                                use reasonable endeavours to (and assist the disclosing Party at the disclosing Party’s expense to) restrict distribution of the Confidential Information and otherwise take all reasonable steps to preserve its confidentiality.

19.4                       Damages Not an Adequate Remedy

Each Party acknowledges that:

(a)                                damages will not be an adequate remedy for any breach of this clause 19; and

(b)                                specific performance and injunctive relief are appropriate remedies for any threatened or actual breach (without the need to give an undertaking as to damages), in addition to any other remedies available at law or in equity under or independently of this agreement.

19.5                       Survival of Obligation

This clause 19 survives and continues to bind the parties for two years following termination of this agreement.

20.                              GOVERNING LAW

This Agreement shall be governed by the law in force in Western Australia and each Party submits to the exclusive jurisdiction of the courts of Western Australia in relation to the Agreement.

21.                              NOTICES

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

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(a)                                must be in writing in English and signed by the sender or a person duly authorised by the sender (or in the case of email, set out the full name and position or title of the sender or person duly authorised by the sender);

(b)                                must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand, fax or email to the address, fax number or email address set out on page 1 or the address, fax number or email address last notified by the intended recipient to the sender;

(c)                                 will be conclusively taken to be duly given or made:

(i)                                   in the case of delivery in person, when delivered;

(ii)                               in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii)                            in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error; and

(iv)                            in the case of email, the earlier of:

(A)                             the time that the sender receives an automated message from the intended recipient’s information system confirming delivery of the email; and

(B)                             the time that the intended recipient, or an employee or officer of the intended recipient acknowledges receipt,

but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place specified by the intended recipient as its postal address under paragraph (b), it will be conclusively taken to have been duly given or made at the start of business on the next business day in that place.

22.                              MISCELLANEOUS

22.1                       Assignment

(a)                                Subject to paragraph (b), neither Party may assign this Agreement nor their rights and obligations hereunder without the prior written consent of the other Party, which must not be unreasonably withheld.

(b)                                The Buyer may nominate a related body corporate as the entity that is to purchase Concentrate under this Agreement, provided that the Buyer will remain responsible for the performance of its obligations under this Agreement.

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22.2                       Variation

Variation of any term of this Agreement must be in writing and signed by the Parties.

22.3                       Waiver

(a)                                An election not to exercise of any right, power, authority discretion or remedy arising upon default under this Agreement must be in writing and signed by the Party making the election.

(b)                                A failure or delay in exercise, or partial exercise, of a right, power, authority, discretion or remedy created or arising upon default under this Agreement, does not result in a waiver of that right.

(c)                                 A Party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Agreement or on a default under this Agreement as constituting a waiver of that right, power, authority, discretion or remedy.

(d)                                A Party may not rely on any conduct of another Party as a defence to exercise of a right, power, authority, discretion or remedy by that other Party.

22.4                       Costs

Each Party must pay its own costs and expenses of negotiating, preparing, executing and performing its obligations under this Agreement.

22.5                       Further Assurance

Each Party must do all things and execute all further documents necessary to give full effect to the transactions contemplated by this Agreement.

22.6                       Severance

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

22.7                       Entire Agreement

This Agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

22.8                       Counterparts

This Agreement may be executed in counterparts.  All executed counterparts constitute one document.

EXECUTED as an agreement.

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SCHEDULE 1 — CONCENTRATE SPECIFICATIONS

Chemical Grade Spodumene SC 6.0 or other grades of Spodumene for conversion  to Lithium Carbonate or Lithium Hydroxide or other Lithium chemicals

Chemical Properties

Chemical compound	Guaranteed %
Li2O	6.0 min
Fe2O3	1.0 max
Moisture	8 max

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SIGNING PAGE

Dated:

EXECUTED by TALISON LITHIUM AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director	Signature of director/company secretary*
*delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary*
(block letters)
*delete whichever is not applicable

Signed for ROCKWOOD LITHIUM GmbH by its authorised representative in the presence of:

Authorised Representative Signature

Witness Signature	Print Name

Print Name	Position

CLIFFORD CHANCE

EXECUTION VERSION

TALISON LITHIUM AUSTRALIA PTY LTD

TIANQI GROUP HK CO., LIMITED

OFF-TAKE AGREEMENT

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15.1	Interpretation	19
15.2	Consideration is GST Exclusive	19
15.3	Gross Up of Consideration	19
15.4	Reimbursements (Net Down)	20
15.5	Requirements for Tax Invoices	20

16.	VIENNA CONVENTION	20

17.	FAIRNESS	20

18.	OBLIGATIONS OF PRODUCER	21

19.	CONFIDENTIALITY	21
19.1	Confidentiality Restrictions	21
19.2	Permitted Disclosure	21
19.3	Prior Advice and Related Obligations	22
19.4	Damages Not an Adequate Remedy	22
19.5	Survival of Obligation	22

20.	GOVERNING LAW	23

21.	NOTICES	23

22.	MISCELLANEOUS	24
22.1	Assignment	24
22.2	Variation	24
22.3	Waiver	24
22.4	Costs	24
22.5	Further Assurance	24
22.6	Severance	25
22.7	Entire Agreement	25
22.8	Counterparts	25

SCHEDULE 1 — CONCENTRATE SPECIFICATIONS		26

SIGNING PAGE		27

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DETAILS

Parties	Producer and Buyer

Producer	Name	Talison Lithium Australia Pty Ltd

	ABN	39 139 401 308

	Address	Level 4, 37 St Georges Terrace, Perth, Western Australia, 6000

	Fax	+61 8 9202 1144

	Email	Lorry.Mignacca@talisonlithium.com and Emma.Hall@talisonlithium.com

	Attention	CEO and Commercial Manager

Buyer	Name	Tianqi Group HK Co., Limited

	Incorporated in	Hong Kong (Companies Registry No. 1778886)

	Address	Room B, 14th Floor, Wah Hen Commercial Centre, 383 Henessy Road, Wanchai, Hong Kong, China

	Fax	+86 28 8518 3501

	Email	vivianwu@tianqilithium.com

	Attention	Vivian Wu

Recitals	A

The Producer and the Buyer have agreed to enter into this off-take agreement in relation to the sale by the Producer and the purchase by the Buyer of a percentage of production of Concentrate from the Mining Operations owned by the Producer.

	B	The Buyer shall have the right to take in each Contract Year during the Term a percentage of production of Concentrate up to the Maximum Offtake.

Date	See Signing page

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GENERAL TERMS

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Agreement:

“Acquisition Agreement” means the agreement entered into on 29 November 2013 between RT Lithium Limited, Tianqi Group HK Co., Limited, Leader Investment Corporation and Windfield, as amended and restated on 31 March 2014.

“Agreed Offtake Amount” has the meaning set out in clause 3.2(a).

“Agreement” means this agreement and its schedules.

“Affected Party” has the meaning set out in clause 12(a).

“Bank Account” means the bank account nominated by the Producer to the Buyer in writing from time to time into which payments to the Producer under this Agreement are to be made.

“Business Day” means a day which is not a Saturday, Sunday, or a public holiday in Chengdu, Frankfurt or Perth.

“Care and Maintenance Suspension” has the meaning set out in clause 9(a).

“Commencement Date” means the date on which Completion occurs.

“Completion” means completion as defined in the Acquisition Agreement.

“Concentrate” means chemical-grade concentrate or other grade lithium concentrate produced by the Producer from its Mining Operations that meets the Specifications and used to convert to lithium carbonate, lithium hydroxide or other lithium chemicals.

“Confidential Information” means:

(a)                                the existence of and terms of this Agreement; or

(b)                                any unpublished information or documents disclosed to a Party by the other Party in connection with this Agreement (including information and documents supplied before the date of this Agreement), but excludes information or documents which:

(c)                                 at the time it was first disclosed to the Party, was already in the lawful possession of the Party; or

(d)                                becomes available to the Party lawfully through sources other than the other Party or its related bodies corporate.

“Confirmed Production” has the meaning set out in clause 3.1(b).

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“Consequential Loss” means any loss or damage suffered by a party which is indirect or consequential loss or damage within the meaning of the common law including loss of profits, loss of goodwill or credit and loss of opportunity, however arising.

“Contract Year” means:

(a)                                for the first year, the period between the Commencement Date and 31 December of that year;

(b)                                subject to paragraph (c), for every year thereafter, the period between 1 January and 31 December inclusive; and

(c)                                 for the final year, the period between 1 January of that year and the date on which this Agreement expires or is earlier terminated.

“Corporations Law” means the Corporations Act 2001 (Cth).

“Deliver” means the Producer delivering Concentrate to the Buyer at the Loading Port in accordance with the terms of this Agreement, including in accordance with an Indicative Delivery Schedule.

“Discharge Port” means the destination port for a vessel carrying Concentrate.

“Dispute” has the meaning set out in clause 11(a).

“End of Life of the Mining Operations” means the date on which the Producer ceases to extract lithium ore from the Mining Operations, on the basis that it has decided, in good faith and on reasonable grounds, that the ore reserve at the Mining Operations has been depleted to such a level that it would be no longer economically feasible to continue to extract lithium ore.

“Estimated Production” has the meaning set out in clause 3.1(a).

“FOB” means “Free on Board” as that term is defined or described in Incoterms® 2010.

“Force Majeure Event” has the meaning set out in clause 12(a).

“Independent Expert” has the meaning set out in clause 11(b).

“Indicative Delivery Schedule” has the meaning set out in clause 4.1(a), as such Indicative Delivery Schedule may be amended pursuant to clause 4.1(b) from time to time.

“Interest Rate” means the rate per annum being the sum of the Reference Rate on which the payment was due, plus a margin of 5%, calculated daily, where the Reference Rate is the arithmetic mean of the rates displayed at or about 10.30am (Perth time) on the Reuters screen LIBOR page for USD for a 3 month term and, if there is none, the Reference Rate will be the rate selected by the Producer as equivalent.

“IMO” means the International Maritime Organisation.

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“Loading Port” means the Port of Bunbury or the Port of Fremantle or such other port nominated by the Producer for loading of Concentrate for delivery by the Producer.

“Maximum Offtake” means a quantity of Concentrate that equals the Offtake Percentage of the Confirmed Production attributable to the relevant Contract Year and that is not contracted to be sold to a third party under a contract entered into before the Commencement Date.

“Mining Operations” means the Producer’s lithium operation known as the Talison Greenbushes Lithium Operations located at Greenbushes, Western Australia, including the mine site and processing plants.

“Offtake Estimate” has the meaning set out in clause 3.1(c)(ii).

“Offtake Nomination” has the meaning set out in clause 3.1(c)(i).

“Offtake Percentage” means:

(a)                                for so long as the Buyer or a related body corporate of the Buyer is a holder of shares in Windfield, 50% of the Producer’s actual production of Concentrate from the Mining Operations; or

(b)                                if the Buyer or a related body corporate of the Buyer ceases to be a holder of shares in Windfield, the lesser of:

(i)                                   the quantity of the Producer’s actual production of Concentrate from the Mining Operations taken by the Buyer during the two Supply Periods immediately prior to the Buyer or a related body corporate of the Buyer ceasing to be a holder of shares in Windfield; and

(ii)                                50% of the Estimated Production for the Contract Year in which the Buyer or a related body corporate of the Buyer ceases to be a holder of shares in Windfield,

provided that the quantity of Concentrate determined in accordance with paragraph (b)(i) or (b)(ii) must not be more than 50% of the Estimated Production in any Contract Year after the Buyer or a related body corporate of the Buyer ceases to be a holder of shares in Windfield.

“Other Buyer” means Rockwood Lithium GmbH.

“Other Offtake Agreement” means the offtake agreement, on substantially the same terms as this Agreement, entered into by the Other Buyer and the Producer on the date of this Agreement.

“Party” means either the Producer or the Buyer and “Parties” means both Producer and Buyer.

“Payment Date” means the due date for payment as shown in an invoice issued by the Producer under this Agreement.

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“Penalties” has the meaning set out in clause 6.2(a).

“Price” has the meaning set out in clause 6.1(a).

“Production Percentage” has the meaning set out in clause 3.3(a).

“Shareholders Agreement” means the shareholders agreement entered into on 31 March 2014 between Chengdu Tianqi Group Co., Ltd., Tianqi Group HK Co., Limited, Sichuan Tianqi Lithium Industries, Inc., Tianqi UK Limited, RT Lithium Limited and Windfield.

“Specifications” has the meaning given in clause 8(a).

“Supply Period” means, for the first Supply Period, the period between the Commencement Date and 30 June 2014 and, thereafter, the periods between 1 July and 31 December inclusive and 1 January and 30 June inclusive.

“Telegraphic Transfer” means the electronic transfer of money affected by a sending bank and a receiving bank from one bank account to another bank account.

“Term” has the meaning set out in clause 2(a).

“Windfield” means Windfield Holdings Pty Ltd (ACN 160 456 164).

“Windfield Group” means Windfield and each of its subsidiaries from time to time and “Windfield Group Entity” means any one of them.

1.2                              Related Bodies Corporate

(a)                                Subject to paragraph (c), an entity is a related body corporate of a person if it is a holding company, a subsidiary or another subsidiary of a holding company of that person.

(b)                                Subject to paragraph (c), an entity is a subsidiary of another person (its holding company) if that person, whether directly or indirectly through one or more other subsidiaries:

(i)                                   holds a majority of the voting rights in it;

(ii)                                is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)                             is a member or shareholder of it and controls alone, or pursuant to an agreement with other members or shareholders, a majority of the voting rights in it; or

(iv)                            has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors or other officers are obliged to comply.

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(c)                                 In respect of the use of the terms related body corporate, holding company and subsidiary in this Agreement

(i)                                   no Windfield Group Entity is a related body corporate of the Buyer and vice versa, such that the Buyer is not a holding company of a Windfield Group Entity and no Windfield Group Entity is a subsidiary of the Buyer; and

(ii)                                Sichuan Tianqi Lithium Industries, Inc., and its subsidiaries are deemed to be subsidiaries of Chengdu Tianqi Group Co., Ltd. and Chengdu Tianqi Group Co., Ltd. a holding company of those entities.

1.3                              Interpretation

The following rules apply to the interpretation of this Agreement:

(a)                                the singular includes the plural and vice versa, and a gender includes other genders;

(b)                                another grammatical form of a defined word or expression has a corresponding meaning;

(c)                                 a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(d)                                a reference to USD is to the currency of the United States of America;

(e)                                 a reference to AUD is to the currency of Australia;

(f)                                  a reference to a party is to a Party to this Agreement, and a reference to a party to a document includes the party’s officers, employees, executors, administrators, successors and permitted assigns and substitutes;

(g)                                 a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)                                a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(i)                                    the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(j)                                   any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(k)                                any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

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(l)                                    a rule of construction does not apply to the disadvantage of a Party because the Party was responsible for the preparation of this Agreement or any part of it;

(m)                            if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(n)                                headings are for ease of reference only and do not affect interpretation; and

(o)                                a Party is to be taken to discharge an obligation under this Agreement or to exercise any right under this Agreement if the obligation is discharged or the right is exercised by a related body corporate of that Party.

2.                                     TERM

(a)                                Subject to early termination under clauses 2(b) or 13, the term of this Agreement shall be the period commencing on the Commencement Date and ending on the later of:

(i)                                   the date which is 20 years after the Commencement Date; and

(ii)                                the end of the term of the Shareholders Agreement,

(Term).

(b)                                This Agreement shall automatically terminate on the End of Life of the Mining Operations.

(c)                                 If the Buyer (or its related body corporate) ceases to be the holder of shares in Windfield, then the Parties will negotiate in good faith to make such amendments as are necessarily required to ensure compliance with applicable laws (including competition laws).

3.                                     QUANTITY

3.1                              Production and Offtake Nominations

(a)                                In conjunction with the preparation of the draft Budget and Business Plan to be prepared in accordance with the Shareholders Agreement and, in any event by not later than 4 months prior to the commencement of each Contract Year (and within 3 months after the Commencement Date in the case of the first Contract Year), the Producer and the Buyer must consult in good faith to determine the quantity of Concentrate that the Producer estimates will be produced in that Contract Year and the following Contract Year (Estimated Production).  Upon making such determination, the Producer must provide notice to the Buyer setting out the amount of the Estimated Production so determined, with such notice to provide a breakdown of the Estimated Production for each calendar quarter during the applicable Contract Years.

(b)                                By not later than 30 September of each Contract Year (or within 4 months after the Commencement Date in the case of the first Contract Year), the Producer must provide notice to the Buyer of the confirmed production volumes for

7

Concentrate in the following Contract Year (Confirmed Production), with such notice to provide a breakdown of the estimated production for each calendar quarter during the applicable Contract Year.

(c)                                 By not later than 30 October and 30 April of each Contract Year (and within 5 months after the Commencement Date in the case of the first Contract Year), the Buyer must:

(i)                                   notify the Producer of the quantity of Concentrate that the Buyer proposes to purchase in the next Supply Period, expressed on a quarterly basis (Offtake Nomination); and

(ii)                                provide the Producer with an estimate of the quantity of Concentrate that the Buyer is likely to purchase in the period following the Supply Period for which the relevant Offtake Nomination is made (Offtake Estimate).

The Buyer must not make an Offtake Nomination for a quantity of Concentrate that would exceed the total amount of Confirmed Production for the relevant Supply Period.

(d)                                The Buyer must only make an Offtake Nomination for a quantity of Concentrate that it (or its related bodies corporate) requires for manufacture into lithium carbonate or lithium hydroxide or other lithium chemicals.  In order to ensure that the Producer can independently sell and market Concentrate to third parties as contemplated by paragraph 3.1(g) below, where the Buyer and Other Buyer do not collectively elect to acquire 100% of Confirmed Production, the Buyer agrees that any Concentrate purchased under this Agreement must be used for the manufacture of lithium carbonate or lithium hydroxide or other lithium chemicals or for resale to one or more related bodies corporate on the condition that they only use the Concentrate for manufacture into lithium carbonate or lithium hydroxide or other lithium chemicals and for no other purpose.

(e)                                 Subject to any other provision of this Agreement to the contrary, the Producer must treat the Buyer on the same basis as the Other Buyer in relation to the sale and purchase of Concentrate provided for in this Agreement.

(f)                                  If:

(i)                                   the Other Buyer does not contract with the Producer to take its maximum offtake of Concentrate for a Supply Period under the Other Offtake Agreement; and

(ii)                                the Buyer has made an Offtake Nomination for a quantity that exceeds the Maximum Offtake under this Agreement for that same Supply Period,

then the Buyer will be obliged to purchase an amount of the Other Buyer’s uncontracted quantity that is equal to the difference between the Other Buyer’s offtake nomination and its maximum offtake during the applicable Supply

8

Period, provided however that the Buyer will not be required to purchase more than its Offtake Nomination.

(g)                                 If:

(i)                                   the Buyer makes an Offtake Nomination that is less than the Maximum Offtake under this Agreement for a Supply Period; and

(ii)                                the Other Buyer has not made an offtake nomination under the Other Offtake Agreement which would oblige it to purchase any uncontracted quantity under this Agreement, the Producer may sell such uncontracted quantity to third parties for the purposes of conversion to lithium carbonate or lithium hydroxide or other lithium chemicals only and for no other purpose. The sale to the third party may be upon whatever terms the Producer (acting reasonably) thinks fit, having regard to the market price at that time and provided that the price paid by the third party is not less than the price payable under this Agreement.  The Producer must use reasonable endeavours to include a provision in any contracts entered into with third parties that reflects the intention that the Concentrate sold be used for the purposes of conversion to lithium carbonate or lithium hydroxide or other lithium chemicals only.

3.2                              Obligation to Take and Deliver

(a)                                The Producer must sell to the Buyer, and the Buyer must purchase from the Producer, the quantity of Concentrate that the Buyer notifies as its Offtake Nomination for each Supply Period or such other amount as may be determined in accordance with clause 3.1(f) (in either case, Agreed Offtake Amount).

(b)                                If the Buyer does not wish to take any amount of Concentrate that it is obliged to purchase during a Supply Period pursuant to paragraph (a), then the Buyer must provide notice to the Producer with sufficient time to enable the Producer to sell that amount of Concentrate to a third party.  If the Buyer provides notice pursuant to this paragraph (b), then:

(i)                                   the Producer must use reasonable endeavours to sell such amount of Concentrate to third parties.  The sale to the third party may be on whatever terms the Producer (acting reasonably) thinks fit, having regard to the market price at that time and provided that the price paid by the third party is not less than the price payable under this Agreement.  Quantities of Concentrate sold by the Producer pursuant to this paragraph (b)(i) will be deemed to have been delivered to the Buyer for the purpose of determining whether the Producer has fulfilled its obligations to Deliver Concentrate to the Buyer under this Agreement; and

(ii)                                if, notwithstanding this paragraph (b), the Producer is unable to sell any amount of Concentrate to which this paragraph (b) applies, then the

9

Buyer must purchase that amount of Concentrate on the terms and conditions of this Agreement.

3.3                              Under and Over Production

(a)                                If the forecast production of Concentrate from the Mining Operations is less than the Confirmed Production for the relevant Contract Year, any quantity of Concentrate that may have been available for sale to third parties under clause 3.1(g) is, if agreed by the Buyer and the Other Buyer, to be made available to the Buyer (and the Other Buyer) under this clause and the quantity of Concentrate that the Producer is obliged to Deliver to the Buyer will then be determined by multiplying the Agreed Offtake Amount by the Production Percentage, where the Production Percentage (expressed as a percentage) is calculated as follows:

Production Percentage	=	Forecast Production for relevant Contract Year	x 100
Confirmed Production for relevant Contract Year

(b)                                If the forecast production of Concentrate from the Mining Operations is more than the Confirmed Production for the relevant Contract Year, the Producer must notify the Buyer (and the Other Buyer) as soon as reasonably practicable of the over production and the Buyer may elect to increase the quantity of Concentrate to be Delivered by the Producer. The increased quantity of Concentrate nominated by the Buyer must not, unless otherwise agreed between the Parties, exceed the amount determined by multiplying the Agreed Offtake Amount by the Production Percentage.  No amount of the excess of the actual production of Concentrate above the Confirmed Production for the relevant Contract Year will be available for sale to third parties until the Buyer (and the Other Buyer) has either elected to increase the quantity of Concentrate to be delivered or has notified the Producer that it does not wish to increase the quantity of Concentrate.

(c)                                 In order to determine whether the Producer has delivered the Agreed Offtake Amount, the Producer must, upon request, provide reasonable evidence and records to the Buyer at the end of each Contract Year in relation to the total quantity of Concentrate produced in that Contract Year.

4.                                     DELIVERY AND SHIPPING

4.1                              Delivery

(a)                                The Producer and the Buyer must consult in good faith to determine an indicative delivery schedule for each Supply Period (Indicative Delivery Schedule) in conjunction with the Offtake Nomination to be made in respect of that Supply Period.  The Indicative Delivery Schedule must specify the quantity of Concentrate anticipated to be Delivered each month during the relevant Supply Period.

10

(b)                                Subject to clause 3.3, the Producer will use all reasonable endeavours to Deliver Concentrate to the Buyer in accordance with the Indicative Delivery Schedule. Each Party must inform the other Party as soon as practicable after it becomes aware of any circumstances that may have a material impact on the Indicative Delivery Schedule and the Parties agree to negotiate in good faith to agree mutually acceptable amendments to the Indicative Delivery Schedule.

(c)                                 Prior to each calendar quarter (commencing 1 January, 1 April, 1 July and 1 October), the Producer must provide the Buyer with a forecast of its anticipated production for the succeeding quarter, and propose any necessary adjustment to the Indicative Delivery Schedule arising from any difference in the then anticipated production compared with the Confirmed Production provided under clause 3.1(b).

(d)                                Unless otherwise agreed by the Parties (acting reasonably), Concentrate must be Delivered to the Buyer by the Producer on an FOB basis to the Loading Port nominated in the Indicative Delivery Schedule.

(e)                                 All packaging of Concentrate for Delivery must be in bulk.  Delivery of Concentrate in smaller quantities will be to the Buyer’s cost.

4.2                              Deliveries of Out of Specification Concentrate

(a)                                If at any time prior to the loading of a vessel or truck for Delivery to the Buyer, the Producer determines that any delivery of Concentrate will not meet the Specifications, the Producer must provide notice of this to the Buyer as soon as practicable.

(b)                                Upon receipt of a notice pursuant to paragraph (a), the Producer and the Buyer will meet to discuss in good faith the most appropriate steps to be taken having regard to the interests of both Parties.  If the Parties are unable to agree the most appropriate steps to be taken within 30 days of the notice being given under paragraph (a), then the Buyer may elect to reject the Concentrate the subject of the proposed delivery.

(c)                                 If the Buyer rejects any delivery of Concentrate pursuant to paragraph (b):

(i)                                   the Producer must first offer to sell that Delivery of Concentrate to the Other Buyer; or

(ii)                                if the Other Buyer does not elect to take that Delivery of Concentrate, the Producer may offer to sell that Concentrate to a third party,

in either case, and notwithstanding any other provision of this Agreement, at such price as the Producer may determine in its sole discretion.

4.3                              Transport and Shipping

(a)                                The Producer will organise:

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(i)                                   the transportation of Concentrate for Delivery from the Mining Operations to the Loading Port, the cost of which will be borne by the Producer; and

(ii)                                such other transportation, shipping and logistics services from the Loading Port to the place of destination as may be required by the Buyer, including arranging for vessels to transport Concentrate, scheduling and notification of arrival of vessels, freight, packaging, handling and storing of Concentrate and such other transportation and shipping logistics services from the Loading Port to the place of destination as may be required by the Buyer on a full cost recovery basis.

(b)                                Subject to paragraph (c), if the Producer enters into any arrangements with third parties for the provision of transportation, shipping and logistics services from the Loading Port to the place of destination for the purposes of any shipment of Concentrate to be delivered to the Buyer pursuant to paragraph (a)(ii), then all risks relating to, and any liabilities associated with, such arrangements shall be borne by the Buyer.

(c)                                 Where any such transportation, shipping and logistics services arrangements entered into with third parties are not used solely for the purposes of Concentrate to be delivered to the Buyer, any risks and liabilities to be borne by the Buyer under paragraph (b) shall be determined based on the proportion that the amount of Concentrate to be delivered to the Buyer bears to the aggregate of all amounts of Concentrate in respect of which the applicable services are being used.

4.4                              FOB Loading Terms at Loading Port

The Producer is responsible for loading the Concentrate on to the carrying vessel at the Loading Port at its own risk and expense.

4.5                              Insurance

The Producer must maintain with reputable insurance companies such insurances as to cover the Mining Operations against such risks and perils and in such amounts customary in the case of similar operations, including:

(a)                                public (third party) liability and property damage to a limit of not less than AUD20,000,000 per event and in the aggregate; and

(b)                                road transport and loading cargo insurance for all Deliveries on an FOB basis to cover all cargo against loss, damage and theft.

5.                                     WEIGHING AND SAMPLING

5.1                              Loading Port

At the Loading Port, the Producer (at the Producer’s expense) must, in accordance with the Producer’s standard practice, weigh, sample and determine the assay of the Concentrate loaded on to each carrying vessel for Delivery to the Buyer.

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5.2                              Documentation for Buyer

As soon as practicable after the loading of each carrying vessel for Delivery to the Buyer, the Producer must provide to the Buyer:

(a)                                a certificate setting out details of the weight, sample and assay of the Concentrate as determined by the Producer in accordance with clause 5.1, such certificate to include analysis by reference to the Specifications; and

(b)                                a complete set of three original FOB bills of lading.

The certificate provided by the Producer under paragraph (a) will be final and binding in the absence of manifest error.

5.3                              Discharge Port

At the Discharge Port, the Buyer (at the Buyer’s expense) may conduct its own weighing, sampling and determination of the assay of the Concentrate discharged from each carrying vessel for delivery to the Buyer.  Such weighing, sampling and determination of the assay of the Concentrate by the Buyer will not impact upon the Producer’s determination of those matters in accordance with clause 5.1.

6.                                     PRICE

6.1                              Price

(a)                                The Parties will negotiate in good faith to agree, by not later than 30 October and 30 April of each Contract Year, the price payable for Concentrate to be sold and purchased under this Agreement for the following Supply Period.  Such price must be an FOB price that is:

(i)                                   if there are sales to any person that is not the Buyer or the Other Buyer (or their respective related bodies corporate), based on the prevailing market price payable for Concentrate by third parties; or

(ii)                                if there are no sales to third parties, based on the last third party price paid for Concentrate produced by the Producer as adjusted to reflect increases or decreases in the global lithium carbonate price from time to time,

(in either case, the Price).

(b)                                If the Parties are unable to agree the Price for a Supply Period within the time period specified in paragraph (a), then:

(i)                                   either Party has the right to request that an Independent Expert provides a determination in accordance with the applicable provisions of clause 11 that the information being discussed by the Parties for the purposes of agreeing the Price is correct and accurate in all material respects; and

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(ii)                                until such time as the Parties are able to agree a Price, the Price in the previous Supply Period will apply.

(c)                                 The Price for Concentrate purchased by the Buyer under this Agreement will be the same as the price on an FOB basis paid by the Other Buyer pursuant to the Other Offtake Agreement for Concentrate of the same Specifications.

(d)                                Any sales of Concentrate to third parties must be for a price that is not less than the price payable under this Agreement.

6.2                              Penalties

(a)                                The Producer and the Buyer must enter into good faith discussions to determine the penalties that will apply if the Concentrate Delivered by the Producer does not meet the Specifications (Penalties).  For the purposes of this paragraph (a), each Party agrees that it will not adopt positions during any good faith discussions that are intended to create an economic advantage for that Party.

(b)                                No Penalty can apply to any Delivery of Concentrate which meets the Specifications.

7.                                     PAYMENT

7.1                              Payment

(a)                                The Producer will issue an invoice for each Delivery of Concentrate.  The amount of the invoice will be calculated on the basis of the information stated in the certificate provided by the Producer in accordance with clause 5.2 and the applicable Price.

(b)                                The Buyer must pay each invoice by Telegraphic Transfer to the Bank Account in immediately available funds on or before the Payment Date shown in the invoice (being no less than 60 days after the relevant bill of lading).

7.2                              Disputed Amounts

If a Party disputes an amount payable by it under this clause 7, that Party shall pay any undisputed amount in accordance with this clause 7.

7.3                              Evidence of Basis of Calculations

Upon request by the Buyer, the Producer shall provide the Buyer with all documents or other information reasonably necessary to support the amount of any invoice issued by the Producer.

7.4                              Interest

If the Buyer does not pay an amount payable by it under this Agreement by the Payment Date for the relevant amount, then interest accrues on any unpaid amount at the Interest Rate from the Payment Date until that amount is paid in full. The right of

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the Producer to require payment of interest under this clause is without prejudice to any other rights it may have against the Buyer at law or in equity.

8.                                     SPECIFICATIONS

(a)                                Subject to paragraph (b), Concentrate delivered by the Producer to the Buyer must meet the specifications set out in Schedule 1, as such specifications may be adjusted in accordance with paragraph (c) (Specifications).

(b)                                At all times, the Producer must ensure that the moisture content of the Concentrate is at a level which ensures that the Concentrate is capable of bulk shipment by vessel in accordance with IMO regulations, is free flowing and is suitable for grab discharge and conveyor handling.

(c)                                 If, as a consequence of changes in the ore body at the Mining Operations, Concentrate to be Delivered by the Producer to the Buyer under this Agreement may not meet the Specifications, the Parties agree to negotiate in good faith with a view to agreeing amendments to the specifications set out in Schedule 1. Such negotiations are to be conducted in a timely manner in order to ensure that the Parties can continue to perform their obligations under this Agreement.

9.                                     TEMPORARY CLOSURE — CARE AND MAINTENANCE

(a)                                If the Producer, acting in good faith and on reasonable grounds, determines that it is not economically feasible to operate the Mining Operations, the Producer may temporarily suspend operations and is relieved of its obligations to sell and deliver Concentrate under this Agreement (Care and Maintenance Suspension) but only after providing the Buyer with no less than 12 months prior written notice of its intention to suspend operations for such period.

(b)                                If the Producer proposes to recommence production at the Mining Operations following a Care and Maintenance Suspension then:

(i)                                   the Producer must, as soon as practicable, notify the Buyer in writing that it intends to recommence production at the Mining Operations;

(ii)                                if the period of the Care and Maintenance Suspension is greater than 3 months, the Buyer may, purchase Concentrate from other sources until the Care and Maintenance Suspension longer applies; and

(iii)                            unless the Buyer terminates this Agreement, the Producer is no longer relieved from its obligations to sell and deliver Concentrate under this Agreement.

10.                              TITLE AND RISK

10.1                       Risk

All risk of loss or destruction of the Concentrate or damage to the Concentrate in connection with each Delivery of Concentrate shall pass from the Producer to the

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Buyer at the moment the Concentrate in that Delivery is fully loaded onto the carrying vessel at the Loading Port.

10.2                       Title

Title to the Concentrate in each Delivery shall pass from the Producer to the Buyer upon the Concentrate in that Delivery being fully loaded onto the carrying vessel at the Loading Port.

11.                              DISPUTE RESOLUTION

(a)                                If there is a dispute between the Parties relating to the Agreement that is stated to be resolved by reference to an Independent Expert (Dispute), senior representatives from each Party must first meet promptly and use all reasonable endeavours acting in good faith to resolve the Dispute by joint discussions.

(b)                                If the Parties are unable to resolve a Dispute in accordance with paragraph (a), the Parties agree to resolve the Dispute by referring the Dispute to an independent expert (Independent Expert).

(c)                                 The Independent Expert must be:

(i)                                  a person, agreed to by the Buyer and the Producer, who is of good repute with expertise and extensive experience in the lithium concentrate industry which expertise and extensive experience must be relevant to the matters to be decided (and that person must have no direct or indirect personal interest in the outcome of the dispute); or

(ii)                               if the Buyer and the Producer cannot agree within 10 Business Days of either Party sending a notice to the other of a Dispute, a person nominated by the Chairman of the Institute of Arbitrators & Mediators Australia (Western Australian Chapter) or his or her nominee.

(d)                                Upon the appointment of an Independent Expert, the Buyer and the Producer must each submit to the Independent Expert in writing their positions in relation to the Dispute setting out in adequate detail the reasons why their position is appropriate.

(e)                                 The Independent Expert must then promptly determine the Dispute and provide the Parties with a written determination with reasons.

(f)                                  In making his or her determination, the Independent Expert is entitled to:

(i)                                  seek the assistance of an accountant, lawyer, barrister or other expert where the Dispute involves a matter or question which the Independent Expert is not qualified to consider;

(ii)                               make inquiries and receive further information from the Parties as he or she may require for the purposes of the determination, provided that both Parties must be copied on any such inquiry; and

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(iii)                            set a timeline and procedure to which the Parties must adhere during the course of the Dispute process, including confidentiality obligations, preparation of submissions and answers to questions.

(g)                                 The Parties agree to cooperate fully in the expeditious conduct of the Independent Expert’s determination and provide the Independent Expert with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner.

(h)                                The Independent Expert shall have no ex parte communications with any of the Parties concerning his or her determination.

(i)                                    A decision of the Independent Expert is final and binding on the Buyer and the Producer, except in the case of manifest error.

(j)                                   Unless the Independent Expert, in his or her absolute discretion, determines that the conduct of any Party is such that it should bear all or a greater proportion, the costs and fees of the Independent Expert will be shared equally by the Buyer and the Producer.

12.                              FORCE MAJEURE

(a)                                If a Party is prevented in whole or in part from carrying out its obligations under this Agreement (other than an obligation to pay money) as a result of any strike, act of God, war, lockout, interference of trade unions, act of government or government appointed agents, suspension of labour, fire, earthquake, flood, storm, tempest, accident, interruption to power or water supply, lack of freight facilities or delays on route, refusal of any necessary import or export licence or any other cause (a “Force Majeure Event”) beyond the reasonable control of the Party so prevented (the “Affected Party”), then, subject to paragraph (b), and provided the Affected Party:

(i)                                  gives prompt written notice to the other Party of the occurrence of the nature and expected duration of the Force Majeure Event; and

(ii)                               has taken all proper precautions, due care and reasonable alternative measures with the object of avoiding and mitigating the effects of the Force Majeure Event and of carrying out its obligations, the obligations of the Affected Party which cannot be performed (other than an obligation to pay money) shall be suspended during the period in which the Force Majeure Event continues, provided that should a shipment be suspended for more than 1 month after the giving of the notice referred to in sub-paragraph (a)(i) either the Buyer or the Producer may at its option cancel the shipment or delivery.

(b)                                The Affected Party agrees to use its reasonable efforts to remedy any Force Majeure Event to the extent that it is reasonably possible to do so, it being understood that it is not required under paragraph (a) to settle any labour dispute against its will or to test the validity or refrain from testing the validity of any law, order or regulation.  Once any Force Majeure Event has been cured, the Producer will recommence supply to the Buyer and the Other Buyer

17

in priority to any other customers and in proportion to their relevant unfulfilled supply obligations.

(c)                                 Subject to paragraph (d), where the Producer has declared a Force Majeure Event and such Force Majeure Event has prevented it from Delivering Concentrate under this Agreement, it shall be entitled to deduct the amount of Concentrate which it was prevented from Delivering from the quantity to which its obligation under clause 3.2(a) of this Agreement applies.

(d)                                If the Force Majeure Event has prevented Delivery of Concentrate but not prevented ore being mined from the Mining Operations, the Producer shall not be entitled to deduct amount of Concentrate as contemplated by paragraph (c).

(e)                                 If the Buyer is the Affected Party and the Force Majeure Event prevents it from taking Delivery at the Loading Port, the Producer will be entitled to sell Concentrate to third parties upon whatever terms the Producer (acting reasonably) thinks fit, having regard to the relevant Price.  Quantities of Concentrate sold in accordance with this paragraph are deemed to have been delivered to the Buyer for the purpose of determining whether the Producer has fulfilled its obligations to deliver Concentrate to the Buyer under this Agreement.

(f)                                  If, despite reasonable efforts on the part of the Affected Party to avoid or mitigate the effects of an Event of Force Majeure, the circumstances described in paragraph (a) continue substantially unabated for a period of 6 months from the date of the notice given under that paragraph:

(i)                                  the Parties must negotiate in good faith to find a resolution of the circumstances; and

(ii)                               if they are unable to agree upon a resolution within 90 days after the expiry of the period of 6 months, either Party may terminate this Agreement upon 30 days notice in writing without prejudice to any other rights of the Parties accrued prior to the date of termination.

13.                              TERMINATION

(a)                                Either Party may terminate this Agreement immediately by notice to the other Party if the other Party commits a material breach of this Agreement, unless:

(i)                                  the breach is capable of remedy, in which case a Party may terminate this Agreement immediately by notice to the other Party if the other Party fails to remedy the breach within 30 days after being required in writing to do so; or

(ii)                               the breach relates to payment in respect of which there is a bona fide dispute outstanding between the Parties as to the quantum of a payment to be made.

(b)                                Each party’s further rights and obligations cease immediately on termination of this Agreement but termination does not affect:

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(i)                                     a party’s accrued rights and obligations at the date of termination; and

(ii)                               the continued existence and validity of the rights and obligations of the parties under those clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement.

(c)                                 The termination of this Agreement does not of itself give rise to any liability on the part of the Producer to pay any compensation to the Buyer, including but not limited to, for loss of profits or goodwill.

(d)                                The Producer is entitled to cancel all orders placed by the Buyer prior to the date of termination which have been accepted by the Producer without any liability of whatsoever nature to the Buyer.

14.                              LIMIT OF LIABILITY

(a)                                Despite any other provision in this Agreement and to the maximum extent permitted by law, neither Party will have any liability to the other for any Consequential Loss howsoever arising (including as a result of negligence or breach of any statutory duty).

(b)                                Subject to paragraph (a), the Parties are entitled to all remedies available to them (including damages) for breach of any term of this Agreement.

15.                              GOODS AND SERVICES TAX

15.1                       Interpretation

Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or in the A New Tax System (Goods and Services Tax) Regulations 1999 (Cth) have the same meaning in this clause.

15.2                       Consideration is GST Exclusive

Any consideration to be paid or provided to a Party for a supply made by that Party under or in connection with this Agreement is stated exclusive of GST.

15.3                       Gross Up of Consideration

Despite any other provision in this Agreement, if a Party (Supplying Party) makes a taxable supply under or in connection with this Agreement on which GST is imposed:

(a)                                the consideration payable or to be provided for that supply under this Agreement but for the application of this clause (GST exclusive consideration) is increased by, and the recipient of the supply (Receiving Party) must also pay to the Supplying Party, an amount equal to the GST exclusive consideration multiplied by the rate of GST applicable to the supply; and

(b)                                subject to the Supplying Party giving the Receiving Party a Tax Invoice in relation to that supply, the amount by which the GST exclusive consideration is

19

increased must be paid to the Supplying Party by the Receiving Party without set off, deduction or requirement for demand, on or before the Payment Date shown on the tax invoice.

15.4                       Reimbursements (Net Down)

If a payment to a Party under this Agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that Party, then the payment will be reduced by the amount of any input tax credit to which that Party is entitled for that loss, cost or expense.

15.5                       Requirements for Tax Invoices

Where the Producer is required to provide a Tax Invoice to the Buyer, the Tax Invoice must comply with the requirements of the GST Law (as a Tax Invoice) and must, unless inconsistent with the GST Law, specify:

(a)                                the Producer’s Australian Business Number;

(b)                                the Price due to Producer and the basis of its calculation;

(c)                                 the amount of any GST paid or payable by the Producer with respect to the Price;

(d)                                the date of Delivery of the Concentrate to which the Tax Invoice relates;

(e)                                 a description (including quantity) of the Concentrate delivered;

(f)                                  if a discount is applicable, the discounted Price; and

(g)                                 the Producer’s address for payment.

16.                              VIENNA CONVENTION

The Parties exclude any application of the United Nations Convention on Contracts for the International Sale of Goods adopted at Vienna, Australia on 11 April 1980, as given effect by the Sale of Goods (Vienna Convention) Act 1986 (WA) or any accession to or adoption of that convention at any time hereafter by the country in which the place of business of the Buyer is situated, to the sale and purchase of Concentrate under this Agreement.

17.                              FAIRNESS

If there are changes in circumstances which the parties could not foresee at the time of entering into this Agreement, the Party concerned must contact the other Party and they will in good faith use their best endeavours to find an agreeable solution.  However, failure to find an agreeable solution will not result in a termination of this Agreement or relieve a Party from its obligations under this Agreement.

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18.                              OBLIGATIONS OF PRODUCER

(a)                                The Producer must not transfer legal ownership of the Mining Operations (directly or indirectly) to another party unless that party assumes all the rights and obligations under this Agreement by means of a deed of novation or similar instrument on terms reasonably acceptable to the Buyer.

(b)                                The Producer shall use all reasonable endeavours to conduct its operations in relation to its Mining Operations in a good, workmanlike and commercially reasonable manner, in accordance with suitable engineering, mining and processing methods and practices with a view to:

(i)                                     maximising its profitability;

(ii)                                  ensuring that the Buyer receives its Offtake Percentage in each Supply Period; and

(iii)                            continuing to develop the Mining Operations in a prudent commercial manner to maximise the value from the ore body taking into account the Buyer’s long term view of the lithium market and taking into account the current reserves statement, and the Producer acknowledges that, if it undertakes further mining developments or operations in the vicinity of the Mining Operations, any Concentrate produced from ore recovered as a result of such further mining developments or operations will be subject to the terms of this Agreement.

19.                              CONFIDENTIALITY

19.1                       Confidentiality Restrictions

Subject to clause 19.2, a Party must not disclose, or use for a purpose other than contemplated by this agreement, any Confidential Information.

19.2                       Permitted Disclosure

(a)                                A Party may disclose any Confidential Information:

(i)                                  on a need to know basis and under corresponding obligations of confidence as imposed by this clause 19, to its officers, employees, professional advisors, related bodies corporate, or the officers, employees or professional advisors of its related bodies corporate;

(ii)                               in enforcing this Agreement or in a judicial or arbitral proceeding arising out of or in connection with this Agreement;

(iii)                            to the extent required by law or the rules of any securities exchange on which any securities of the Party or a related body corporate of the Party are quoted;

(iv)                           to the extent required or permitted by this Agreement; or

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(v)                                 with the prior consent of the Party which originally supplied that Confidential Information (the disclosing Party) in connection with this agreement.

(b)                                A Party may disclose Confidential Information:

(i)                                     to the extent necessary in connection with a capital raising by the Party or a related body corporate of the Party;

(ii)                               on a need to know basis and under corresponding obligations of confidence as imposed by this clause 19, to:

(A)                              a bona fide proposed or prospective purchaser of any shares from the Party;

(B)                              a bona fide current, proposed or prospective financier of the Party or a related body corporate of the Party; or

(C)                              officers, employees or professional advisors of such purchaser or financier.

19.3                       Prior Advice and Related Obligations

In the case of any disclosure of Confidential Information pursuant to clause 19.2(a)(iii), the Party must:

(a)                                notify the disclosing Party before or, if this is not practical, as soon as the disclosure is made; and

(b)                                use reasonable endeavours to (and assist the disclosing Party at the disclosing Party’s expense to) restrict distribution of the Confidential Information and otherwise take all reasonable steps to preserve its confidentiality.

19.4                       Damages Not an Adequate Remedy

Each Party acknowledges that:

(a)                                damages will not be an adequate remedy for any breach of this clause 19; and

(b)                                specific performance and injunctive relief are appropriate remedies for any threatened or actual breach (without the need to give an undertaking as to damages), in addition to any other remedies available at law or in equity under or independently of this agreement.

19.5                       Survival of Obligation

This clause 19 survives and continues to bind the parties for two years following termination of this agreement.

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20.                              GOVERNING LAW

This Agreement shall be governed by the law in force in Western Australia and each Party submits to the exclusive jurisdiction of the courts of Western Australia in relation to the Agreement.

21.                              NOTICES

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a)                                must be in writing in English and signed by the sender or a person duly authorised by the sender (or in the case of email, set out the full name and position or title of the sender or person duly authorised by the sender);

(b)                                must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand, fax or email to the address, fax number or email address set out on page 1 or the address, fax number or email address last notified by the intended recipient to the sender;

(c)                                 will be conclusively taken to be duly given or made:

(i)                                     in the case of delivery in person, when delivered;

(ii)                               in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii)                            in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error; and

(iv)                              in the case of email, the earlier of:

(A)                              the time that the sender receives an automated message from the intended recipient’s information system confirming delivery of the email; and

(B)                              the time that the intended recipient, or an employee or officer of the intended recipient acknowledges receipt,

but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place specified by the intended recipient as its postal address under paragraph (b), it will be conclusively taken to have been duly given or made at the start of business on the next business day in that place.

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22.                              MISCELLANEOUS

22.1                       Assignment

(a)                                Subject to paragraphs (b) and (c), neither Party may assign this Agreement nor their rights and obligations hereunder without the prior written consent of the other Party, which must not be unreasonably withheld.

(b)                                The Buyer may nominate a related body corporate as the entity that is to purchase Concentrate under this Agreement, provided that the Buyer will remain responsible for the performance of its obligations under this Agreement.

(c)                                 Subject to the applicable related body corporate obtaining any necessary board or shareholder approvals and satisfying any other requirements under any applicable law, the Buyer will be entitled to assign this Agreement to that related body corporate without the consent of the Producer.

22.2                       Variation

Variation of any term of this Agreement must be in writing and signed by the Parties.

22.3                       Waiver

(a)                                An election not to exercise of any right, power, authority discretion or remedy arising upon default under this Agreement must be in writing and signed by the Party making the election.

(b)                                A failure or delay in exercise, or partial exercise, of a right, power, authority, discretion or remedy created or arising upon default under this Agreement, does not result in a waiver of that right.

(c)                                 A Party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Agreement or on a default under this Agreement as constituting a waiver of that right, power, authority, discretion or remedy.

(d)                                A Party may not rely on any conduct of another Party as a defence to exercise of a right, power, authority, discretion or remedy by that other Party.

22.4                       Costs

Each Party must pay its own costs and expenses of negotiating, preparing, executing and performing its obligations under this Agreement.

22.5                       Further Assurance

Each Party must do all things and execute all further documents necessary to give full effect to the transactions contemplated by this Agreement.

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22.6                       Severance

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

22.7                       Entire Agreement

This Agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

22.8                       Counterparts

This Agreement may be executed in counterparts.  All executed counterparts constitute one document.

EXECUTED as an agreement.

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SCHEDULE 1 — CONCENTRATE SPECIFICATIONS

Chemical Grade Spodumene SC 6.0 or other grades of Spodumene for conversion to Lithium Carbonate or Lithium Hydroxide or other Lithium chemicals

Chemical Properties

Chemical compound	Guaranteed %
Li2O	6.0 min
Fe2O3	1.0 max
Moisture	8 max

26

SIGNING PAGE

Dated:

EXECUTED by TALISON LITHIUM AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director	Signature of director/company secretary*
*delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary*
(block letters)
*delete whichever is not applicable

Executed by TIANQI GROUP HK CO., LIMITED in the presence of:

Witness Signature	Director Signature

Print Name	Print Name

Schedule 5 — Technical Grade Distribution Agreement Terms

CLIFFORD CHANCE

EXECUTION VERSION

TALISON LITHIUM AUSTRALIA PTY LTD

ROCKWOOD LITHIUM GmbH

DISTRIBUTION AGREEMENT

i

16.	TERMINATION	19

17.	LIMIT OF LIABILITY	20

18.	GOODS AND SERVICES TAX	20
18.1	Interpretation	20
18.2	Consideration is GST Exclusive	20
18.3	Gross Up of Consideration	20
18.4	Reimbursements (Net Down)	21
18.5	Requirements for Tax Invoices	21

19.	VIENNA CONVENTION	21

20.	FAIRNESS	21

21.	OBLIGATIONS OF SUPPLIER	22

22.	CONFIDENTIALITY	22
22.1	Confidentiality Restrictions	22
22.2	Permitted Disclosure	22
22.3	Prior Advice and Related Obligations	23
22.4	Damages Not an Adequate Remedy	23
22.5	Survival of Obligation	23

23.	GOVERNING LAW	24

24.	NOTICES	24

25.	MISCELLANEOUS	25
25.1	Assignment	25
25.2	Variation	25
25.3	Waiver	25
25.4	Costs	25
25.5	Further Assurance	25
25.6	Severance	25
25.7	Entire Agreement	26
25.8	Counterparts	26

SIGNING PAGE		27

ii

DETAILS

Parties	Supplier and Distributor

Supplier	Name	Talison Lithium Australia Pty Ltd

	ABN	39 139 401 308

	Address	Level 4, 37 St Georges Terrace, Perth, Western Australia, 6000

	Fax	+61 8 9202 1144

	Email	Lorry.Mignacca@talisonlithium.com and Emma.Hall@talisonlithium.com

	Attention	CEO and Commercial Manager

Distributor	Name	Rockwood Lithium GmbH

	Incorporated in	Germany

	Address	Industriepark Höchst, Gebaude G 879, D-65926, Frankfurt am Main

	Fax	+49 69 401 26-7 26 01

	Email	Marcus.Brune@rockwoodlithium.com

	Attention	Chief Financial Officer

Recitals	A

The Supplier and the Distributor have agreed to enter into this distribution agreement in relation to the sale by the Supplier and the purchase by the Distributor of a percentage of production of Product from the Mining Operations owned by the Supplier.

	B	The Distributor shall have the right to take in each Contract Year during the Term a percentage of Product up to the Maximum Offtake

Date	See Signing page

1

GENERAL TERMS

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Agreement:

“Acquisition Agreement” means the agreement entered into on 29 November 2013 between RT Lithium Limited, Tianqi Group HK Co., Limited, Leader Investment Corporation and Windfield, as amended and restated on 31 March 2014.

“Agreed Offtake Amount” has the meaning set out in clause 4.2.

“Agreement” means this agreement and its schedules.

“Affected Party” has the meaning set out in clause 15(a).

“Bank Account” means the bank account nominated by the Supplier to the Distributor in writing from time to time into which payments to the Supplier under this Agreement are to be made.

“Business Day” means a day which is not a Saturday, Sunday, or a public holiday in Chengdu, Frankfurt or Perth.

“Care and Maintenance Suspension” has the meaning set out in clause 12(a).

“Change of Control”, in relation to a Party, occurs when a person (or persons who are acting in concert in relation to the affairs of the Party or a holding company of the Party), who did not control the Party at the time it became a Party, begins to control the Party except if the Change of Control is caused solely by:

(a)                                a bona fide acquisition of shares in the capital of, or a bona fide reorganisation undertaken by, the ultimate holding company of the Party; or

(b)                                the Party beginning to be controlled by a subsidiary of its ultimate holding company.

“Commencement Date” means the date on which Completion occurs.

“Completion” means completion as defined in the Acquisition Agreement.

“Confidential Information” means:

(a)                                the existence of and terms of this Agreement; or

(b)                                any unpublished information or documents disclosed to a Party by the other Party in connection with this Agreement (including information and documents supplied before the date of this Agreement), but excludes information or documents which:

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(c)                                 at the time it was first disclosed to the Party, was already in the lawful possession of the Party; or

(d)                                becomes available to the Party lawfully through sources other than the other Party or its related bodies corporate.

“Confirmed Production” has the meaning set out in clause 4.1(b).

“Consequential Loss” means any loss or damage suffered by a party which is indirect or consequential loss or damage within the meaning of the common law including loss of profits, loss of goodwill or credit and loss of opportunity, however arising.

“Contract Year” means:

(a)                                for the first year, the period between the Commencement Date and 31 December of that year;

(b)                                subject to paragraph (c), for every year thereafter, the period between 1 January and 31 December inclusive; and

(c)                                 for the final year, the period between 1 January of that year and the date on which this Agreement expires or is earlier terminated.

“Corporations Law” means the Corporations Act 2001 (Cth).

“Deliver” means the Supplier delivering Product to the Distributor at the Loading Port in accordance with the terms of this Agreement, including in accordance with an Indicative Delivery Schedule.

“Discharge Port” means the destination port for a vessel carrying Product.

“Dispute” has the meaning set out in clause 14(a).

“End of Life of the Mining Operations” means the date on which the Supplier ceases to extract lithium ore from the Mining Operations, on the basis that it has decided, in good faith and on reasonable grounds, that the ore reserve at the Mining Operations has been depleted to such a level that it would be no longer economically feasible to continue to extract lithium ore to produce ore suitable for the production of technical grade product in commercially recoverable quantities.

“Estimated Production” has the meaning set out in clause 4.1(a).

“FOB” means “Free on Board” as that term is defined or described in Incoterms® 2010.

“Force Majeure Event” has the meaning set out in clause 15(a).

“Independent Expert” has the meaning set out in clause 14(b).

“Indicative Delivery Schedule” has the meaning set out in clause 5.1(a), as such Indicative Delivery Schedule may be amended pursuant to clause 5.1(b) from time to time.

3

“Interest Rate” means the rate per annum being the sum of the Reference Rate on which the payment was due, plus a margin of 5%, calculated daily, where the Reference Rate is the arithmetic mean of the rates displayed at or about 10.30am (Perth time) on the Reuters screen LIBOR page for USD for a 3 month term and, if there is none, the Reference Rate will be the rate selected by the Supplier as equivalent.

“IMO” means the International Maritime Organisation.

“Loading Port” means the Port of Bunbury or the Port of Fremantle or such other port nominated by the Supplier for loading of Product for delivery by the Supplier.

“Maximum Offtake” means a quantity of Product that equals the Offtake Percentage of the Confirmed Production attributable to the relevant Contract Year and that is not contracted to be sold to a third party under a contract entered into before the Commencement Date.

“Mining Operations” means the Supplier’s lithium operation known as the Talison Greenbushes Lithium Operations located at Greenbushes, Western Australia, including the mine site and processing plants.

“Offtake Estimate” has the meaning set out in clause 4.1(c)(ii).

“Offtake Nomination” has the meaning set out in clause 4.1(c)(i).

“Offtake Percentage” means:

(a)                                for so long as the Distributor or a related body corporate of the Distributor is a holder of shares in Windfield, 50% of the Supplier’s actual production of Product from the Mining Operations; or

(b)                                if the Distributor or a related body corporate of the Distributor ceases to be a holder of shares in Windfield, the lesser of:

(i)                                  the quantity of the Supplier’s actual production of Product from the Mining Operations taken by the Distributor during the four Supply Periods immediately prior to the Distributor or a related body corporate of the Distributor ceasing to be a holder of shares in Windfield; and

(ii)                               50% of the Estimated Production for the Contract Year in which the Distributor or a related body corporate of the Distributor ceases to be a holder of shares in Windfield, provided that the quantity of Product determined in accordance with paragraph (b)(i) or (b)(ii) must not be more than 50% of the Estimated Production in any Contract Year after the Distributor or a related body corporate of the Distributor ceases to be a holder of shares in Windfield.

“Other Distribution Agreement” means the distribution agreement, on substantially the same terms as this Agreement, entered into by the Other Distributor and the Supplier on the date of this Agreement.

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“Other Distributor” means Tianqi Group HK Co., Limited.

“Party” means either the Supplier or the Distributor and “Parties” means both the Supplier and the Distributor.

“Payment Date” means the due date for payment as shown in an invoice issued by the Supplier under this Agreement.

“Penalties” has the meaning set out in clause 7.2(a).

“Price” has the meaning set out in clause 7.1(a).

“Production Percentage” has the meaning set out in clause 4.3(a).

“Product” means any product produced by the Mining Operations that is not used for conversion to lithium carbonate, lithium hydroxide or other lithium chemicals.

“Reserved Territories” means the Peoples’ Republic of China, Hong Kong and Taiwan.

“Shareholders Agreement” means the shareholders agreement entered into on 31 March 2014 between Chengdu Tianqi Group Co., Ltd., Tianqi Group HK Co., Limited, Sichuan Tianqi Lithium Industries, Inc., Tianqi UK Limited, RT Lithium Limited and Windfield.

“Specifications” has the meaning given in clause 9(a).

“Supply Period” means, for the first Supply Period, the period between the Commencement Date and 31 March 2014 and, thereafter, the periods between 1 April and 30 June inclusive, 1 July and 30 September inclusive, 1 October and 31 December inclusive and 1 January and 31 March inclusive.

“Telegraphic Transfer” means the electronic transfer of money affected by a sending bank and a receiving bank from one bank account to another bank account.

“Term” has the meaning set out in clause 3(a).

“Territory” means the world other than the Reserved Territories.

“Windfield” means Windfield Holdings Pty Ltd (ACN 160 456 164).

“Windfield Group” means Windfield and each of its subsidiaries from time to time and “Windfield Group Entity” means any one of them.

1.2                              Related Bodies Corporate

(a)                                Subject to paragraph (c), an entity is a related body corporate of a person if it is a holding company, a subsidiary or another subsidiary of a holding company of that person.

(b)                                Subject to paragraph (c), an entity is a subsidiary of another person (its holding company) if that person, whether directly or indirectly through one or more other subsidiaries:

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(i)                                     holds a majority of the voting rights in it;

(ii)                               is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)                            is a member or shareholder of it and controls alone, or pursuant to an agreement with other members or shareholders, a majority of the voting rights in it; or

(iv)                           has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors or other officers are obliged to comply.

(c)                                 In respect of the use of the terms related body corporate, holding company and subsidiary in this agreement, no Windfield Group Entity is a related body corporate of the Distributor and vice versa, such that the Distributor is not a holding company of a Windfield Group Entity and no Windfield Group Entity is a subsidiary of the Distributor.

1.3                              Interpretation

The following rules apply to the interpretation of this Agreement:

(a)                                the singular includes the plural and vice versa, and a gender includes other genders;

(b)                                another grammatical form of a defined word or expression has a corresponding meaning;

(c)                                 a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(d)                                a reference to USD is to the currency of the United States of America;

(e)                                 a reference to AUD is to the currency of Australia;

(f)                                  a reference to a party is to a Party to this Agreement, and a reference to a party to a document includes the party’s officers, employees, executors, administrators, successors and permitted assigns and substitutes;

(g)                                 a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)                                a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(i)                                    the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

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(j)                                   any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(k)                                any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(l)                                    a rule of construction does not apply to the disadvantage of a Party because the Party was responsible for the preparation of this Agreement or any part of it;

(m)                            if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(n)                                headings are for ease of reference only and do not affect interpretation; and

(o)                                a Party is to be taken to discharge an obligation under this Agreement or to exercise any right under this Agreement if the obligation is discharged or the right is exercised by a related body corporate of that Party.

2.                                     APPOINTMENT

The Supplier appoints the Distributor as its distributor to import, market, sell and distribute the Products in the Territory on the terms of this Agreement.

3.                                     TERM

(a)                                Subject to early termination under clauses 3(b) or 16, the term of this Agreement shall be the period commencing on the Commencement Date and ending on the later of:

(i)                                     the date which is 20 years after the Commencement Date; and

(ii)                                  the end of the term of the Shareholders Agreement,

(Term).

(b)                                This Agreement shall automatically terminate on the End of Life of the Mining Operations.

(c)                                 If the Distributor (or its related body corporate) ceases to be the holder of shares in Windfield, then the Parties will negotiate in good faith to make such amendments as are necessarily required to ensure compliance with applicable laws (including competition laws).

4.                                     QUANTITY

4.1                              Production and Offtake Nominations

(a)                                In conjunction with the preparation of the draft Budget and Business Plan to be prepared in accordance with the Shareholders Agreement and, in any event by

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not later than 4 months prior to the commencement of each Contract Year (and within 3 months after the Commencement Date in the case of the first Contract Year), the Supplier and the Distributor must consult in good faith to determine the quantity of Product that the Supplier estimates will be produced in that Contract Year and the following Contract Year (Estimated Production).  Upon making such determination, the Supplier must provide notice to the Distributor setting out the amount of the Estimated Production so determined, with such notice to provide a breakdown of the Estimated Production for each calendar quarter during the applicable Contract Years.

(b)                                By not later than 30 September of each Contract Year (or within 4 months after the Commencement Date in the case of the first Contract Year), the Supplier must provide notice to the Distributor of the confirmed production volumes for Product in the following Contract Year (Confirmed Production), with such notice to provide a breakdown of the estimated production for each calendar quarter during the applicable Contract Year.

(c)                                 By not later than 30 October, 31 January, 30 April and 31 July of each Contract Year (and within 5 months after the Commencement Date in the case of the first Contract Year), the Distributor must:

(i)                                   notify the Supplier of the quantity of Product that the Distributor proposes to purchase in the next Supply Period (Offtake Nomination); and

(ii)                                provide the Supplier with an estimate of the quantity of Product that the Distributor is likely to purchase in the following three Supply Periods for which the relevant Offtake Nomination is made (Offtake Estimate).

The Distributor must not make an Offtake Nomination for a quantity of Product that would exceed the total amount of Confirmed Production for the relevant Supply Period.

(d)                                Subject to any other provision of this Agreement to the contrary, the Supplier must treat the Distributor on the same basis as the Other Distributor in relation to the sale and purchase of Product provided for in this Agreement.

(e)                                 If:

(i)                                  the Other Distributor does not contract with the Supplier to take its maximum offtake of Product for a Supply Period under the Other Distribution Agreement; and

(ii)                               the Distributor has made an Offtake Nomination for a quantity that exceeds the Maximum Offtake under this Agreement for that same Supply Period,

then the Distributor will be obliged to purchase an amount of the Other Distributor’s uncontracted quantity that is equal to the difference between the Other Distributor’s offtake nomination and its maximum offtake during the applicable Supply Period, provided however that the Distributor will not be required to purchase more than its Offtake Nomination.

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4.2                              Obligation to Take and Deliver

The Supplier must sell to the Distributor, and the Distributor must purchase from the Supplier, the quantity of Product that the Distributor notifies as its Offtake Nomination for each Supply Period or such other amount as may be determined in accordance with clause 4.1(e) (in either case, Agreed Offtake Amount).

4.3                              Under and Over Production

(a)                                If the forecast production of Product from the Mining Operations is less than the Confirmed Production for the relevant Contract Year, the quantity of Product to be made available to the Distributor (and the Other Distributor) and the quantity of Product that the Supplier is obliged to Deliver to the Distributor will then be determined by multiplying the Agreed Offtake Amount by the Production Percentage, where the Production Percentage (expressed as a percentage) is calculated as follows:

Production Percentage	=	Forecast Production for relevant Contract Year	x 100
Confirmed Production for relevant Contract Year

(b)                                If the forecast production of Product from the Mining Operations is more than the Confirmed Production for the relevant Contract Year, the Supplier must notify the Distributor as soon as reasonably practicable of the over production and the Distributor may elect to increase the quantity of Product to be Delivered by the Supplier. The increased quantity of Product nominated by the Distributor must not, unless otherwise agreed, exceed the amount determined by multiplying the Agreed Offtake Amount by the Production Percentage.

(c)                                 In order to determine whether the Supplier has delivered the Agreed Offtake Amount, the Supplier must, upon request, provide reasonable evidence and records to the Distributor at the end of each Contract Year in relation to the total quantity of Product produced in that Contract Year.

5.                                     DELIVERY AND SHIPPING

5.1                              Delivery

(a)                                The Supplier and the Distributor must consult in good faith to determine an indicative delivery schedule for each Supply Period (Indicative Delivery Schedule) in conjunction with the Offtake Nomination to be made in respect of that Supply Period.  The Indicative Delivery Schedule must specify the quantity of Product anticipated to be Delivered each month during the relevant Supply Period.

(b)                                Subject to clause 4.3, the Supplier will use all reasonable endeavours to Deliver Product to the Distributor in accordance with the Indicative Delivery Schedule. Each Party must inform the other Party as soon as practicable after it becomes

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aware of any circumstances that may have a material impact on the Indicative Delivery Schedule and the Parties agree to negotiate in good faith to agree mutually acceptable amendments to the Indicative Delivery Schedule.

(c)                                 Prior to each calendar quarter (commencing 1 January, 1 April, 1 July and 1 October), the Supplier must provide the Distributor with a forecast of its anticipated production for the succeeding quarter, and propose any necessary adjustment to the Indicative Delivery Schedule arising from any difference in the then anticipated production compared with the Confirmed Production provided under clause 4.1(b).

(d)                                Unless otherwise agreed by the Parties (acting reasonably), Product must be Delivered to the Distributor by the Supplier on an FOB basis to the Loading Port nominated in the Indicative Delivery Schedule.

(e)                                 All packaging of Product for Delivery must be in bulk.  Delivery of Product in smaller quantities will be to the Distributor’s cost.

5.2                              Deliveries of Out of Specification Product

(a)                                If at any time prior to the loading of a vessel or truck for Delivery to the Distributor, the Supplier determines that any delivery of Product will not meet the Specifications, the Supplier must provide notice of this to the Distributor as soon as practicable.

(b)                                Upon receipt of a notice pursuant to paragraph (a), the Supplier and the Distributor will meet to discuss in good faith the most appropriate steps to be taken having regard to the interests of both Parties.  If the Parties are unable to agree the most appropriate steps to be taken within 30 days of the notice being given under paragraph (a), then the Distributor may elect to reject the Product the subject of the proposed delivery.

(c)                                 If the Distributor rejects any delivery of Product pursuant to paragraph (b), the Supplier will negotiate in good faith with the Distributor (and the Other Distributor) to find a third party buyer for the relevant Delivery.

5.3                              Transport and Shipping

(a)                                The Supplier will organise:

(i)                                  the transportation of Product for Delivery from the Mining Operations to the Loading Port, the cost of which will be borne by the Supplier; and

(ii)                               such other transportation, shipping and logistics services from the Loading Port to the place of destination as may be required by the Distributor, including arranging for vessels to transport Product, scheduling and notification of arrival of vessels, freight, packaging, handling and storing of Product and such other transportation and shipping logistics services from the Loading Port to the place of destination as may be required by the Distributor on a full cost recovery basis.

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(b)                                Subject to paragraph (c), if the Supplier enters into any arrangements with third parties for the provision of transportation, shipping and logistics services from the Loading Port to the place of destination for the purposes of any shipment of Product to be delivered to the Distributor pursuant to paragraph (a)(ii), then all risks relating to, and any liabilities associated with, such arrangements shall be borne by the Distributor.

(c)                                 Where any such transportation, shipping and logistics services arrangements entered into with third parties are not used solely for the purposes of Product to be delivered to the Distributor, any risks and liabilities to be borne by the Distributor under paragraph (b) shall be determined based on the proportion that the amount of Product to be delivered to the Distributor bears to the aggregate of all amounts of Product in respect of which the applicable services are being used.

5.4                              FOB Loading Terms at Loading Port

The Supplier is responsible for loading the Product on to the carrying vessel at the Loading Port at its own risk and expense.

5.5                              Insurance

The Supplier must maintain with reputable insurance companies such insurances as to cover the Mining Operations against such risks and perils and in such amounts customary in the case of similar operations, including:

(a)                                public (third party) liability and property damage to a limit of not less than AUD20,000,000 per event and in the aggregate; and

(b)                                road transport and loading cargo insurance for all Deliveries on an FOB basis to cover all cargo against loss, damage and theft.

6.                                     WEIGHING AND SAMPLING

6.1                              Loading Port

At the Loading Port, the Supplier (at the Supplier’s expense) must, in accordance with the Supplier’s standard practice, weigh, sample and determine the assay of the Products loaded on to each carrying vessel for Delivery to the Distributor.

6.2                              Documentation for Distributor

As soon as practicable after the loading of each carrying vessel for Delivery to the Distributor, the Supplier must provide to the Distributor:

(a)                                a certificate setting out details of the weight, sample and assay of the Products as determined by the Supplier in accordance with clause 6.1, such certificate to include analysis by reference to the Specifications; and

(b)                                a complete set of three original FOB bills of lading.

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The certificate provided by the Supplier under paragraph (a) will be final and binding in the absence of manifest error.

6.3                              Discharge Port

At the Discharge Port, the Distributor (at the Distributor’s expense) may conduct its own weighing, sampling and determination of the assay of the Product discharged from each carrying vessel for delivery to the Distributor.  Such weighing, sampling and determination of the assay of the Product by the Distributor will not impact upon the Supplier’s determination of those matters in accordance with clause 6.1.

7.                                     PRICE

7.1                              Price

(a)                                The price (Price) payable by the Distributor to the Supplier for each type of Product to be sold and purchased under this Agreement in each Contract Year shall be determined in accordance with the following formula:

Price = CY Production Costs + Agreed Margin

Where:

“CY Production Costs” means the AUD estimate of the costs to be incurred in connection with the production of the type of Product to be sold and purchased in the applicable Contract Year as set out in the approved annual budget which forms part of the approved Budget and Business Plan to be prepared in accordance with the Shareholders Agreement, converted into USD based on the exchange rate assumed in that budget; and

“Agreed Margin” means the USD amount calculated by deducting the 2013 Production Costs for the relevant Product type from the Base Price for that Product type.  For the purposes of this definition:

(i)                                  “Base Price” means the weighted average FOB price (expressed in USD) received by the Supplier for each type of Product sold during the 2013 calendar year or, if no Product of that type was produced in the 2013 calendar year, the most recent year in which that type of Product was produced.  For the avoidance of doubt, if the relevant type of Product was sold on a CIF, CFR or other non-FOB basis, then the FOB Price shall be determined by deducting any component of the invoiced price for shipments of that Product type that is attributable to freight and other non-FOB costs and charges; and

(ii)                               “2013 Production Costs” means the cost of production for each type of Product sold during the 2013 calendar year or, if no Product of that type was produced in the 2013 calendar year, the most recent year in which that type of Product was produced, converted into USD where 1USD = 0.9345AUD.

For the avoidance of doubt, the Agreed Margin may be different for each type of Product.

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(b)                                The Supplier shall provide notice of the Price determined in accordance with paragraph (a) to the Distributor by not later than one month prior to the commencement of each Calendar Year.

(c)                                 The Parties will meet annually to discuss in good faith and agree whether the Agreed Margin in paragraph (a) should be adjusted to reflect the current market price for that Product.  It is envisaged that movements in the global lithium carbonate price will be the reference point used to determine a change in the Agreed Margin.

(d)                                If the Parties are unable to agree to adjust the pricing mechanism under as part of the good faith discussions contemplated by paragraph (c), then until such time as the Parties are able to agree new pricing mechanism, the Price will be determined in accordance with the mechanism contained in paragraph (a).

(e)                                 The Price for Product purchased by the Distributor under this Agreement will be the same as the price on an FOB basis paid by the Other Distributor pursuant to the Other Distribution Agreement for each Product type.

7.2                              Penalties

(a)                                The Supplier and the Distributor shall enter into good faith discussions to determine the penalties that will apply if the Product Delivered by the Supplier does not meet the Specifications (Penalties).  For the purposes of this paragraph (a), each Party agrees that it will not adopt positions during any good faith discussions that are intended to create an economic advantage for that Party.

(b)                                No Penalty can apply to any Delivery of Product which meets the Specifications.

8.                                     PAYMENT

8.1                              Payment

(a)                                The Supplier will issue an invoice for each Delivery of Product.  The amount of the invoice will be calculated on the basis of the information stated in the certificate provided by the Supplier in accordance with clause 6.2 and the applicable Price.

(b)                                The Distributor must pay each invoice by Telegraphic Transfer to the Bank Account in immediately available funds on or before the Payment Date shown in the invoice (being no less than 60 days after the relevant bill of lading).

8.2                              Disputed Amounts

If a Party disputes an amount payable by it under this clause 8, that Party shall pay any undisputed amount in accordance with this clause 8.

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8.3                              Evidence of Basis of Calculations

Upon request by the Distributor, the Supplier shall provide the Distributor with all documents or other information reasonably necessary to support the amount of any invoice issued by the Supplier.

8.4                              Interest

If the Distributor does not pay an amount payable by it under this Agreement by the Payment Date for the relevant amount, then interest accrues on any unpaid amount at the Interest Rate from the Payment Date until that amount is paid in full. The right of the Supplier to require payment of interest under this clause is without prejudice to any other rights it may have against the Distributor at law or in equity.

9.                                     SPECIFICATIONS

(a)                                Product delivered by the Supplier to the Distributor must meet the specifications set out in the Talison Technical Grade Product Specifications, as such specifications may be adjusted in accordance with paragraph (b) (Specifications).

(b)                                If, as a consequence of changes in the ore body at the Mining Operations, Product to be delivered by the Supplier to the Distributor under this Agreement may not meet the specifications set out in the Talison Technical Grade Product Specifications, the Parties agree to negotiate in good faith with a view to agreeing amendments to such specifications. Such negotiations are to be conducted in a timely manner in order to ensure that the Parties can continue to perform their obligations under this Agreement

10.                              DISTRIBUTOR’S OBLIGATIONS

(a)                                The Distributor undertakes and agrees with the Supplier at all times during the term of this Agreement:

(i)                                  to refrain from making active sales of the Products to customers in the Reserved Territories. For these purposes, making active sales shall be understood to mean actively approaching or soliciting customers, including by way of the following actions:

(A)                              visits to customers;

(B)                              direct mail, including the sending of unsolicited emails; and

(C)                              advertising;

(ii)                                to refrain from establishing or maintaining any branch, sale outlet or distribution depot in the Reserved Territories for the sale of the Products;

(iii)                               to refrain from actively selling the Products in the Reserved Territories;

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(iv)                              if the Distributer so determines, to maintain on its own account an inventory of the Products at levels which are appropriate and adequate for the Distributor to meet all customer delivery for the Products throughout the Territory;

(v)                                 to arrange at its own expense for the advertising and promotion proposed in that programme;

(vi)                              not to:

(A)                              represent itself as an agent of the Supplier for any purpose;

(B)                              pledge the Supplier’s credit;

(C)                              give any condition or warranty or make any representation on the Supplier’s behalf or commit the Supplier to any contracts; or

(D)                              otherwise incur any liability for or on behalf of the Supplier;

(vii)                         to inform the Supplier immediately of any Change of Control of the Distributor, and of any change in its organisation or method of doing business which might be expected to affect the performance of the Distributor’s duties under this Agreement;

(viii)                      to keep full and proper books of account and records showing clearly all enquiries, quotations, transactions and proceedings relating to the Products; and

(ix)                              to indemnify and forever hold harmless the Supplier on demand against each loss, liability and cost which the Supplier may incur or sustain arising out of the breach of the Distributor’s obligations under this Agreement.

(b)                                The Distributor is responsible for obtaining any necessary import licences or permits necessary for the entry of the Products into the Territory or their delivery to the Distributor and for any and all customs duties, clearance charges, taxes, brokers’ fees or other amounts payable in connection with that importation and delivery.

(c)                                 The expenses, costs and charges incurred by the Distributor in the performance of its obligations under this Agreement shall be paid by the Distributor, unless the Supplier has expressly agreed beforehand in writing to pay those expenses, costs and charges.

(d)                                The Distributor is solely responsible for the collection, remittance and payments of any or all taxes, charges, levies, assessments and other fees of any kind imposed by governmental or other authority in respect of the purchase, sale, importation, lease or other distribution of the Products.

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11.                              SUPPLIER’S OBLIGATIONS

The Supplier undertakes and agrees with the Distributor at all times during the term of this Agreement:

(a)                                to supply the Products only to the Distributor for resale and not itself to supply the Products to customers;

(b)                                to direct customer approaches made to it for the supply of Products into the Territory to the Distributor;

(c)                                 to provide such technical or product or market or customer information that the Distributor requests; and

(d)                                support the Distributor for 6 months from the Commencement Date to transition existing marketing and sales activities (such as joint visits, training of personnel on product and logistics) to the Distributor.

12.                              TEMPORARY CLOSURE — CARE AND MAINTENANCE

(a)                                If the Supplier, acting in good faith and on reasonable grounds, determines that it is not economically feasible to operate the Mining Operations, the Supplier may temporarily suspend operations and is relieved of its obligations to sell and deliver Product under this Agreement (Care and Maintenance Suspension) but only after providing the Distributor with no less than 12 months prior written notice of its intention to suspend operations for such period.

(b)                                If the Supplier proposes to recommence production at the Mining Operations following a Care and Maintenance Suspension then:

(i)                                  the Supplier must, as soon as practicable, notify the Distributor in writing that it intends to recommence production at the Mining Operations;

(ii)                               if the period of the Care and Maintenance Suspension is greater than 3 months, the Distributor may, purchase Product from other sources until the Care and Maintenance Suspension longer applies; and

(iii)                            unless the Distributor terminates this Agreement, the Supplier is no longer relieved from its obligations to sell and deliver Product under this Agreement.

13.                              TITLE AND RISK

13.1                       Risk

All risk of loss or destruction of the Product or damage to the Product in connection with each Delivery of Product shall pass from the Supplier to the Distributor at the moment the Product in that Delivery is fully loaded onto the carrying vessel at the Loading Port.

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13.2                       Title

Title to the Product in each Delivery shall pass from the Supplier to the Distributor upon the Product in that Delivery being fully loaded onto the carrying vessel at the Loading Port.

14.                              DISPUTE RESOLUTION

(a)                                If there is a dispute between the Parties relating to the Agreement that is stated to be resolved by reference to an Independent Expert (Dispute), senior representatives from each Party must first meet promptly and use all reasonable endeavours acting in good faith to resolve the Dispute by joint discussions.

(b)                                If the Parties are unable to resolve a Dispute in accordance with paragraph (a), the Parties agree to resolve the Dispute by referring the Dispute to an independent expert (Independent Expert).

(c)                                 The Independent Expert must be:

(i)                                     a person, agreed to by the Distributor and the Supplier, who is of good repute with expertise and extensive experience in the lithium Product industry which expertise and extensive experience must be relevant to the matters to be decided (and that person must have no direct or indirect personal interest in the outcome of the dispute); or

(ii)                                  if the Distributor and the Supplier cannot agree within 10 Business Days of either Party sending a notice to the other of a Dispute, a person nominated by the Chairman of the Institute of Arbitrators & Mediators Australia (Western Australian Chapter) or his or her nominee.

(d)                                Upon the appointment of an Independent Expert, the Distributor and the Supplier must each submit to the Independent Expert in writing their positions in relation to the Dispute setting out in adequate detail the reasons why their position is appropriate.

(e)                                 The Independent Expert must then promptly determine the Dispute and provide the Parties with a written determination with reasons.

(f)                                  In making his or her determination, the Independent Expert is entitled to:

(i)                                  seek the assistance of an accountant, lawyer, barrister or other expert where the Dispute involves a matter or question which the Independent Expert is not qualified to consider;

(ii)                               make inquiries and receive further information from the Parties as he or she may require for the purposes of the determination, provided that both Parties must be copied on any such inquiry; and

(iii)                            set a timeline and procedure to which the Parties must adhere during the course of the Dispute process, including confidentiality obligations, preparation of submissions and answers to questions.

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(g)                                 The Parties agree to cooperate fully in the expeditious conduct of the Independent Expert’s determination and provide the Independent Expert with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner.

(h)                                The Independent Expert shall have no ex parte communications with any of the Parties concerning his or her determination.

(i)                                    A decision of the Independent Expert is final and binding on the Distributor and the Supplier, except in the case of manifest error.

(j)                                   Unless the Independent Expert, in his or her absolute discretion, determines that the conduct of any Party is such that it should bear all or a greater proportion, the costs and fees of the Independent Expert will be shared equally by the Distributor and the Supplier.

15.                              FORCE MAJEURE

(a)                                If a Party is prevented in whole or in part from carrying out its obligations under this Agreement (other than an obligation to pay money) as a result of any strike, act of God, war, lockout, interference of trade unions, act of government or government appointed agents, suspension of labour, fire, earthquake, flood, storm, tempest, accident, interruption to power or water supply, lack of freight facilities or delays on route, refusal of any necessary import or export licence or any other cause (a “Force Majeure Event”) beyond the reasonable control of the Party so prevented (the “Affected Party”), then, subject to paragraph (b), and provided the Affected Party:

(i)                                  gives prompt written notice to the other Party of the occurrence of the nature and expected duration of the Force Majeure Event; and

(ii)                               has taken all proper precautions, due care and reasonable alternative measures with the object of avoiding and mitigating the effects of the Force Majeure Event and of carrying out its obligations, the obligations of the Affected Party which cannot be performed (other than an obligation to pay money) shall be suspended during the period in which the Force Majeure Event continues, provided that should a shipment be suspended for more than 1 month after the giving of the notice referred to in sub-paragraph (a)(i) either the Distributor or the Supplier may at its option cancel the shipment or delivery.

(b)                                The Affected Party agrees to use its reasonable efforts to remedy any Force Majeure Event to the extent that it is reasonably possible to do so, it being understood that it is not required under paragraph (a) to settle any labour dispute against its will or to test the validity or refrain from testing the validity of any law, order or regulation.  Once any Force Majeure Event has been cured, the Supplier will recommence supply to the Distributor and the Other Distributor in priority to any other customers and in proportion to their relevant unfulfilled supply obligations.

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(c)                                 Subject to paragraph (d), where the Supplier has declared a Force Majeure Event and such Force Majeure Event has prevented it from Delivering Product under this Agreement, it shall be entitled to deduct the amount of Product which it was prevented from Delivering from the quantity to which its obligation under clause 4.2 of this Agreement applies.

(d)                                If the Force Majeure Event has prevented Delivery of Product but not prevented ore being mined from the Mining Operations, the Supplier shall not be entitled to deduct amount of Product as contemplated by paragraph (c).

(e)                                 If the Distributor is the Affected Party and the Force Majeure Event prevents it from taking Delivery at the Loading Port, the Supplier will be entitled to sell Product in the Territory upon whatever terms the Supplier (acting reasonably) thinks fit, having regard to the relevant Price.  Quantities of Product sold in accordance with this paragraph are deemed to have been delivered to Distributor for the purpose of determining whether the Supplier has fulfilled its obligations to deliver Product to the Distributor under this Agreement.

(f)                                  If, despite reasonable efforts on the part of the Affected Party to avoid or mitigate the effects of an Event of Force Majeure, the circumstances described in paragraph (a) continue substantially unabated for a period of 6 months from the date of the notice given under that paragraph:

(i)                                     the Parties must negotiate in good faith to find a resolution of the circumstances; and

(ii)                                  if they are unable to agree upon a resolution within 90 days after the expiry of the period of 6 months, either Party may terminate this Agreement upon 30 days notice in writing without prejudice to any other rights of the Parties accrued prior to the date of termination.

16.                              TERMINATION

(a)                                Either Party may terminate this Agreement immediately by notice to the other Party if the other Party commits a material breach of this Agreement, unless:

(i)                                  the breach is capable of remedy, in which case a Party may terminate this Agreement immediately by notice to the other Party if the other Party fails to remedy the breach within 30 days after being required in writing to do so; or

(ii)                               the breach relates to payment in respect of which there is a bona fide dispute outstanding between the Parties as to the quantum of a payment to be made.

(b)                                Each party’s further rights and obligations cease immediately on termination of this Agreement but termination does not affect:

(i)                                     a party’s accrued rights and obligations at the date of termination; and

(ii)                               the continued existence and validity of the rights and obligations of the parties under those clauses which are expressed to survive termination

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and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement.

(c)                                 On termination of this Agreement, the Supplier may elect (by written notice to the Distributor) to repurchase the stocks of Products as the Distributor may have at the time in store or under its control.  If the Supplier does not make such an election, the Distributor is permitted to sell and distribute those stocks of the Products as it may at the time have in store or under its control to third parties.

(d)                                The termination of this Agreement does not of itself give rise to any liability on the part of the Supplier to pay any compensation to the Distributor, including but not limited to, for loss of profits or goodwill.

(e)                                 The Supplier is entitled to cancel all orders placed by the Distributor prior to the date of termination which have been accepted by the Supplier without any liability of whatsoever nature to the Supplier.

17.                              LIMIT OF LIABILITY

(a)                                Despite any other provision in this Agreement and to the maximum extent permitted by law, neither Party will have any liability to the other for any Consequential Loss howsoever arising (including as a result of negligence or breach of any statutory duty).

(b)                                Subject to paragraph (a), the Parties are entitled to all remedies available to them (including damages) for breach of any term of this Agreement.

18.                              GOODS AND SERVICES TAX

18.1                       Interpretation

Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or in the A New Tax System (Goods and Services Tax) Regulations 1999 (Cth) have the same meaning in this clause.

18.2                       Consideration is GST Exclusive

Any consideration to be paid or provided to a Party for a supply made by that Party under or in connection with this Agreement is stated exclusive of GST.

18.3                       Gross Up of Consideration

Despite any other provision in this Agreement, if a Party (Supplying Party) makes a taxable supply under or in connection with this Agreement on which GST is imposed:

(a)                                the consideration payable or to be provided for that supply under this Agreement but for the application of this clause (GST exclusive consideration) is increased by, and the recipient of the supply (Receiving Party) must also pay to the Supplying Party, an amount equal to the GST exclusive consideration multiplied by the rate of GST applicable to the supply; and

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(b)                                subject to the Supplying Party giving the Receiving Party a Tax Invoice in relation to that supply, the amount by which the GST exclusive consideration is increased must be paid to the Supplying Party by the Receiving Party without set off, deduction or requirement for demand, on or before the Payment Date shown on the tax invoice.

18.4                       Reimbursements (Net Down)

If a payment to a Party under this Agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that Party, then the payment will be reduced by the amount of any input tax credit to which that Party is entitled for that loss, cost or expense.

18.5                       Requirements for Tax Invoices

Where the Supplier is required to provide a Tax Invoice to the Distributor, the Tax Invoice must comply with the requirements of the GST Law (as a Tax Invoice) and must, unless inconsistent with the GST Law, specify:

(a)                                the Supplier’s Australian Business Number;

(b)                                the Price due to the Supplier and the basis of its calculation;

(c)                                 the amount of any GST paid or payable by the Supplier with respect to the Price;

(d)                                the date of Delivery of the Product to which the Tax Invoice relates;

(e)                                 a description (including quantity) of the Product delivered;

(f)                                  if a discount is applicable, the discounted Price; and

(g)                                 the Supplier’s address for payment.

19.                              VIENNA CONVENTION

The Parties exclude any application of the United Nations Convention on Contracts for the International Sale of Goods adopted at Vienna, Australia on 11 April 1980, as given effect by the Sale of Goods (Vienna Convention) Act 1986 (WA) or any accession to or adoption of that convention at any time hereafter by the country in which the place of business of the Distributor is situated, to the sale and purchase of Product under this Agreement.

20.                              FAIRNESS

If there are changes in circumstances which the parties could not foresee at the time of entering into this Agreement, the Party concerned must contact the other Party and they will in good faith use their best endeavours to find an agreeable solution.  However, failure to find an agreeable solution will not result in a termination of this Agreement or relieve a Party from its obligations under this Agreement.

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21.                              OBLIGATIONS OF SUPPLIER

(a)                                The Supplier must not transfer legal ownership of the Mining Operations (directly or indirectly) to another party unless that party assumes all the rights and obligations under this Agreement by means of a deed of novation or similar instrument on terms reasonably acceptable to the Distributor.

(b)                                The Supplier shall use all reasonable endeavours to conduct its operations in relation to its Mining Operations in a good, workmanlike and commercially reasonable manner, in accordance with suitable engineering, mining and processing methods and practices with a view to:

(i)                                     maximising its profitability;

(ii)                                  ensuring that the Distributor receives its Offtake Percentage in each Supply Period; and

(iii)                            continuing to develop the Mining Operations in a prudent commercial manner to maximise the value from the ore body taking into account the Distributor’s long term view of the lithium market and taking into account the current reserves statement, and the Supplier acknowledges that, if it undertakes further mining developments or operations in the vicinity of the Mining Operations, any Product produced from ore recovered as a result of such further mining developments or operations will be subject to the terms of this Agreement.

22.                              CONFIDENTIALITY

22.1                       Confidentiality Restrictions

Subject to clause 22.2, a Party must not disclose, or use for a purpose other than contemplated by this agreement, any Confidential Information.

22.2                       Permitted Disclosure

(a)                                A Party may disclose any Confidential Information:

(i)                                  on a need to know basis and under corresponding obligations of confidence as imposed by this clause 22, to its officers, employees, professional advisors, related bodies corporate, or the officers, employees or professional advisors of its related bodies corporate;

(ii)                               in enforcing this Agreement or in a judicial or arbitral proceeding arising out of or in connection with this agreement;

(iii)                            to the extent required by law or the rules of any securities exchange on which any securities of the Party or a related body corporate of the Party are quoted;

(iv)                              to the extent required or permitted by this Agreement; or

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(v)                                 with the prior consent of the Party which originally supplied that Confidential Information (the disclosing Party) in connection with this agreement.

(b)                                A Party may disclose Confidential Information:

(i)                                     to the extent necessary in connection with a capital raising by the Party or a related body corporate of the Party;

(ii)                                  on a need to know basis and under corresponding obligations of confidence as imposed by this clause 22, to:

(A)                              a bona fide proposed or prospective purchaser of any shares from the Party;

(B)                              a bona fide current, proposed or prospective financier of the Party or a related body corporate of the Party; or

(C)                              officers, employees or professional advisors of such purchaser or financier.

22.3                       Prior Advice and Related Obligations

In the case of any disclosure of Confidential Information pursuant to clause 22.2(a)(iii), the Party must:

(a)                                notify the disclosing Party before or, if this is not practical, as soon as the disclosure is made; and

(b)                                use reasonable endeavours to (and assist the disclosing Party at the disclosing Party’s expense to) restrict distribution of the Confidential Information and otherwise take all reasonable steps to preserve its confidentiality.

22.4                       Damages Not an Adequate Remedy

Each Party acknowledges that:

(a)                                damages will not be an adequate remedy for any breach of this clause 22; and

(b)                                specific performance and injunctive relief are appropriate remedies for any threatened or actual breach (without the need to give an undertaking as to damages), in addition to any other remedies available at law or in equity under or independently of this agreement.

22.5                       Survival of Obligation

This clause 22 survives and continues to bind the parties for two years following termination of this agreement.

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23.                              GOVERNING LAW

This Agreement shall be governed by the law in force in Western Australia and each Party submits to the exclusive jurisdiction of the courts of Western Australia in relation to the Agreement.

24.                              NOTICES

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a)                                must be in writing in English and signed by the sender or a person duly authorised by the sender (or in the case of email, set out the full name and position or title of the sender or person duly authorised by the sender);

(b)                                must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand, fax or email to the address, fax number or email address set out on page 1 or the address, fax number or email address last notified by the intended recipient to the sender;

(c)                                 will be conclusively taken to be duly given or made:

(i)                                     in the case of delivery in person, when delivered;

(ii)                               in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii)                            in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error; and

(iv)                              in the case of email, the earlier of:

(A)                              the time that the sender receives an automated message from the intended recipient’s information system confirming delivery of the email; and

(B)                              the time that the intended recipient, or an employee or officer of the intended recipient acknowledges receipt,

but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place specified by the intended recipient as its postal address under paragraph (b), it will be conclusively taken to have been duly given or made at the start of business on the next business day in that place.

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25.                              MISCELLANEOUS

25.1                       Assignment

(a)                                Subject to paragraph (b), neither Party may assign this Agreement nor their rights and obligations hereunder without the prior written consent of the other Party, which must not be unreasonably withheld.

(b)                                The Distributor may nominate a related body corporate as the entity that is to purchase Product under this Agreement, provided that the Distributor will remain responsible for the performance of its obligations under this Agreement.

25.2                       Variation

Variation of any term of this Agreement must be in writing and signed by the Parties.

25.3                       Waiver

(a)                                An election not to exercise of any right, power, authority discretion or remedy arising upon default under this Agreement must be in writing and signed by the Party making the election.

(b)                                A failure or delay in exercise, or partial exercise, of a right, power, authority, discretion or remedy created or arising upon default under this Agreement, does not result in a waiver of that right.

(c)                                 A Party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Agreement or on a default under this Agreement as constituting a waiver of that right, power, authority, discretion or remedy.

(d)                                A Party may not rely on any conduct of another Party as a defence to exercise of a right, power, authority, discretion or remedy by that other Party.

25.4                       Costs

Each Party must pay its own costs and expenses of negotiating, preparing, executing and performing its obligations under this Agreement.

25.5                       Further Assurance

Each Party must do all things and execute all further documents necessary to give full effect to the transactions contemplated by this Agreement.

25.6                       Severance

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

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25.7                       Entire Agreement

This Agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

25.8                       Counterparts

This Agreement may be executed in counterparts.  All executed counterparts constitute one document.

EXECUTED as an agreement.

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SIGNING PAGE

Dated:

EXECUTED by TALISON LITHIUM AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director	Signature of director/company secretary*
*delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary*
(block letters)
*delete whichever is not applicable

Signed for ROCKWOOD LITHIUM GmbH by its authorised representative in the presence of:

Authorised Representative Signature

Witness Signature	Print Name

Print Name	Position

CLIFFORD CHANCE

EXECUTION VERSION

TALISON LITHIUM AUSTRALIA PTY LTD

TIANQI GROUP HK CO., LIMITED

DISTRIBUTION AGREEMENT

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16.	TERMINATION	19
17.	LIMIT OF LIABILITY	20
18.	GOODS AND SERVICES TAX	20
18.1	Interpretation	20
18.2	Consideration is GST Exclusive	20
18.3	Gross Up of Consideration	20
18.4	Reimbursements (Net Down)	21
18.5	Requirements for Tax Invoices	21
19.	VIENNA CONVENTION	21
20.	FAIRNESS	21
21.	OBLIGATIONS OF SUPPLIER	22
22.	CONFIDENTIALITY	22
22.1	Confidentiality Restrictions	22
22.2	Permitted Disclosure	22
22.3	Prior Advice and Related Obligations	23
22.4	Damages Not an Adequate Remedy	23
22.5	Survival of Obligation	23
23.	GOVERNING LAW	24
24.	NOTICES	24
25.	MISCELLANEOUS	25
25.1	Assignment	25
25.2	Variation	25
25.3	Waiver	25
25.4	Costs	25
25.5	Further Assurance	25
25.6	Severance	26
25.7	Entire Agreement	26
25.8	Counterparts	26
SIGNING PAGE		27

ii

DETAILS

Parties	Supplier and Distributor

Supplier	Name	Talison Lithium Australia Pty Ltd

	ABN	39 139 401 308

	Address	Level 4, 37 St Georges Terrace, Perth, Western Australia, 6000

	Fax	+61 8 9202 1144

	Email	Lorry.Mignacca@talisonlithium.com and Emma.Hall@talisonlithium.com

	Attention	CEO and Commercial Manager

Distributor	Name	Tianqi Group HK Co., Limited

	Incorporated in	Hong Kong (Companies Registry No. 1778886)

	Address	Room B, 14th Floor, Wah Hen Commercial Centre, 383 Henessy Road, Wanchai, Hong Kong, China

	Fax	+86 28 8518 3501

	Email	vivianwu@tianqilithium.com

	Attention	Vivian Wu

Recitals	A

The Supplier and the Distributor have agreed to enter into this distribution agreement in relation to the sale by the Supplier and the purchase by the Distributor of a percentage of production of Product from the Mining Operations owned by the Supplier.

	B	The Distributor shall have the right to take in each Contract Year during the Term a percentage of Product up to the Maximum Offtake

Date	See Signing page

1

GENERAL TERMS

1.                                     DEFINITIONS AND INTERPRETATION

1.1                              Definitions

In this Agreement:

“Acquisition Agreement” means the agreement entered into on 29 November 2013 between RT Lithium Limited, Tianqi Group HK Co., Limited, Leader Investment Corporation and Windfield, as amended and restated on 31 March 2014.

“Agreed Offtake Amount” has the meaning set out in clause 4.2.

“Agreement” means this agreement and its schedules.

“Affected Party” has the meaning set out in clause 15(a).

“Bank Account” means the bank account nominated by the Supplier to the Distributor in writing from time to time into which payments to the Supplier under this Agreement are to be made.

“Business Day” means a day which is not a Saturday, Sunday, or a public holiday in Chengdu, Frankfurt or Perth.

“Care and Maintenance Suspension” has the meaning set out in clause 12(a).

“Change of Control”, in relation to a Party, occurs when a person (or persons who are acting in concert in relation to the affairs of the Party or a holding company of the Party), who did not control the Party at the time it became a Party, begins to control the Party except if the Change of Control is caused solely by:

(a)                                a bona fide acquisition of shares in the capital of, or a bona fide reorganisation undertaken by, the ultimate holding company of the Party; or

(b)                                the Party beginning to be controlled by a subsidiary of its ultimate holding company.

“Commencement Date” means the date on which Completion occurs.

“Completion” means completion as defined in the Acquisition Agreement.

“Confidential Information” means:

(a)                                the existence of and terms of this Agreement; or

(b)                                any unpublished information or documents disclosed to a Party by the other Party in connection with this Agreement (including information and documents supplied before the date of this Agreement), but excludes information or documents which:

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(c)                                 at the time it was first disclosed to the Party, was already in the lawful possession of the Party; or

(d)                                becomes available to the Party lawfully through sources other than the other Party or its related bodies corporate.

“Confirmed Production” has the meaning set out in clause 4.1(b).

“Consequential Loss” means any loss or damage suffered by a party which is indirect or consequential loss or damage within the meaning of the common law including loss of profits, loss of goodwill or credit and loss of opportunity, however arising.

“Contract Year” means:

(a)                                for the first year, the period between the Commencement Date and 31 December of that year;

(b)                                subject to paragraph (c), for every year thereafter, the period between 1 January and 31 December inclusive; and

(c)                                 for the final year, the period between 1 January of that year and the date on which this Agreement expires or is earlier terminated.

“Corporations Law” means the Corporations Act 2001 (Cth).

“Deliver” means the Supplier delivering Product to the Distributor at the Loading Port in accordance with the terms of this Agreement, including in accordance with an Indicative Delivery Schedule.

“Discharge Port” means the destination port for a vessel carrying Product.

“Dispute” has the meaning set out in clause 14(a).

“End of Life of the Mining Operations” means the date on which the Supplier ceases to extract lithium ore from the Mining Operations, on the basis that it has decided, in good faith and on reasonable grounds, that the ore reserve at the Mining Operations has been depleted to such a level that it would be no longer economically feasible to continue to extract lithium ore to produce ore suitable for the production of technical grade product in commercially recoverable quantities.

“Estimated Production” has the meaning set out in clause 4.1(a).

“FOB” means “Free on Board” as that term is defined or described in Incoterms® 2010.

“Force Majeure Event” has the meaning set out in clause 15(a).

“Independent Expert” has the meaning set out in clause 14(b).

“Indicative Delivery Schedule” has the meaning set out in clause 5.1(a), as such Indicative Delivery Schedule may be amended pursuant to clause 5.1(b) from time to time.

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“Interest Rate” means the rate per annum being the sum of the Reference Rate on which the payment was due, plus a margin of 5%, calculated daily, where the Reference Rate is the arithmetic mean of the rates displayed at or about 10.30am (Perth time) on the Reuters screen LIBOR page for USD for a 3 month term and, if there is none, the Reference Rate will be the rate selected by the Supplier as equivalent.

“IMO” means the International Maritime Organisation.

“Loading Port” means the Port of Bunbury or the Port of Fremantle or such other port nominated by the Supplier for loading of Product for delivery by the Supplier.

“Maximum Offtake” means a quantity of Product that equals the Offtake Percentage of the Confirmed Production attributable to the relevant Contract Year and that is not contracted to be sold to a third party under a contract entered into before the Commencement Date.

“Mining Operations” means the Supplier’s lithium operation known as the Talison Greenbushes Lithium Operations located at Greenbushes, Western Australia, including the mine site and processing plants.

“Offtake Estimate” has the meaning set out in clause 4.1(c)(ii).

“Offtake Nomination” has the meaning set out in clause 4.1(c)(i).

“Offtake Percentage” means:

(a)                                for so long as the Distributor or a related body corporate of the Distributor is a holder of shares in Windfield, 50% of the Supplier’s actual production of Product from the Mining Operations; or

(b)                                if the Distributor or a related body corporate of the Distributor ceases to be a holder of shares in Windfield, the lesser of:

(i)                                   the quantity of the Supplier’s actual production of Product from the Mining Operations taken by the Distributor during the four Supply Periods immediately prior to the Distributor or a related body corporate of the Distributor ceasing to be a holder of shares in Windfield; and

(ii)                              50% of the Estimated Production for the Contract Year in which the Distributor or a related body corporate of the Distributor ceases to be a holder of shares in Windfield, provided that the quantity of Product determined in accordance with paragraph (b)(i) or (b)(ii) must not be more than 50% of the Estimated Production in any Contract Year after the Distributor or a related body corporate of the Distributor ceases to be a holder of shares in Windfield.

“Other Distribution Agreement” means the distribution agreement, on substantially the same terms as this Agreement, entered into by the Other Distributor and the Supplier on the date of this Agreement.

4

“Other Distributor” means Rockwood Lithium GmbH.

“Party” means either the Supplier or the Distributor and “Parties” means both the Supplier and the Distributor.

“Payment Date” means the due date for payment as shown in an invoice issued by the Supplier under this Agreement.

“Penalties” has the meaning set out in clause 7.2(a).

“Price” has the meaning set out in clause 7.1(a).

“Production Percentage” has the meaning set out in clause 4.3(a).

“Product” means any product produced by the Mining Operations that is not used for conversion to lithium carbonate, lithium hydroxide or other lithium chemicals.

“Shareholders Agreement” means the shareholders agreement entered into on 31 March 2014 between Chengdu Tianqi Group Co., Ltd., Tianqi Group HK Co., Limited, Sichuan Tianqi Lithium Industries, Inc., Tianqi UK Limited, RT Lithium Limited and Windfield.

“Specifications” has the meaning given in clause 9(a).

“Supply Period” means, for the first Supply Period, the period between the Commencement Date and 31 March 2014 and, thereafter, the periods between 1 April and 30 June inclusive, 1 July and 30 September inclusive, 1 October and 31 December inclusive and 1 January and 31 March inclusive.

“Telegraphic Transfer” means the electronic transfer of money affected by a sending bank and a receiving bank from one bank account to another bank account.

“Term” has the meaning set out in clause 3(a).

“Territory” means Peoples’ Republic of China, Hong Kong and Taiwan.

“Windfield” means Windfield Holdings Pty Ltd (ACN 160 456 164).

“Windfield Group” means Windfield and each of its subsidiaries from time to time and “Windfield Group Entity” means any one of them.

1.2                              Related Bodies Corporate

(a)                                Subject to paragraph (c), an entity is a related body corporate of a person if it is a holding company, a subsidiary or another subsidiary of a holding company of that person.

(b)                                Subject to paragraph (c), an entity is a subsidiary of another person (its holding company) if that person, whether directly or indirectly through one or more other subsidiaries:

(i)                                     holds a majority of the voting rights in it;

5

(ii)                               is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or equivalent managing body;

(iii)                            is a member or shareholder of it and controls alone, or pursuant to an agreement with other members or shareholders, a majority of the voting rights in it; or

(iv)                           has the right to exercise a dominant influence over it, for example by having the right to give directions with respect to its operating and financial policies, with which directions its directors or other officers are obliged to comply.

(c)                                 In respect of the use of the terms related body corporate, holding company and subsidiary in this Agreement:

(i)                                    no Windfield Group Entity is a related body corporate of the Distributor and vice versa, such that the Distributor is not a holding company of a Windfield Group Entity and no Windfield Group Entity is a subsidiary of the Distributor; and

(ii)                                 Sichuan Tianqi Lithium Industries, Inc. and it subsidiaries are deemed to be subsidiaries of Chengdu Tianqi Group Co., Ltd. and Chengdu Tianqi Group Co., Ltd. a holding company of those entities.

1.3                              Interpretation

The following rules apply to the interpretation of this Agreement:

(a)                                the singular includes the plural and vice versa, and a gender includes other genders;

(b)                                another grammatical form of a defined word or expression has a corresponding meaning;

(c)                                 a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(d)                                a reference to USD is to the currency of the United States of America;

(e)                                 a reference to AUD is to the currency of Australia;

(f)                                  a reference to a party is to a Party to this Agreement, and a reference to a party to a document includes the party’s officers, employees, executors, administrators, successors and permitted assigns and substitutes;

(g)                                 a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(h)                                a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

6

(i)                                    the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(j)                                   any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(k)                                any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(l)                                    a rule of construction does not apply to the disadvantage of a Party because the Party was responsible for the preparation of this Agreement or any part of it;

(m)                            if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(n)                                headings are for ease of reference only and do not affect interpretation; and

(o)                                a Party is to be taken to discharge an obligation under this Agreement or to exercise any right under this Agreement if the obligation is discharged or the right is exercised by a related body corporate of that Party.

2.                                     APPOINTMENT

The Supplier appoints the Distributor as its distributor to import, market, sell and distribute the Products in the Territory on the terms of this Agreement.

3.                                     TERM

(a)                                Subject to early termination under clauses 3(b) or 16, the term of this Agreement shall be the period commencing on the Commencement Date and ending on the later of:

(i)                                     the date which is 20 years after the Commencement Date; and

(ii)                                  the end of the term of the Shareholders Agreement,

(Term).

(b)                                This Agreement shall automatically terminate on the End of Life of the Mining Operations.

(c)                                 If the Distributor (or its related body corporate) ceases to be the holder of shares in Windfield, then the Parties will negotiate in good faith to make such amendments as are necessarily required to ensure compliance with applicable laws (including competition laws).

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4.                                     QUANTITY

4.1                              Production and Offtake Nominations

(a)                                In conjunction with the preparation of the draft Budget and Business Plan to be prepared in accordance with the Shareholders Agreement and, in any event by not later than 4 months prior to the commencement of each Contract Year (and within 3 months after the Commencement Date in the case of the first Contract Year), the Supplier and the Distributor must consult in good faith to determine the quantity of Product that the Supplier estimates will be produced in that Contract Year and the following Contract Year (Estimated Production).  Upon making such determination, the Supplier must provide notice to the Distributor setting out the amount of the Estimated Production so determined, with such notice to provide a breakdown of the Estimated Production for each calendar quarter during the applicable Contract Years.

(b)                                By not later than 30 September of each Contract Year (or within 4 months after the Commencement Date in the case of the first Contract Year), the Supplier must provide notice to the Distributor of the confirmed production volumes for Product in the following Contract Year (Confirmed Production), with such notice to provide a breakdown of the estimated production for each calendar quarter during the applicable Contract Year.

(c)                                 By not later than 30 October, 31 January, 30 April and 31 July of each Contract Year (and within 5 months after the Commencement Date in the case of the first Contract Year), the Distributor must:

(i)                                  notify the Supplier of the quantity of Product that the Distributor proposes to purchase in the next Supply Period (Offtake Nomination); and

(ii)                               provide the Supplier with an estimate of the quantity of Product that the Distributor is likely to purchase in the following three Supply Periods for which the relevant Offtake Nomination is made (Offtake Estimate).

The Distributor must not make an Offtake Nomination for a quantity of Product that would exceed the total amount of Confirmed Production for the relevant Supply Period.

(d)                                Subject to any other provision of this Agreement to the contrary, the Supplier must treat the Distributor on the same basis as the Other Distributor in relation to the sale and purchase of Product provided for in this Agreement.

(e)                                 If:

(i)                                  the Other Distributor does not contract with the Supplier to take its maximum offtake of Product for a Supply Period under the Other Distribution Agreement; and

(ii)                               the Distributor has made an Offtake Nomination for a quantity that exceeds the Maximum Offtake under this Agreement for that same Supply Period,

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then the Distributor will be obliged to purchase an amount of the Other  Distributor’s uncontracted quantity that is equal to the difference between the Other Distributor’s offtake nomination and its maximum offtake during the applicable Supply Period, provided however that the Distributor will not be required to purchase more than its Offtake Nomination.

4.2                              Obligation to Take and Deliver

The Supplier must sell to the Distributor, and the Distributor must purchase from the Supplier, the quantity of Product that the Distributor notifies as its Offtake Nomination for each Supply Period or such other amount as may be determined in accordance with clause 4.1(e) (in either case, Agreed Offtake Amount).

4.3                              Under and Over Production

(a)                                If the forecast production of Product from the Mining Operations is less than the Confirmed Production for the relevant Contract Year, the quantity of Product to be made available to the Distributor (and the Other Distributor) and the quantity of Product that the Supplier is obliged to Deliver to the Distributor will then be determined by multiplying the Agreed Offtake Amount by the Production Percentage, where the Production Percentage (expressed as a percentage) is calculated as follows:

Production	=	Forecast Production for relevant Contract Year	x 100
Percentage		Confirmed Production for relevant Contract Year

(b)                                If the forecast production of Product from the Mining Operations is more than the Confirmed Production for the relevant Contract Year, the Supplier must notify the Distributor as soon as reasonably practicable of the over production and the Distributor may elect to increase the quantity of Product to be Delivered by the Supplier. The increased quantity of Product nominated by the Distributor must not, unless otherwise agreed, exceed the amount determined by multiplying the Agreed Offtake Amount by the Production Percentage.

(c)                                 In order to determine whether the Supplier has delivered the Agreed Offtake Amount, the Supplier must, upon request, provide reasonable evidence and records to the Distributor at the end of each Contract Year in relation to the total quantity of Product produced in that Contract Year.

5.                                     DELIVERY AND SHIPPING

5.1                              Delivery

(a)                                The Supplier and the Distributor must consult in good faith to determine an indicative delivery schedule for each Supply Period (Indicative Delivery Schedule) in conjunction with the Offtake Nomination to be made in respect of that Supply Period.  The Indicative Delivery Schedule must specify the

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quantity of Product anticipated to be Delivered each month during the relevant Supply Period.

(b)                                Subject to clause 4.3, the Supplier will use all reasonable endeavours to Deliver Product to the Distributor in accordance with the Indicative Delivery Schedule. Each Party must inform the other Party as soon as practicable after it becomes aware of any circumstances that may have a material impact on the Indicative Delivery Schedule and the Parties agree to negotiate in good faith to agree mutually acceptable amendments to the Indicative Delivery Schedule.

(c)                                 Prior to each calendar quarter (commencing 1 January, 1 April, 1 July and 1 October), the Supplier must provide the Distributor with a forecast of its anticipated production for the succeeding quarter, and propose any necessary adjustment to the Indicative Delivery Schedule arising from any difference in the then anticipated production compared with the Confirmed Production provided under clause 4.1(b).

(d)                                Unless otherwise agreed by the Parties (acting reasonably), Product must be Delivered to the Distributor by the Supplier on an FOB basis to the Loading Port nominated in the Indicative Delivery Schedule.

(e)                                 All packaging of Product for Delivery must be in bulk.  Delivery of Product in smaller quantities will be to the Distributor’s cost.

5.2                              Deliveries of Out of Specification Product

(a)                                If at any time prior to the loading of a vessel or truck for Delivery to the Distributor, the Supplier determines that any delivery of Product will not meet the Specifications, the Supplier must provide notice of this to the Distributor as soon as practicable.

(b)                                Upon receipt of a notice pursuant to paragraph (a), the Supplier and the Distributor will meet to discuss in good faith the most appropriate steps to be taken having regard to the interests of both Parties.  If the Parties are unable to agree the most appropriate steps to be taken within 30 days of the notice being given under paragraph (a), then the Distributor may elect to reject the Product the subject of the proposed delivery.

(c)                                 If the Distributor rejects any delivery of Product pursuant to paragraph (b), the Supplier will negotiate in good faith with the Distributor (and the Other Distributor) to find a third party buyer for the relevant Delivery.

5.3                              Transport and Shipping

(a)                                The Supplier will organise:

(i)                                  the transportation of Product for Delivery from the Mining Operations to the Loading Port, the cost of which will be borne by the Supplier; and

(ii)                               such other transportation, shipping and logistics services from the Loading Port to the place of destination as may be required by the

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Distributor, including arranging for vessels to transport Product, scheduling and notification of arrival of vessels, freight, packaging, handling and storing of Product and such other transportation and shipping logistics services from the Loading Port to the place of destination as may be required by the Distributor on a full cost recovery basis.

(b)                                Subject to paragraph (c), if the Supplier enters into any arrangements with third parties for the provision of transportation, shipping and logistics services from the Loading Port to the place of destination for the purposes of any shipment of Product to be delivered to the Distributor pursuant to paragraph (a)(ii), then all risks relating to, and any liabilities associated with, such arrangements shall be borne by the Distributor.

(c)                                 Where any such transportation, shipping and logistics services arrangements entered into with third parties are not used solely for the purposes of Product to be delivered to the Distributor, any risks and liabilities to be borne by the Distributor under paragraph (b) shall be determined based on the proportion that the amount of Product to be delivered to the Distributor bears to the aggregate of all amounts of Product in respect of which the applicable services are being used.

5.4                              FOB Loading Terms at Loading Port

The Supplier is responsible for loading the Product on to the carrying vessel at the Loading Port at its own risk and expense.

5.5                              Insurance

The Supplier must maintain with reputable insurance companies such insurances as to cover the Mining Operations against such risks and perils and in such amounts customary in the case of similar operations, including:

(a)                                public (third party) liability and property damage to a limit of not less than AUD20,000,000 per event and in the aggregate; and

(b)                                road transport and loading cargo insurance for all Deliveries on an FOB basis to cover all cargo against loss, damage and theft.

6.                                     WEIGHING AND SAMPLING

6.1                              Loading Port

At the Loading Port, the Supplier (at the Supplier’s expense) must, in accordance with the Supplier’s standard practice, weigh, sample and determine the assay of the Products loaded on to each carrying vessel for Delivery to the Distributor.

6.2                              Documentation for Distributor

As soon as practicable after the loading of each carrying vessel for Delivery to the Distributor, the Supplier must provide to the Distributor:

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(a)                                a certificate setting out details of the weight, sample and assay of the Products as determined by the Supplier in accordance with clause 6.1, such certificate to include analysis by reference to the Specifications; and

(b)                                a complete set of three original FOB bills of lading.

The certificate provided by the Supplier under paragraph (a) will be final and binding in the absence of manifest error.

6.3                              Discharge Port

At the Discharge Port, the Distributor (at the Distributor’s expense) may conduct its own weighing, sampling and determination of the assay of the Product discharged from each carrying vessel for delivery to the Distributor.  Such weighing, sampling and determination of the assay of the Product by the Distributor will not impact upon the Supplier’s determination of those matters in accordance with clause 6.1.

7.                                     PRICE

7.1                              Price

(a)                                The price (Price) payable by the Distributor to the Supplier for each type of Product to be sold and purchased under this Agreement in each Contract Year shall be determined in accordance with the following formula:

Price = CY Production Costs + Agreed Margin

Where:

“CY Production Costs” means the AUD estimate of the costs to be incurred in connection with the production of the type of Product to be sold and purchased in the applicable Contract Year as set out in the approved annual budget which forms part of the approved Budget and Business Plan to be prepared in accordance with the Shareholders Agreement, converted into USD based on the exchange rate assumed in that budget; and

“Agreed Margin” means the USD amount calculated by deducting the 2013 Production Costs for the relevant Product type from the Base Price for that Product type.  For the purposes of this definition:

(i)                                  “Base Price” means the weighted average FOB price (expressed in USD) received by the Supplier for each type of Product sold during the 2013 calendar year or, if no Product of that type was produced in the 2013 calendar year, the most recent year in which that type of Product was produced.  For the avoidance of doubt, if the relevant type of Product was sold on a CIF, CFR or other non-FOB basis, then the FOB Price shall be determined by deducting any component of the invoiced price for shipments of that Product type that is attributable to freight and other non-FOB costs and charges; and

(ii)                               “2013 Production Costs” means the cost of production for each type of Product sold during the 2013 calendar year or, if no Product of that type

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was produced in the 2013 calendar year, the most recent year in which that type of Product was produced, converted into USD where 1USD = 0.9345AUD.

For the avoidance of doubt, the Agreed Margin may be different for each type of Product.

(b)                                The Supplier shall provide notice of the Price determined in accordance with paragraph (a) to the Distributor by not later than one month prior to the commencement of each Calendar Year.

(c)                                 The Parties will meet annually to discuss in good faith and agree whether the Agreed Margin in paragraph (a) should be adjusted to reflect the current market price for that Product.  It is envisaged that movements in the global lithium carbonate price will be the reference point used to determine a change in the Agreed Margin.

(d)                                If the Parties are unable to agree to adjust the pricing mechanism under as part of the good faith discussions contemplated by paragraph (c), then until such time as the Parties are able to agree new pricing mechanism, the Price will be determined in accordance with the mechanism contained in paragraph (a).

(e)                                 The Price for Product purchased by the Distributor under this Agreement will be the same as the price on an FOB basis paid by the Other Distributor pursuant to the Other Distribution Agreement for each Product type.

7.2                              Penalties

(a)                                The Supplier and the Distributor shall enter into good faith discussions to determine the penalties that will apply if the Product Delivered by the Supplier does not meet the Specifications (Penalties).  For the purposes of this paragraph (a), each Party agrees that it will not adopt positions during any good faith discussions that are intended to create an economic advantage for that Party.

(b)                                No Penalty can apply to any Delivery of Product which meets the Specifications.

8.                                     PAYMENT

8.1                              Payment

(a)                                The Supplier will issue an invoice for each Delivery of Product.  The amount of the invoice will be calculated on the basis of the information stated in the certificate provided by the Supplier in accordance with clause 6.2 and the applicable Price.

(b)                                The Distributor must pay each invoice by Telegraphic Transfer to the Bank Account in immediately available funds on or before the Payment Date shown in the invoice (being no less than 60 days after the relevant bill of lading).

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8.2                              Disputed Amounts

If a Party disputes an amount payable by it under this clause 8, that Party shall pay any undisputed amount in accordance with this clause 8.

8.3                              Evidence of Basis of Calculations

Upon request by the Distributor, the Supplier shall provide the Distributor with all documents or other information reasonably necessary to support the amount of any invoice issued by the Supplier.

8.4                              Interest

If the Distributor does not pay an amount payable by it under this Agreement by the Payment Date for the relevant amount, then interest accrues on any unpaid amount at the Interest Rate from the Payment Date until that amount is paid in full. The right of the Supplier to require payment of interest under this clause is without prejudice to any other rights it may have against the Distributor at law or in equity.

9.                                     SPECIFICATIONS

(a)                                Product delivered by the Supplier to the Distributor must meet the specifications set out in the Talison Technical Grade Product Specifications, as such specifications may be adjusted in accordance with paragraph (b) (Specifications).

(b)                                If, as a consequence of changes in the ore body at the Mining Operations, Product to be delivered by the Supplier to the Distributor under this Agreement may not meet the specifications set out in the Talison Technical Grade Product Specifications, the Parties agree to negotiate in good faith with a view to agreeing amendments to such specifications. Such negotiations are to be conducted in a timely manner in order to ensure that the Parties can continue to perform their obligations under this Agreement

10.                              DISTRIBUTOR’S OBLIGATIONS

(a)                                The Distributor undertakes and agrees with the Supplier at all times during the term of this Agreement:

(i)                                  to refrain from making active sales of the Products to customers anywhere other than in the Territory. For these purposes, making active sales shall be understood to mean actively approaching or soliciting customers, including by way of the following actions:

(A)                              visits to customers;

(B)                              direct mail, including the sending of unsolicited emails; and

(C)                              advertising;

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(ii)                               to refrain from establishing or maintaining any branch, sale outlet or distribution depot other than in the Territory for the sale of the Products;

(iii)                            to refrain from actively selling the Products other than in the Territory;

(iv)                           if the Distributer so determines, to maintain on its own account an inventory of the Products at levels which are appropriate and adequate for the Distributor to meet all customer delivery for the Products throughout the Territory;

(v)                              to arrange at its own expense for the advertising and promotion proposed in that programme;

(vi)                           not to:

(A)                              represent itself as an agent of the Supplier for any purpose;

(B)                              pledge the Supplier’s credit;

(C)                              give any condition or warranty or make any representation on the Supplier’s behalf or commit the Supplier to any contracts; or

(D)                              otherwise incur any liability for or on behalf of the Supplier;

(vii)                        to inform the Supplier immediately of any Change of Control of the Distributor, and of any change in its organisation or method of doing business which might be expected to affect the performance of the Distributor’s duties under this Agreement;

(viii)                     to keep full and proper books of account and records showing clearly all enquiries, quotations, transactions and proceedings relating to the Products; and

(ix)                           to indemnify and forever hold harmless the Supplier on demand against each loss, liability and cost which the Supplier may incur or sustain arising out of the breach of the Distributor’s obligations under this Agreement.

(b)                                The Distributor is responsible for obtaining any necessary import licences or permits necessary for the entry of the Products into the Territory or their delivery to the Distributor and for any and all customs duties, clearance charges, taxes, brokers’ fees or other amounts payable in connection with that importation and delivery.

(c)                                 The expenses, costs and charges incurred by the Distributor in the performance of its obligations under this Agreement shall be paid by the Distributor, unless the Supplier has expressly agreed beforehand in writing to pay those expenses, costs and charges.

(d)                                The Distributor is solely responsible for the collection, remittance and payments of any or all taxes, charges, levies, assessments and other fees of any

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kind imposed by governmental or other authority in respect of the purchase, sale, importation, lease or other distribution of the Products.

11.                              SUPPLIER’S OBLIGATIONS

The Supplier undertakes and agrees with the Distributor at all times during the term of this Agreement:

(a)                                to supply the Products only to the Distributor for resale and not itself to supply the Products to customers;

(b)                                to direct customer approaches made to it for the supply of Products into the Territory to the Distributor;

(c)                                 to provide such technical or product or market or customer information that the Distributor requests; and

(d)                                support the Distributor for 6 months from the Commencement Date to transition existing marketing and sales activities (such as joint visits, training of personnel on product and logistics) to the Distributor.

12.                              TEMPORARY CLOSURE — CARE AND MAINTENANCE

(a)                                If the Supplier, acting in good faith and on reasonable grounds, determines that it is not economically feasible to operate the Mining Operations, the Supplier may temporarily suspend operations and is relieved of its obligations to sell and deliver Product under this Agreement (Care and Maintenance Suspension) but only after providing the Distributor with no less than 12 months prior written notice of its intention to suspend operations for such period.

(b)                                If the Supplier proposes to recommence production at the Mining Operations following a Care and Maintenance Suspension then:

(i)                                  the Supplier must, as soon as practicable, notify the Distributor in writing that it intends to recommence production at the Mining Operations;

(ii)                               if the period of the Care and Maintenance Suspension is greater than 3 months, the Distributor may, purchase Product from other sources until the Care and Maintenance Suspension longer applies; and

(iii)                            unless the Distributor terminates this Agreement, the Supplier is no longer relieved from its obligations to sell and deliver Product under this Agreement.

13.                              TITLE AND RISK

13.1                       Risk

All risk of loss or destruction of the Product or damage to the Product in connection with each Delivery of Product shall pass from the Supplier to the Distributor at the

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moment the Product in that Delivery is fully loaded onto the carrying vessel at the Loading Port.

13.2                       Title

Title to the Product in each Delivery shall pass from the Supplier to the Distributor upon the Product in that Delivery being fully loaded onto the carrying vessel at the Loading Port.

14.                              DISPUTE RESOLUTION

(a)                                If there is a dispute between the Parties relating to the Agreement that is stated to be resolved by reference to an Independent Expert (Dispute), senior representatives from each Party must first meet promptly and use all reasonable endeavours acting in good faith to resolve the Dispute by joint discussions.

(b)                                If the Parties are unable to resolve a Dispute in accordance with paragraph (a), the Parties agree to resolve the Dispute by referring the Dispute to an independent expert (Independent Expert).

(c)                                 The Independent Expert must be:

(i)                                  a person, agreed to by the Distributor and the Supplier, who is of good repute with expertise and extensive experience in the lithium Product industry which expertise and extensive experience must be relevant to the matters to be decided (and that person must have no direct or indirect personal interest in the outcome of the dispute); or

(ii)                               if the Distributor and the Supplier cannot agree within 10 Business Days of either Party sending a notice to the other of a Dispute, a person nominated by the Chairman of the Institute of Arbitrators & Mediators Australia (Western Australian Chapter) or his or her nominee.

(d)                                Upon the appointment of an Independent Expert, the Distributor and the Supplier must each submit to the Independent Expert in writing their positions in relation to the Dispute setting out in adequate detail the reasons why their position is appropriate.

(e)                                 The Independent Expert must then promptly determine the Dispute and provide the Parties with a written determination with reasons.

(f)                                  In making his or her determination, the Independent Expert is entitled to:

(i)                                  seek the assistance of an accountant, lawyer, barrister or other expert where the Dispute involves a matter or question which the Independent Expert is not qualified to consider;

(ii)                               make inquiries and receive further information from the Parties as he or she may require for the purposes of the determination, provided that both Parties must be copied on any such inquiry; and

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(iii)                           set a timeline and procedure to which the Parties must adhere during the course of the Dispute process, including confidentiality obligations, preparation of submissions and answers to questions.

(g)                               The Parties agree to cooperate fully in the expeditious conduct of the Independent Expert’s determination and provide the Independent Expert with access to all facilities, books, records, documents, information and personnel necessary to make a fully informed decision in an expeditious manner.

(h)                               The Independent Expert shall have no ex parte communications with any of the Parties concerning his or her determination.

(i)                                   A decision of the Independent Expert is final and binding on the Distributor and the Supplier, except in the case of manifest error.

(j)                                  Unless the Independent Expert, in his or her absolute discretion, determines that the conduct of any Party is such that it should bear all or a greater proportion, the costs and fees of the Independent Expert will be shared equally by the Distributor and the Supplier.

15.                              FORCE MAJEURE

(a)                               If a Party is prevented in whole or in part from carrying out its obligations under this Agreement (other than an obligation to pay money) as a result of any strike, act of God, war, lockout, interference of trade unions, act of government or government appointed agents, suspension of labour, fire, earthquake, flood, storm, tempest, accident, interruption to power or water supply, lack of freight facilities or delays on route, refusal of any necessary import or export licence or any other cause (a “Force Majeure Event”) beyond the reasonable control of the Party so prevented (the “Affected Party”), then, subject to paragraph (b), and provided the Affected Party:

(i)                                  gives prompt written notice to the other Party of the occurrence of the nature and expected duration of the Force Majeure Event; and

(ii)                               has taken all proper precautions, due care and reasonable alternative measures with the object of avoiding and mitigating the effects of the Force Majeure Event and of carrying out its obligations, the obligations of the Affected Party which cannot be performed (other than an obligation to pay money) shall be suspended during the period in which the Force Majeure Event continues, provided that should a shipment be suspended for more than 1 month after the giving of the notice referred to in sub-paragraph (a)(i) either the Distributor or the Supplier may at its option cancel the shipment or delivery.

(b)                               The Affected Party agrees to use its reasonable efforts to remedy any Force Majeure Event to the extent that it is reasonably possible to do so, it being understood that it is not required under paragraph (a) to settle any labour dispute against its will or to test the validity or refrain from testing the validity of any law, order or regulation.  Once any Force Majeure Event has been cured, the Supplier will recommence supply to the Distributor and the Other

18

Distributor in priority to any other customers and in proportion to their relevant unfulfilled supply obligations.

(c)                                Subject to paragraph (d), where the Supplier has declared a Force Majeure Event and such Force Majeure Event has prevented it from Delivering Product under this Agreement, it shall be entitled to deduct the amount of Product which it was prevented from Delivering from the quantity to which its obligation under clause 4.2 of this Agreement applies.

(d)                               If the Force Majeure Event has prevented Delivery of Product but not prevented ore being mined from the Mining Operations, the Supplier shall not be entitled to deduct amount of Product as contemplated by paragraph (c).

(e)                                If the Distributor is the Affected Party and the Force Majeure Event prevents it from taking Delivery at the Loading Port, the Supplier will be entitled to sell Product in the Territory upon whatever terms the Supplier (acting reasonably) thinks fit, having regard to the relevant Price.  Quantities of Product sold in accordance with this paragraph are deemed to have been delivered to Distributor for the purpose of determining whether the Supplier has fulfilled its obligations to deliver Product to the Distributor under this Agreement.

(f)                                 If, despite reasonable efforts on the part of the Affected Party to avoid or mitigate the effects of an Event of Force Majeure, the circumstances described in paragraph (a) continue substantially unabated for a period of 6 months from the date of the notice given under that paragraph:

(i)                                  the Parties must negotiate in good faith to find a resolution of the circumstances; and

(ii)                               if they are unable to agree upon a resolution within 90 days after the expiry of the period of 6 months, either Party may terminate this Agreement upon 30 days notice in writing without prejudice to any other rights of the Parties accrued prior to the date of termination.

16.                              TERMINATION

(a)                               Either Party may terminate this Agreement immediately by notice to the other Party if the other Party commits a material breach of this Agreement, unless:

(i)                                  the breach is capable of remedy, in which case a Party may terminate this Agreement immediately by notice to the other Party if the other Party fails to remedy the breach within 30 days after being required in writing to do so; or

(ii)                               the breach relates to payment in respect of which there is a bona fide dispute outstanding between the Parties as to the quantum of a payment to be made.

(b)                               Each party’s further rights and obligations cease immediately on termination of this Agreement but termination does not affect:

(i)                                  a party’s accrued rights and obligations at the date of termination; and

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(ii)                               the continued existence and validity of the rights and obligations of the parties under those clauses which are expressed to survive termination and any provisions of this Agreement necessary for the interpretation or enforcement of this Agreement.

(c)                                On termination of this Agreement, the Supplier may elect (by written notice to the Distributor) to repurchase the stocks of Products as the Distributor may have at the time in store or under its control.  If the Supplier does not make such an election, the Distributor is permitted to sell and distribute those stocks of the Products as it may at the time have in store or under its control to third parties.

(d)                               The termination of this Agreement does not of itself give rise to any liability on the part of the Supplier to pay any compensation to the Distributor, including but not limited to, for loss of profits or goodwill.

(e)                                The Supplier is entitled to cancel all orders placed by the Distributor prior to the date of termination which have been accepted by the Supplier without any liability of whatsoever nature to the Supplier.

17.                              LIMIT OF LIABILITY

(a)                               Despite any other provision in this Agreement and to the maximum extent permitted by law, neither Party will have any liability to the other for any Consequential Loss howsoever arising (including as a result of negligence or breach of any statutory duty).

(b)                               Subject to paragraph (a), the Parties are entitled to all remedies available to them (including damages) for breach of any term of this Agreement.

18.                              GOODS AND SERVICES TAX

18.1                       Interpretation

Words or expressions used in this clause which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) or in the A New Tax System (Goods and Services Tax) Regulations 1999 (Cth) have the same meaning in this clause.

18.2                       Consideration is GST Exclusive

Any consideration to be paid or provided to a Party for a supply made by that Party under or in connection with this Agreement is stated exclusive of GST.

18.3                       Gross Up of Consideration

Despite any other provision in this Agreement, if a Party (Supplying Party) makes a taxable supply under or in connection with this Agreement on which GST is imposed:

(a)                               the consideration payable or to be provided for that supply under this Agreement but for the application of this clause (GST exclusive consideration) is increased by, and the recipient of the supply (Receiving Party) must also pay to the Supplying Party, an amount equal to the GST

20

exclusive consideration multiplied by the rate of GST applicable to the supply; and

(b)                               subject to the Supplying Party giving the Receiving Party a Tax Invoice in relation to that supply, the amount by which the GST exclusive consideration is increased must be paid to the Supplying Party by the Receiving Party without set off, deduction or requirement for demand, on or before the Payment Date shown on the tax invoice.

18.4                       Reimbursements (Net Down)

If a payment to a Party under this Agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that Party, then the payment will be reduced by the amount of any input tax credit to which that Party is entitled for that loss, cost or expense.

18.5                       Requirements for Tax Invoices

Where the Supplier is required to provide a Tax Invoice to the Distributor, the Tax Invoice must comply with the requirements of the GST Law (as a Tax Invoice) and must, unless inconsistent with the GST Law, specify:

(a)                               the Supplier’s Australian Business Number;

(b)                               the Price due to the Supplier and the basis of its calculation;

(c)                                the amount of any GST paid or payable by the Supplier with respect to the Price;

(d)                               the date of Delivery of the Product to which the Tax Invoice relates;

(e)                                a description (including quantity) of the Product delivered;

(f)                                 if a discount is applicable, the discounted Price; and

(g)                                the Supplier’s address for payment.

19.                              VIENNA CONVENTION

The Parties exclude any application of the United Nations Convention on Contracts for the International Sale of Goods adopted at Vienna, Australia on 11 April 1980, as given effect by the Sale of Goods (Vienna Convention) Act 1986 (WA) or any accession to or adoption of that convention at any time hereafter by the country in which the place of business of the Distributor is situated, to the sale and purchase of Product under this Agreement.

20.                              FAIRNESS

If there are changes in circumstances which the parties could not foresee at the time of entering into this Agreement, the Party concerned must contact the other Party and they will in good faith use their best endeavours to find an agreeable solution.

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However, failure to find an agreeable solution will not result in a termination of this Agreement or relieve a Party from its obligations under this Agreement.

21.                              OBLIGATIONS OF SUPPLIER

(a)                               The Supplier must not transfer legal ownership of the Mining Operations (directly or indirectly) to another party unless that party assumes all the rights and obligations under this Agreement by means of a deed of novation or similar instrument on terms reasonably acceptable to the Distributor.

(b)                               The Supplier shall use all reasonable endeavours to conduct its operations in relation to its Mining Operations in a good, workmanlike and commercially reasonable manner, in accordance with suitable engineering, mining and processing methods and practices with a view to:

(i)                                 maximising its profitability;

(ii)                              ensuring that the Distributor receives its Offtake Percentage in each Supply Period; and

(iii)                           continuing to develop the Mining Operations in a prudent commercial manner to maximise the value from the ore body taking into account the Distributor’s long term view of the lithium market and taking into account the current reserves statement, and the Supplier acknowledges that, if it undertakes further mining developments or operations in the vicinity of the Mining Operations, any Product produced from ore recovered as a result of such further mining developments or operations will be subject to the terms of this Agreement.

22.                              CONFIDENTIALITY

22.1                       Confidentiality Restrictions

Subject to clause 22.2, a Party must not disclose, or use for a purpose other than contemplated by this agreement, any Confidential Information.

22.2                       Permitted Disclosure

(a)                               A Party may disclose any Confidential Information:

(i)                                  on a need to know basis and under corresponding obligations of confidence as imposed by this clause 22, to its officers, employees, professional advisors, related bodies corporate, or the officers, employees or professional advisors of its related bodies corporate;

(ii)                               in enforcing this Agreement or in a judicial or arbitral proceeding arising out of or in connection with this agreement;

(iii)                            to the extent required by law or the rules of any securities exchange on which any securities of the Party or a related body corporate of the Party are quoted;

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(iv)                           to the extent required or permitted by this Agreement; or

(v)                              with the prior consent of the Party which originally supplied that Confidential Information (the disclosing Party) in connection with this agreement.

(b)                               A Party may disclose Confidential Information:

(i)                                  to the extent necessary in connection with a capital raising by the Party or a related body corporate of the Party;

(ii)                               on a need to know basis and under corresponding obligations of confidence as imposed by this clause 22, to:

(A)                              a bona fide proposed or prospective purchaser of any shares from the Party;

(B)                              a bona fide current, proposed or prospective financier of the Party or a related body corporate of the Party; or

(C)                              officers, employees or professional advisors of such purchaser or financier.

22.3                       Prior Advice and Related Obligations

In the case of any disclosure of Confidential Information pursuant to clause 22.2(a)(iii), the Party must:

(a)                               notify the disclosing Party before or, if this is not practical, as soon as the disclosure is made; and

(b)                               use reasonable endeavours to (and assist the disclosing Party at the disclosing Party’s expense to) restrict distribution of the Confidential Information and otherwise take all reasonable steps to preserve its confidentiality.

22.4                       Damages Not an Adequate Remedy

Each Party acknowledges that:

(a)                               damages will not be an adequate remedy for any breach of this clause 22; and

(b)                               specific performance and injunctive relief are appropriate remedies for any threatened or actual breach (without the need to give an undertaking as to damages), in addition to any other remedies available at law or in equity under or independently of this agreement.

22.5                       Survival of Obligation

This clause 22 survives and continues to bind the parties for two years following termination of this agreement.

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23.                              GOVERNING LAW

This Agreement shall be governed by the law in force in Western Australia and each Party submits to the exclusive jurisdiction of the courts of Western Australia in relation to the Agreement.

24.                              NOTICES

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a)                               must be in writing in English and signed by the sender or a person duly authorised by the sender (or in the case of email, set out the full name and position or title of the sender or person duly authorised by the sender);

(b)                               must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand, fax or email to the address, fax number or email address set out on page 1 or the address, fax number or email address last notified by the intended recipient to the sender;

(c)                                will be conclusively taken to be duly given or made:

(i)                                  in the case of delivery in person, when delivered;

(ii)                               in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii)                            in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number or name of recipient and indicating that the transmission has been made without error; and

(iv)                           in the case of email, the earlier of:

(A)                            the time that the sender receives an automated message from the intended recipient’s information system confirming delivery of the email; and

(B)                              the time that the intended recipient, or an employee or officer of the intended recipient acknowledges receipt,

but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place specified by the intended recipient as its postal address under paragraph (b), it will be conclusively taken to have been duly given or made at the start of business on the next business day in that place.

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25.                              MISCELLANEOUS

25.1                       Assignment

(a)                               Subject to paragraphs (b) and (c), neither Party may assign this Agreement nor their rights and obligations hereunder without the prior written consent of the other Party, which must not be unreasonably withheld.

(b)                               The Distributor may nominate a related body corporate as the entity that is to purchase Product under this Agreement, provided that the Distributor will remain responsible for the performance of its obligations under this Agreement.

(c)                                Subject to the applicable related body corporate obtaining any necessary board or shareholder approvals and satisfying any other requirements under any applicable law, the Distributor will be entitled to assign this Agreement to that related body corporate without the consent of the Supplier.

25.2                       Variation

Variation of any term of this Agreement must be in writing and signed by the Parties.

25.3                       Waiver

(a)                               An election not to exercise of any right, power, authority discretion or remedy arising upon default under this Agreement must be in writing and signed by the Party making the election.

(b)                               A failure or delay in exercise, or partial exercise, of a right, power, authority, discretion or remedy created or arising upon default under this Agreement, does not result in a waiver of that right.

(c)                                A Party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Agreement or on a default under this Agreement as constituting a waiver of that right, power, authority, discretion or remedy.

(d)                               A Party may not rely on any conduct of another Party as a defence to exercise of a right, power, authority, discretion or remedy by that other Party.

25.4                       Costs

Each Party must pay its own costs and expenses of negotiating, preparing, executing and performing its obligations under this Agreement.

25.5                       Further Assurance

Each Party must do all things and execute all further documents necessary to give full effect to the transactions contemplated by this Agreement.

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25.6                       Severance

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

25.7                       Entire Agreement

This Agreement constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

25.8                       Counterparts

This Agreement may be executed in counterparts.  All executed counterparts constitute one document.

EXECUTED as an agreement.

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SIGNING PAGE

Dated:

EXECUTED by TALISON LITHIUM AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:

Signature of director	Signature of director/company secretary* *delete whichever is not applicable

Name of director (block letters)	Name of director/company secretary* (block letters) *delete whichever is not applicable

Executed by TIANQI GROUP HK CO., LIMITED in the presence of:

Witness Signature	Director Signature

Print Name	Print Name

Executed

Signed for Chengdu Tianqi Group, Co., Ltd. by its authorised representative in the presence of:	/s/ JIANG WEIPING
Authorised Representative Signature

/s/ JIANG ANQI	Jiang Weiping
Witness Signature	Print Name

Jiang Anqi	Chairman
Print Name	Position

Executed by Tianqi Group HK Co., Limited in the presence of:

/s/ YU SONG	/s/ WU WEI
Witness Signature	Director Signature

Yu Song	Wu Wei
Print Name	Print Name

Signed for Sichuan Tianqi Lithium Industries, Inc. by its authorised representative in the presence of:	/s/ WU WEI
Authorised Representative Signature

/s/ YU SONG	Wu Wei
Witness Signature	Print Name

Yu Song	General Manager
Print Name	Position

Executed by Tianqi UK Limited in the presence of:

/s/ YU SONG	/s/ WU WEI
Witness Signature	Director Signature

Yu Song	Wu Wei
Print Name	Print Name

Signed for RT Lithium Limited by its authorised representative in the presence of:
/s/ STEFFEN HABER
Authorised Representative Signature

/s/ MARCUS BRUNE	Dr. Steffen Haber
Witness Signature	Print Name

Dr. Marcus Brune	Director
Print Name	Position

Executed in accordance with section 127 of the Corporations Act 2001 by Windfield Holdings Pty Ltd:

/s/ PETER OLIVER	/s/ ROBERT VAN ERP
Director Signature	Director/Secretary Signature

Peter Oliver	Robert Van Erp
Print Name	Print Name